Statement of Additional Information





                                   May 1, 1995

                          (as revised November 3, 1995)



This Statement of Additional Information, which applies to Retail and Institutional Shares of the Conestoga Cash Management Fund, the Conestoga Tax-Free Fund, the Conestoga U.S. Treasury Securities Fund, the Conestoga Equity Fund, the Conestoga International Equity Fund, the Conestoga Special Equity Fund, Conestoga Bond (formerly the Income Fund) Fund, the Conestoga Intermediate Income (formerly the Limited Maturity Fund) Fund, the Conestoga Pennsylvania Tax-Free Bond Fund, the Conestoga Short-Term Income Fund, and the Conestoga Balanced Fund (the "Funds") is meant to be read in conjunction with the Prospectuses dated February 21, 1995 with respect to Retail and Institutional Shares of the Funds (collectively, the "Prospectuses" and individually a "Prospectus"), and is incorporated by reference in its entirety into the Prospectuses. Because this Statement of Additional Information is not itself a prospectus, no investment in Retail or Institutional Shares of any Fund should be made solely upon the information contained herein. Copies of each Prospectus may be obtained by writing Conestoga Family of Funds at 680 East Swedesford Road, Wayne, Pennsylvania 19087-1658 or by telephoning (800) 344-2716.






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                                                 TABLE OF CONTENTS

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THE COMPANY.....................................................................................................  1

INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS................................................................  1
         Portfolio Transactions.................................................................................  1
         Portfolio Turnover.....................................................................................  4
         Additional Information on Portfolio Instruments........................................................  4
         Special Risks and Considerations with respect to the Pennsylvania
                  Tax-Free Bond ................................................................................ 22
         Investment Restrictions................................................................................ 26

VALUATION....................................................................................................... 28
         Valuation of the Money Market Funds.................................................................... 29
         Valuation of the Non-Money Market Funds................................................................ 29

ADDITIONAL PURCHASE AND REDEMPTION INFORMATION.................................................................. 31
         Calculation of Offering Price.......................................................................... 31
         Matters Affecting Purchase and Redemption.............................................................. 32

ADDITIONAL INFORMATION CONCERNING TAXES......................................................................... 33
         General  .............................................................................................. 33
         Taxation of Certain Financial Instruments.............................................................. 35
         Special Considerations Pertaining to the
                  Tax-Free and Pennsylvania Tax-Free Bond Funds................................................. 38

MANAGEMENT OF THE COMPANY....................................................................................... 42
         Trustees .............................................................................................. 42
         Officers............................................................................................... 43
         Investment Advisor..................................................................................... 45
         Sub-advisor............................................................................................ 46
         Banking Laws........................................................................................... 47
         Administrator.......................................................................................... 48
         Fund Accountant........................................................................................ 49
         Transfer Agent......................................................................................... 50
         Distributor............................................................................................ 51
         Distribution and Services Plan......................................................................... 51
         Custodians............................................................................................. 51
         Counsel  .............................................................................................. 52
         Financial Statements....................................................................................52

PERFORMANCE INFORMATION......................................................................................... 52
         General  .............................................................................................. 52
         Yields of the Cash Management, Tax-Free, U.S. Treasury
                  Securities and Pennsylvania Tax-Free Bond Funds............................................... 53
         The Non-Money Market Funds............................................................................. 54

MISCELLANEOUS................................................................................................... 58



APPENDIX........................................................................................................A-1

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                                  THE COMPANY

         Conestoga Family of Funds (the "Company") is an open-end management investment company. This Statement of Additional Information relates to Retail and Institutional Shares in each of the Company's eleven separate investment portfolios: three Money Market Funds: the Cash Management Fund; the U.S. Treasury Securities Fund and the Tax-Free Fund, and the eight Non-Money Market
Funds: the Equity Fund; the International Equity Fund; the Special Equity Fund; the Bond Fund (formerly the Income Fund); the Intermediate Income Fund (formerly the Limited Maturity Fund); the Pennsylvania Tax-Free Bond Fund; the Short-Term Income Fund and the Balanced Fund. Each of the Funds with the exception of the Pennsylvania Tax-Free Bond Fund, is a diversified investment portfolio. Retail and Institutional Shares of each Fund are described in the applicable Prospectus. No investment in shares of a Fund should be made without first reading the applicable Prospectus. Much of the information contained in this Statement of Additional Information expands on subjects discussed in the Prospectuses. Capitalized terms not otherwise defined herein are defined in the Prospectuses.


                INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS


Portfolio Transactions

         Subject to the general control of the Company's Board of Trustees, the Company's investment advisor, Meridian Investment Company (the "Investment Advisor"), is responsible for, makes decisions with respect to and places orders for all purchases and sales of portfolio securities for the Funds. Marvin & Palmer Associates, Inc. (the "Sub-advisor"), subject to the supervision of both the Board of Trustees and the Investment Advisor, will assist the Investment Advisor in providing a continuous investment program for the International Equity Fund, including investment research and management with respect to all securities and other investments (including cash equivalents) of the Fund and shall determine from time to time which securities and other investments will be purchased, retained or sold for the Fund. The Sub-advisor does not provide sub-advisory services for any other Fund.

         The Investment Advisor (and/or Sub-advisor with respect to the International Equity Fund) places all orders for purchases and sales of portfolio securities for the Funds either directly with the issuer or with dealers. Purchases from underwriters of portfolio securities include a commission or concession paid by the issuer to the underwriter and purchases from dealers serving as market makers may include the spread between the bid and asked prices. Transactions on U.S. stock exchanges involve the payment

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of negotiated brokerage commissions, while transactions in foreign securities generally involve the payment of fixed brokerage commissions, which are generally higher than those in the United States. Transactions in the over-the-counter market are generally principal transactions with dealers and the costs of such transactions involve dealer spreads rather than brokerage commissions. The Company, where possible, will deal directly with dealers who make a market in the securities involved except in those circumstances where better price and execution are available elsewhere. Debt securities purchased and sold by the Funds are generally traded in the over-the-counter market on a net basis (i.e., without commission) through dealers, or otherwise involve transactions directly with the issuer of an instrument. The Funds may participate if and when practicable, in bidding for the purchase of portfolio securities directly from an issuer in order to take advantage of the lower purchase price available to members of a bidding group. A Fund will engage in this practice, however, only when the Investment Advisor (and/or Sub-advisor with respect to the International Equity Fund) believes such practice to be in the Fund's interests.

         In making portfolio investments, the Investment Advisor (and/or Sub-advisor with respect to the International Equity Fund) seeks to obtain the best net price and the most favorable execution of orders. The Investment Advisor (and/or Sub-advisor with respect to the International Equity Fund) may purchase and sell portfolio securities to and from brokers and dealers who provide brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to or for the benefit of the Funds and/or other accounts over which the Investment Advisor (or Sub-advisor, if applicable) or any of their affiliates exercise investment discretion. To the extent that the execution and price offered by more than one dealer are comparable, the Investment Advisor may, in its discretion, effect transactions in portfolio securities with dealers who provide the Investment Advisor with research advice or other services. The Sub-advisor is authorized to pay a broker or dealer who provides brokerage and research services a commission for executing a portfolio transaction for the International Equity Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-advisor determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Sub-advisor's overall responsibilities to the International Equity Fund and to the Company.

         Supplemental research information so received is in addition to, and not in lieu of, services required to be performed by the Sub-advisor and does not reduce the advisory fees payable to the Investment Advisor by the International Equity Fund. The

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Trustees will periodically review the commissions paid by the International
Equity Fund to consider whether the commissions paid over representative periods of time appear to be reasonable in relation to the benefits inuring to the Fund. It is possible that certain of the supplemental research or other services received will primarily benefit one or more other investment companies or other accounts for which investment discretion is exercised. Conversely, the International Equity Fund may be the primary beneficiary of the research or services received as a result of portfolio transactions effected for such other account or investment company.

         The Company is required to identify any securities of its "regular brokers or dealers" which the Company has acquired during its most recent fiscal year. As of November 1, 1994 the Cash Management Fund held repurchase agreements of Merrill Lynch & Company, Inc. in the amount of $4,159,000, the U.S. Treasury Securities Fund held repurchase agreements of Merrill Lynch & Company, Inc. in the amount of $44,881,500, the Bond Fund held corporate bonds of PaineWebber in the amount of $141,800 and the Intermediate Income Fund held corporate bonds of PaineWebber in the amount of $101,400 and $155,000 and asset-backed securities and corporate bonds of Merrill Lynch & Company, Inc. of $415,300 and $435,700, respectively.

         Investment decisions for the Funds are made independently from those for other customers who may be advised by the Investment Advisor (and/or Sub-advisor with respect to the International Equity Fund). Such other customers may invest in the same securities as the Funds. When purchases or sales of the same security are made on the same day on behalf of such other customers, transactions are averaged as to price, and available investments allocated as to amount, in a manner which the Investment Advisor (and/or Sub-advisor with respect to the International Equity Fund) believes to be equitable to each customer, including the Funds. In some instances, this investment procedure may adversely affect the price paid or received by the Fund or the size of the position obtained for the Funds. To the extent permitted by law, the Investment Advisor (and/or Sub-advisor with respect to the International Equity Fund) may aggregate the securities to be sold or purchased for the Funds with those to be sold or purchased for such other customers in order to obtain best execution. The Funds will not execute portfolio transactions through, acquire portfolio securities issued by, make savings or time deposits in or enter into repurchase agreements with the Investment Advisor, the Sub-advisor, SEI Financial Management Corporation or any affiliated person -- as such term is defined in the Investment Company Act of 1940 (the "Act") of any of them, except to the extent permitted by the Act. For the fiscal years ended October 31, 1991, October 31, 1992, and October 31, 1993 the Equity Fund was the only portfolio to pay brokerage commissions, and it paid

                                       B-3


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$30,900, $26,000 and $52,330 respectively, in brokerage commissions, all of which were subject to the Investment Advisor's internal allocation procedure which takes into account research services provided in selecting broker-dealers through which transactions are executed. For the fiscal year ended October 31, 1994, the Equity Fund, Special Equity Fund, Limited Maturity Fund, Income Fund and Tax-Free Fund were the only portfolios to pay brokerage commissions, and such Funds paid $57,817, $27,351, $59.00, $231.00 and $204.00 respectively, in brokerage commissions, all of which were subject to the Investment Advisor's internal allocation procedure which takes into account research services provided in selecting broker-dealers through which transactions are executed.


Portfolio Turnover

         The portfolio turnover rate for each Fund is calculated by dividing the lesser of a Fund's purchases or sales of portfolio securities for the year by the monthly average value of the portfolio securities. The calculation excludes all securities, including options, whose maturities at the time of acquisition were one year or less. Because the Money Market Funds invest only in short-term instruments, their portfolio turnover is expected to be zero for regulatory reporting purposes. Although it is difficult to predict portfolio turnover, it is presently estimated that the annual turnover rates for each of the International Equity, Special Equity and Short-Term Income Funds will generally not exceed 300%. The annual portfolio turnover rate for each of the equity and fixed income portions of the Balanced Fund will also generally not exceed 300%. For the fiscal year ended October 31, 1992, the respective portfolio turnover rate of the Equity, Bond and Intermediate Income Funds was 39%, 99% and 53%. For the fiscal year ended October 31, 1993, the respective portfolio turnover rate of such Funds was 24%, 159% and 90% and the portfolio turnover rate of the Pennsylvania Tax-Free Bond Fund was 50%. For the fiscal year ended October 31, 1994, the portfolio turnover rate of each of the Equity, Special Equity, Bond, Intermediate Income and Pennsylvania Tax-Free Bond Funds was 35%, 39%, 231%, 170% and 37%, respectively. Portfolio turnover rates may vary greatly from year to year as well as within a particular year. Portfolio turnover will not be a limiting factor in making investment decisions.


Additional Information on Portfolio Instruments

         The following policies supplement the investment objective and policies of each Fund as set forth in the Prospectus.

         Banker's Acceptances and Certificates of Deposit. All of the Funds of the Company except the U.S. Treasury Securities Fund may invest in banker's acceptances, certificates of deposit, and demand and time deposits. Banker's acceptances are negotiable

                                       B-4


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drafts or bills of exchange typically drawn by an importer or exporter to pay for specific merchandise, which are "accepted" by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Banker's acceptances invested in by the International Equity Fund will be those guaranteed by domestic and foreign banks having, at the time of investment, capital, surplus, and undivided profits in excess of $100,000,000 (as of the date of their most recently published financial statements). Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank or savings and loan association for a definite period of time and earning a specified return. Certificates of deposit and time deposits will be those of domestic and foreign banks and savings and loan associations, if (a) at the time of investment the depository institution has capital, surplus, and undivided profits in excess of $100,000,000 (as of the date of its most recently published financial statements), or (b) the principal amount of the instrument is insured in full by the Federal Deposit Insurance Corporation. The International Equity Fund may also invest in Eurodollar Certificates of Deposit, which are U.S. dollar denominated certificates of deposit issued by offices of foreign and domestic banks located outside the United States; Yankee Certificates of Deposit, which are certificates of deposit issued by a U.S. branch of a foreign bank denominated in U.S. dollars and held in the United States; Eurodollar Time Deposits, which are U.S. dollar denominated deposits in a foreign branch of a U.S. bank or a foreign bank; and Canadian Time Deposits, which are basically the same as Eurodollar Time Deposits except they are issued by Canadian offices of major Canadian banks.

         Commercial Paper. Commercial paper consists of unsecured promissory notes issued by corporations. Except as noted below with respect to variable amount master demand notes, issues of commercial paper normally have maturities of less than nine months and fixed rates of return.

         The Equity, International Equity, Special Equity, Bond, Intermediate Income, Short-Term Income and Balanced Funds may purchase commercial paper consisting of issues rated, at the time of purchase within one of the two highest categories by a nationally recognized statistical rating organization (a "NRSRO") (e.g. "A-2" or better by Standard & Poor's Ratings Group, Division of McGraw Hill ("S&P" or "Standard & Poor") or "Prime-2" or better by Moody's Investors Service, Inc. ("Moody's")) or, if not rated, found by the Investment Advisor (and/or Sub-advisor with respect to the International Equity Fund) under guidelines approved by the Company's Board of Trustees to be of comparable quality to instruments that are rated high quality by a NRSRO that is neither controlling, controlled by, or under common control with the issuer of, or any issuer, guarantor, or provider of credit support for, the instruments. The Cash Management and

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Tax-Free Funds may invest in commercial paper which is rated "A-I" or better by
S&P or "Prime-I" by Moody's, or if not rated, determined to be of comparable quality by the Investment Advisor pursuant to guidelines approved by the Board of Trustees. The Pennsylvania Tax-Free Bond Fund may purchase commercial paper rated (at the time of purchase) "A-1" by S&P, "Prime-1" by Moody's, "Duff 1" by D&P or "F-1+" by Fitch's or, when deemed advisable by the Investment Advisor, "high quality" issues rated "A-2" by S&P, "Prime 2" by Moody's, "Duff 2" by D&P or "F-2" by Fitch's. For a description of the rating symbols of S&P, Fitch's and Moody's used in this paragraph, see Appendix "A".

         The Cash Management, Equity, International Equity, Special Equity, Bond, Intermediate Income, Short-Term Income and Balanced Funds may also invest in Canadian Commercial Paper, which is U.S. dollar-denominated commercial paper issued by a Canadian corporation or a Canadian counterpart of a U.S. corporation, and in Europaper which is U.S. dollar-denominated commercial paper of a foreign issuer.

         Variable Amount Demand Notes. Variable amount master demand notes, in which the Cash Management, Equity, International Equity, Special Equity, Bond, Intermediate Income, Pennsylvania Tax-Free Bond, Short-Term Income and Balanced Funds may invest, are unsecured demand notes that permit the indebtedness thereunder to vary and provide for periodic adjustments in the interest rate according to the terms of the instrument. They are also referred to as variable rate demand notes. Because these notes are direct lending arrangements between a Fund and the issuer, they are not normally traded. Although there may be no secondary market in the notes, the Fund may demand payment of principal and accrued interest at any time or during specified periods not exceeding one year, depending upon the instrument involved, and may resell the notes at any time to a third party. The absence of an active secondary market, however, could make it difficult for a Fund to dispose of a variable amount master demand note if the issuer defaulted on its payment obligations or during periods when such Fund is not entitled to exercise its demand rights, and the Fund could, for this or other reasons, suffer a loss to the extent of the default. While the notes are not typically rated by credit rating agencies, issuers of variable amount master demand notes must satisfy the same criteria as set forth above for commercial paper. The Investment Advisor (and/or Sub-advisor with respect to the International Equity Fund) will consider the earning power, cash flow, and other liquidity ratios of the issuers of such notes and will continuously monitor their financial status and ability to meet payment on demand. Where necessary to ensure that a note is of "high quality," a Fund will require that the issuer's obligation to pay the principal of the note be backed by an unconditional bank letter or line of credit, guarantee or commitment to lend. In determining dollar-weighted average portfolio maturity, a

                                       B-6


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variable amount master demand note will be deemed to have a maturity equal to the period of time remaining until the principal amount can be recovered from the issuer through demand.

         Variable and Floating Rate Notes. Each Fund (except the International Equity Fund) may acquire variable and floating rate notes, subject to its investment objective, policies and restrictions. A variable rate note is one whose terms provide for the readjustment of its interest rate on set dates and which, upon such readjustment, can reasonably be expected to have a market value that approximates its par value. A floating rate note is one whose terms provide for the readjustment of its interest rate whenever a specified interest rate changes and which, at any time, can reasonably be expected to have a market value that approximates its par value. Such notes are frequently not rated by an NRSRO; however, unrated variable and floating rate notes purchased by a Fund will be determined by the Investment Advisor under guidelines approved by the Company's Board of Trustees to be of comparable quality, at the time of purchase, to rated instruments eligible for purchase under a Fund's investment policies. In making such determinations, the Investment Advisor will consider the earning power, cash flow and other liquidity ratios of the issuers of such notes (such issuers include financial, merchandising, bank holding and other companies) and will continuously monitor their financial condition. Although there may be no active secondary market with respect to a particular variable or floating rate note purchased by a Fund, it may resell the note at any time to a third party. The absence of an active secondary market, however, could make it difficult for a Fund to dispose of a variable or floating rate note in the event the issuer of the note defaulted on its payment obligations and the Fund could, as a result or for other reasons, suffer a loss to the extent of the default. Variable or floating rate notes may be secured by bank letters of credit.

         Variable or floating rate notes purchased by the Cash Management, Tax-Free and U.S. Treasury Securities Funds may have maturities of more than 13 months, as follows:

         1. A note that is issued or guaranteed by the United States Government or any agency thereof which has a variable rate of interest readjusted no less frequently than 13 months will be deemed by a Fund to have a maturity equal to the period remaining until the next readjustment of the interest rate.

         2. A variable rate note, the principal amount of which is scheduled on the face of the instrument to be paid in 13 months or less, will be deemed by a Fund to have a maturity equal to the period remaining until the next readjustment of the interest rate.


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         3. A variable rate note that is subject to a demand feature will be deemed by a Fund to have a maturity equal to the longer of the period remaining until the next readjustment of the interest rate or the period remaining until the principal amount can be recovered through demand.

         4. A floating rate note that is subject to a demand feature will be deemed by a Fund to have a maturity equal to the period remaining until the principal amount can be recovered through demand.

         As used above, a note is "subject to a demand feature" where a Fund is entitled to receive the principal amount of the note either at any time on no more than 30 days' notice or at specified intervals not exceeding 13 months and upon no more than 30 days' notice.

         Lending Portfolio Securities. In order to generate additional income, the Equity, International Equity, Special Equity, Bond, Intermediate Income, Short-Term Income and Balanced Funds may, from time to time, lend their respective portfolio securities to broker-dealers, banks, or institutional borrowers of securities. There is no limit on the amount of securities which a Fund may lend, except that the International Equity Fund may lend portfolio securities up to one-third of the value of its total assets. A Fund must receive at least 100% collateral in the form of cash or U.S. Government securities. This collateral will be valued daily by the Investment Advisor (and/or Sub-advisor with respect to the International Equity Fund). Should the market value of the loaned securities increase, the borrower will be required to furnish additional collateral to the applicable Fund. During the time portfolio securities are on loan, the borrower will pay a Fund any dividends or interest received on such securities. Loans are subject to termination by a Fund or the borrower at any time. While a Fund does not have the right to vote securities that are on loan, it intends to terminate the loan and regain the right to vote if that is considered important with respect to the investment. A Fund will enter into loan agreements only with broker-dealers, banks, or other institutions that the Investment Advisor (and/or Sub-advisor with respect to the International Equity
Fund) has determined are creditworthy pursuant to guidelines approved by the Company's Board of Trustees.

         Foreign Investment. All of the Funds except the U.S. Treasury Securities and Pennsylvania Tax-Free Bond Funds may, subject to their respective investment objectives and policies, invest in certain obligations or securities of foreign issuers. Investments in securities issued by foreign branches of U.S. banks, foreign banks, or other foreign issuers, including American Depositary Receipts ("ADRs"), European Depositary Receipts and securities purchased on foreign securities

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exchanges, may subject the Funds to investment risks that differ in some respects from those related to investment in obligations of U.S. domestic issuers or in U.S. securities markets. Such risks include future adverse political and economic developments, possible seizure, nationalization, or expropriation of foreign investments, less stringent disclosure requirements, the possible establishment of exchange controls or taxation at the source, and the adoption of other foreign governmental restrictions.

         Additional risks include currency exchange risks, less publicly available information, the risk that companies may not be subject to the accounting, auditing and financial reporting standards and requirements of U.S. companies, the risk that foreign securities markets may have less volume and therefore many securities traded in these markets may be less liquid and their prices more volatile than U.S. securities, and the risk that custodian and brokerage costs may be higher. Foreign issuers of securities or obligations are often subject to accounting treatment and engage in business practices different from those respecting domestic issuers of similar securities or obligations. Foreign branches of U.S. banks and foreign banks may be subject to less stringent reserve requirements than those applicable to domestic branches of U.S. banks.

         Fixed commissions on foreign securities exchanges are generally higher than negotiated commissions on U.S. exchanges, although the Funds endeavor to achieve the most favorable net results on their portfolio transactions. Foreign markets also have different clearance and settlement procedures, and in certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. Such delays in settlement could result in temporary periods when a portion of the assets of a Fund is uninvested and no return is earned thereon. The inability of a Fund to make intended security purchases due to settlement problems could cause the Fund to miss attractive investment opportunities. Losses to a Fund due to subsequent declines in the value of portfolio securities, or losses arising out of the Fund's inability to fulfill a contact to sell such securities, could result in potential liability to the Fund.

         Individual foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position.

         In many instances, foreign debt securities may provide higher yields than securities of domestic issuers which have similar maturities and quality. Under certain market conditions these investments may be less liquid than the securities of U.S. corporations and are certainly less liquid than securities issued

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or guaranteed by the U.S. government, its agencies or instrumentalities.
Finally, in the event of a default of any such foreign debt obligations, it may be more difficult for a Fund to obtain or to enforce a judgment against the issuers of such securities. If a security is denominated in foreign currency, the value of the security to a Fund will be affected by changes in currency exchange rates and in exchange control regulations, and costs will be incurred in connection with conversions between currencies. A change in the value of any foreign currency against the U.S. dollar will result in a corresponding change in the U.S. dollar value of a Fund's securities denominated in that currency. Such changes will also affect a Fund's income and distributions to shareholders. In addition, although a Fund will receive income on foreign securities in such currencies the Fund will be required to compute and distribute its income in U.S. dollars. Therefore, if the exchange rate for any such currency declines materially after a Fund's income has been accrued and translated into U.S. dollars, the Fund could be required to liquidate portfolio securities to make required distributions. Similarly, if an exchange rate declines between the time a Fund incurs expenses in U.S. dollars and the time such expenses are paid, the amount of such currency required to be converted into U.S. dollars in order to pay such expenses in U.S. dollars will be greater.

         The International Equity Fund may invest in debt securities denominated in the ECU, which is a "basket" consisting of specified amounts of the currencies of certain of the twelve member states of the European Community. The specific amounts of currencies comprising the ECU may be adjusted by the Council of Ministers of the European Community to reflect changes in relative values of the underlying currencies. Such adjustments may adversely affect holders of ECU-denominated obligations or the marketability of such securities. European governments and supranationals, in particular, issue ECU-denominated obligations.

         Forward Foreign Currency Exchange Contracts. The International Equity Fund may enter into forward foreign currency exchange contracts.

         The Fund will comply with applicable Securities and Exchange Commission announcements requiring it to segregate assets to cover the International Equity Fund's commitments with respect to such contracts. At the present time, these announcements generally require a fund with a long position in a forward foreign currency contract to establish with its custodian a segregated account containing cash or liquid high grade debt securities equal to the purchase price of the contract, and require a fund with a short position in a forward foreign currency contract to establish with its custodian a segregated account containing cash or liquid high grade debt securities that, when added to any margin deposit, equal the market value of

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the currency underlying the forward contract. These requirements will not apply where the position has been "covered" by entering into an offsetting position. The Fund generally will not enter into a forward contract with a term longer than one year.

         It is impossible to forecast with precision the market value of portfolio securities at the expiration of a forward currency contract. Accordingly, it may be necessary for the Fund to purchase additional currency on the spot market (and bear the expense of such purchase) if the market value of the security is less than the amount of foreign currency the Fund is obligated to deliver when a decision is made to sell the security and make delivery of the foreign currency in settlement of a forward contract. Conversely, it may be necessary to sell on the spot market some of the foreign currency received upon the sale of the portfolio security if its market value exceeds the amount of foreign currency the Fund is obligated to deliver.

         If the Fund retains the portfolio security and engages in an offsetting transaction, the Fund will incur a gain or a loss (as described below) to the extent that there has been movement in forward currency contract prices. If the Fund engages in an offsetting transaction, it may subsequently enter into a new forward currency contract to sell the foreign currency. Should forward prices decline during the period between the Fund's entering into a forward currency contract for the sale of foreign currency and the date it enters into an offsetting contract for the purchase of the foreign currency, the Fund would realize a gain to the extent the price of the currency it has agreed to sell exceeds the price of the currency it has agreed to purchase. Should forward prices increase, the Fund would suffer a loss to the extent the price of the currency it has agreed to purchase exceeds the price of the currency it has agreed to sell. Although such contracts tend to minimize the risk of loss due to a decline in the value of the hedged currency, they also tend to limit any potential gain which might result should the value of such currency increase. The Fund will have to convert its holdings of foreign currencies into U.S. dollars from time to time. Foreign exchange dealers realize a profit based on the difference, or "spread" between the prices at which they are buying and selling various currencies.

         Foreign Currency Options. The International Equity Fund may buy and sell foreign currency options. A foreign currency option provides the option buyer with the right to buy or sell a stated amount of foreign currency at the exercise price at a specified date or during the option period. A call option gives its owner the right, but not the obligation, to buy the currency, while a put option gives its owner the right, but not the obligation, to sell the currency. The option seller (writer) is obligated to fulfill the terms of the option sold if it is exercised. However, either seller or buyer may close its position during the option period in the secondary market for such options at any time prior to expiration.

         A call rises in value if the underlying currency appreciates. Conversely, a put rises in value if the underlying currency depreciates. While purchasing a foreign currency option can protect the Fund against an adverse movement in the value of a foreign currency, it does not limit the gain which might result from a favorable movement in the value of such currency. For example, if the Fund were holding securities denominated in an appreciating foreign currency and had purchased a foreign currency put to hedge against a decline in the value of the currency, it would not have to exercise its put. Similarly, if the Fund has entered into a contract to purchase a security denominated in a foreign currency and had purchased a foreign currency call to hedge against a rise in the value of the currency but instead the currency had depreciated in value between the date of purchase and the settlement date, the Fund would not have to exercise its call but could acquire in the spot market the amount of foreign currency needed for settlement.

         Foreign Currency Futures Transactions. As part of its financial futures transactions, the International Equity Fund may use foreign currency futures contracts and options on such futures contracts. Through the purchase or sale of such contracts, the Fund may be able to achieve many of the same objectives as through forward foreign currency exchange contracts more effectively and possibly at a lower cost.

         Unlike forward foreign currency exchange contracts, foreign currency futures contracts and options on foreign currency futures contracts are standardized as to amount and delivery period and may be traded on boards of trade and commodities exchanges or directly with a dealer which makes a market in such contracts and options. It is anticipated that such contracts may provide greater liquidity and lower cost than forward foreign currency exchange contracts.

         Regulatory Restrictions. When purchasing a futures contract or writing a put option or entering into a forward currency exchange purchase, the International Equity Fund may be required to maintain in a segregated account cash or liquid high-grade securities equal to the value of such contracts.

         Zero Coupon Obligations. As discussed in the Prospectus, certain of the Funds may invest in zero coupon obligations, provided that immediately after any purchase, not more than 5% of the value of the net assets of the respective Fund is invested in such obligations.

         Although this type of security pays no interest to holders prior to maturity, federal income tax regulations require each

Fund to recognize as interest income a portion of the bond's discount each year. This income must then be distributed to shareholders along with other income earned by that Fund. To the extent that any shareholders in a Fund elect to receive their dividends in cash rather than reinvest such dividends in additional Fund shares, cash to make these distributions will have to be provided from either the assets of the particular Fund or other sources such as proceeds of sales of Fund shares and/or sales of portfolio securities. In such cases, such Fund will not be able to purchase additional income producing securities with the cash used to make such distributions and its current income may ultimately be reduced as a result.

         Reverse Repurchase Agreements. As discussed in the Prospectus, each of the Funds may borrow funds for temporary purposes by entering into reverse repurchase agreements in accordance with such Fund's investment restrictions. Pursuant to a reverse repurchase agreement, a Fund would sell portfolio securities to a financial institution such as a bank or broker-dealer, and agree to repurchase the securities at a mutually agreed-upon date and price. Each Fund intends to enter into reverse repurchase agreements only to avoid selling securities during unfavorable market conditions to meet redemptions. At the time a Fund enters into a reverse repurchase agreement, it will place in a segregated custodial account assets such as U.S. Government securities or other liquid, high grade debt obligations consistent with the Fund's investment restrictions having a value equal to the repurchase price (including accrued interest), and will subsequently monitor the account to ensure that such equivalent value is maintained. Reverse repurchase agreements involve the risk that the market value of the securities sold by a Fund may decline below the price at which a Fund is obligated to repurchase such securities. Reverse repurchase agreements are considered to be borrowings by a Fund under the Investment Company Act of 1940.

         Asset-Backed Securities. The Cash Management Fund, Bond Fund and the Intermediate Income, Short-Term Income and Balanced Funds may invest in asset-backed securities, including mortgage-backed securities representing an undivided ownership interest in a pool of mortgages, such as certificates of the Government National Mortgage Association ("GNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC"). These certificates are in most cases pass-through instruments, through which the holder receives a share of all interest and principal payments from the mortgages underlying the certificate, net of certain fees. The average life of a mortgage-backed security varies with the underlying mortgage instruments, which have maximum maturities of 40 years. The average life is likely to be substantially less than the original maturity of the mortgage pools underlying the securities as the result of prepayments, mortgage refinancings or foreclosure. Mortgage prepayment rates are affected by factors including the level of interest rates, general economic conditions, the location and age of the mortgage and other social and demographic conditions. Such prepayments are passed through to the registered holder with the regular monthly payments of principal and interest and have the effect of reducing future payments. Due to the GNMA guarantee, foreclosures impose no risk to principal investments.

         The Cash Management Fund, Bond Fund and the Intermediate Income and Balanced Funds may also invest in non-mortgage backed securities including interests in pools of receivables, such as motor vehicle installment purchase obligations and credit card receivables. Such securities are generally issued as pass-through certificates, which represent undivided fractional ownership interests in the underlying pools of assets. Such securities may also be debt instruments, which are also known as collateralized obligations and are generally issued as the debt of a special purpose entity organized solely for the purpose of owning such assets and issuing such debt. Non-mortgage backed securities are not issued or guaranteed by the U.S. Government or its agencies or instrumentalities; however, the payment of principal and interest on such obligations may be guaranteed up to certain amounts and for a certain time period by a letter of credit issued by a financial institution (such as a bank or insurance company) unaffiliated with the issuers of such securities.

         The purchase of non-mortgage backed securities raises considerations peculiar to the financing of the instruments underlying such securities. For example, most organizations that issue asset-backed securities relating to motor vehicle installment purchase obligations perfect their interests in the respective obligations only by filing a financing statement and by having the servicer of the obligations, which is usually the originator, take custody thereof. In such circumstances, if the servicer were to sell the same obligations to another party, in violation of its duty not to do so, there is a risk that such party could acquire an interest in the obligations superior to that of the holders of the asset-backed securities. Also, although most such obligations grant a security interest in the motor vehicle being financed, in most states the security interest in a motor vehicle must be noted on the certificate of title to perfect such security interest against competing claims of other parties. Due to the large number of vehicles involved, however, the certificate of title to each vehicle financed, pursuant to the obligations underlying the asset-backed securities, usually is not amended to reflect the assignment of the seller's security interest for the benefit of the holders of the asset-backed securities. Therefore, there is the possibility that recoveries on repossessed collateral may not, in some cases, be available to support payments on those securities. In addition, various state and federal laws give the motor vehicle owner the right to assert against the holder of the owner's obligation certain defenses such owner would have against the seller of the motor vehicle. The assertion of such defenses could reduce payments on the related asset-backed securities. Insofar as credit card receivables are concerned, credit card holders are entitled to the protection of a number of state and federal consumer credit laws, many of which give such holders the right to set off certain amounts against balances owed on the credit card, thereby reducing the amounts paid on such receivables. In addition, unlike most other asset-backed securities, credit card receivables are unsecured obligations of the cardholder.

         The development of non-mortgage backed securities is at an early stage compared to mortgage backed securities. While the market for asset-backed securities is becoming increasingly liquid, the market for mortgage backed securities issued by certain private organizations and non-mortgage backed securities is not as well developed as that for mortgage backed securities guaranteed by government agencies or instrumentalities. The Investment Advisor intends to limit its purchases of mortgage backed securities issued by certain private organizations and non-mortgage backed securities to securities that are readily marketable at the time of purchase.

         Municipal Obligations. The Tax-Free Fund may invest in Municipal Obligations which include debt obligations issued by governmental entities to obtain funds for various public purposes, such as the construction of a wide range of public facilities, the refunding of outstanding obligations, the payment of general operating expenses and the extension of loans to other public institutions and facilities. Private activity bonds that are issued by or on behalf of public authorities to finance various privately-operated facilities are included within the term Municipal Obligations if the interest paid thereon is exempt from regular federal income tax and not treated as a specific tax preference item for individuals or corporations for purposes of the federal alternative minimum tax. Opinions relating to the validity of Municipal Obligations and to the exemption of interest thereon from federal income tax are rendered by bond counsel to the respective issuing authorities at the time of issuance. Neither the Tax-Free Fund nor the Investment Advisor will review the proceedings relating to the issuance of Municipal Obligations or the basis for such opinions. As used in this Statement of Additional Information, the term "private activity bonds" also includes industrial development revenue bonds issued pursuant to the Internal Revenue Code of 1954, as amended.

         As described in the Prospectus, the two principal classifications of Municipal Obligations which may be held by the Tax-Free Fund are "general obligation" and "revenue" issues. The Tax-Free Fund may also acquire "moral obligation" issues, which are normally issued by special purpose authorities. There are, of course, variations in the quality of Municipal Obligations both within a particular classification and between classifications, and the yields on Municipal Obligations depend upon a variety of factors, including general money market conditions, the financial condition of the issuer, general conditions of the municipal bond market, the size of a particular offering, the maturity of the obligation and the rating of the issue. The ratings of Moody's and S&P represent their opinions as to the quality of Municipal Obligations. It should be emphasized, however, that ratings are general and are not absolute standards of quality, and Municipal Obligations with the same maturity, interest rate and rating may have different yields, while Municipal Obligations of the same maturity and interest rate with different ratings may have the same yield. Subsequent to purchase by the Tax-Free Fund, an issue of Municipal Obligations may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Tax-Free Fund. The Investment Advisor will consider such an event in determining whether the Tax-Free Fund should continue to hold the obligation.

         An issuer's obligations under its Municipal Obligations are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the Federal Bankruptcy Code, and laws, if any, which may be enacted by Congress or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon the enforcement of such obligations or upon the ability of municipalities to levy taxes. The power or ability of an issuer to meet its obligations for the payment of interest on and principal of its Municipal Obligations may be materially adversely affected by litigation or other conditions.

         Among other types of Municipal Obligations, the Tax-Free Fund may purchase short-term General Obligation Notes, Tax Anticipation Notes, Bond Anticipation Notes, Revenue Anticipation Notes, Tax-Exempt Commercial Paper, Construction Loan Notes and other forms of short-term loans. Such instruments are issued with a short-term maturity in anticipation of the receipt of tax funds, the proceeds of bond placements or other revenues. In addition, the Tax-Free Fund may invest in other types of tax-exempt instruments such as municipal bonds and private activity bonds, provided they have remaining maturities of 13 months or less at the time of purchase.

         The payment of principal and interest on most securities purchased by the Tax-Free Fund will depend upon the ability of the issuers to meet their obligations. The District of Columbia, each state, each of their political subdivisions, agencies, instrumentalities and authorities and each multi-state agency of which a state is a member is a separate "issuer" as that term is used in this Statement of Additional Information and the

Prospectus. The non-governmental user of facilities financed by private activity bonds is also considered to be an "issuer."

         When-Issued Securities. Each Fund may purchase debt securities on a "when-issued" or delayed delivery basis (i.e., for delivery beyond the normal settlement date at a stated price and yield). When a Fund agrees to purchase securities on a "when-issued" basis, the custodian will set aside cash or high grade liquid portfolio securities equal to the amount of the commitment in a segregated account. Normally, the custodian will set aside portfolio securities to satisfy the purchase commitment, and in such a case a Fund may be required subsequently to place additional assets in the segregated account in order to ensure that the value of the account remains equal to the amount of the Fund's commitment. It may be expected that a Fund's net assets will fluctuate to a greater degree when it sets aside portfolio securities to cover such purchase commitments than when it sets aside cash. In addition, because a Fund will set aside cash or liquid portfolio securities to satisfy its purchase commitments in the manner described above, the Fund's liquidity and the ability of the Investment Advisor (and/or Sub-advisor with respect to the International Equity
Fund) to manage it might be affected in the event its commitments to purchase "when-issued" securities ever exceeded 25% of the value of its assets.

         When a Fund engages in "when-issued" transactions, it relies on the seller to consummate the trade. Failure of the seller to do so may result in a Fund incurring a loss or missing an opportunity to obtain a price considered to be advantageous. Each Fund reserves the right to sell these securities before the settlement date if it is deemed advisable.

         Options Trading. As described in the Prospectuses, the Equity, International Equity, Special Equity and Balanced Funds may purchase put and call options listed on a national securities exchange and issued by the Options Clearing Corporation in an amount not exceeding 5% of its net assets. Such options may relate to particular securities, foreign currencies, or to various interest rate or stock indices.

         Options trading is a highly specialized activity which entails greater than ordinary investment risks. Regardless of how much the market price of the underlying security or index increases or decreases, the option buyer's risk is limited to the amount of the original investment for the purchase of the option. However, options may be more volatile than the underlying instruments, and therefore, on a percentage basis, an investment in options may be subject to greater fluctuation than an investment in the underlying instruments themselves. A listed call option for a particular security gives the purchaser of the option the right to buy from a clearing corporation, and a writer has the obligation to sell to the clearing corporation, the underlying security or foreign currency at the stated exercise price at any time prior to the expiration of the option, regardless of the market price or exchange rate of the security or foreign currency. The premium paid to the writer is in consideration for undertaking the obligations under the option contract. A listed put option gives the purchaser the right to sell to a clearing corporation the underlying security or foreign currency at the stated exercise price at any time prior to the expiration date of the option, regardless of the market price or exchange rate of the security or foreign currency. In contrast to an option on a particular security, an option on an interest rate or stock index provides the holder with the right to make or receive a cash settlement upon exercise of the option. The amount of this settlement will be equal to the difference between the closing price of the index at the time of exercise and the exercise price of the option expressed in dollars, times a specified multiple.

         The Equity, International Equity, Special Equity and Balanced Funds will write call options only if they are "covered." The International Equity Fund will also write covered index call options. In the case of a call option on a security, the option is "covered" if a Fund owns the security underlying the call or has an absolute and immediate right to acquire that security without additional cash consideration (or, if additional cash consideration is required, cash or cash equivalents in such amount as are held in a segregated account by its custodian) upon conversion or exchange of other securities held by it. For a call option on an index, the option is covered if a Fund maintains with its custodian cash or cash equivalents equal to the contract value. A call option is also covered if a Fund holds a call on the same security or index as the call written where the exercise price of the call held is (i) equal to or less than the exercise price of the call written, or (ii) greater than the exercise price of the call written provided the difference is maintained by the Fund in cash or cash equivalents in a segregated account with its custodian.

         When a Fund purchases a put or call option, the premium paid by it is recorded as an asset of the Fund. When a Fund writes an option, an amount equal to the net premium (the premium less the commission) received by the Fund is included in the liability section of such Fund's statement of assets and liabilities as a deferred credit. The amount of this asset or deferred credit will be subsequently marked-to-market to reflect the current value of the option purchased or written. The current value of the traded option is the last sale price or, in the absence of a sale, the average of the closing bid and asked prices. If an option purchased by a Fund expires unexercised the Fund realizes a loss equal to the premium paid. If a Fund enters into a closing sale transaction on an option purchased by it, the Fund will realize a gain if the premium received by such Fund on the closing transaction is more than the premium paid to purchase the option, or a loss if it is less. If an option written by a Fund expires on the stipulated expiration date or if the Fund enters into a closing purchase transaction, it will realize a gain (or loss if the cost of a closing purchase transaction exceeds the net premium received when the option is sold) and the deferred credit related to such option will be eliminated. If an option written by a Fund is exercised, the proceeds of the sale will be increased by the net premium originally received and the Fund will realize a gain or loss.

         As noted previously, there are several risks associated with transactions in options on securities, currencies and indexes. For example, there are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events.

         Illiquid Securities. The SEC has adopted Rule 144A which allows for a broader institutional trading market for securities otherwise subject to restriction on resale to the general public. Rule 144A in effect permits resales of certain securities to qualified institutional buyers. Investments in Rule 144A securities could have the effect of increasing the level of illiquidity of a Fund during any period that qualified institutional buyers were no longer interested in purchasing these securities. Rule 144A securities, and certain privately-placed commercial paper, will not be deemed to be illiquid securities if the Investment Advisor (and/or Sub-advisor with respect to the International Equity Fund) has determined, in accordance with guidelines established by the Board of Trustees, that an adequate trading market exists for such securities. Rule 144A securities will, however, be deemed to be "restricted securities" for purpose of the Funds' investment policies and restrictions.

         Pennsylvania Municipal Securities. The Pennsylvania Tax-Free Bond Fund may invest in Pennsylvania Municipal Securities which include debt obligations issued by governmental entities to obtain funds for various public purposes, such as the construction of a wide range of public facilities, the refunding of outstanding obligations, the payment of general operating expenses and the extension of loans to other public institutions and facilities. Private activity bonds that are issued by or on behalf of public authorities to finance various privately-operated facilities are included within the term Pennsylvania Municipal Securities if the interest paid thereon is exempt from regular federal income tax and is not treated as a specific tax preference item for individuals or corporations for purposes of the federal alternative minimum tax. Opinions relating to the validity of and to the exemption of interest thereon from federal income tax are rendered by bond counsel to the respective issuing authorities at the time of issuance. Neither the Fund nor the Investment Advisor will review the proceedings relating to the issuance of Pennsylvania Municipal Securities or the basis for such opinions. As used in this Statement of Additional Information, the term "private activity bonds" also includes industrial development revenue bonds issued pursuant to the Internal Revenue Code of 1986, as amended.

         As described in the Prospectus, the two principal classifications of Pennsylvania Municipal Securities which may be held by the Pennsylvania Tax-Free Bond Fund are "general obligation" and "revenue" bonds. The Fund may also acquire "moral obligation" bonds, which are normally issued by special purpose authorities. There are, of course, variations in the quality of Pennsylvania Municipal Securities both within a particular classification and between classifications, and the yields on Pennsylvania Municipal Securities depend upon a variety of factors, including general money market conditions, the financial condition of the issuer, general conditions of the municipal bond market, the size of a particular offering, the maturity of the obligation and the rating of the issue. The ratings of Moody's, S&P, D&P and Fitch's represent their opinions as to the quality of the Pennsylvania Municipal Securities. It should be emphasized, however, that ratings are general and are not absolute standards of quality, and Pennsylvania Municipal Securities with the same maturity, interest rate and rating may have different yields, while Pennsylvania Municipal Securities of the same maturity and interest rate with different ratings may have the same yield. Subsequent to purchase by the Fund, an issue of Pennsylvania Municipal Securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Fund. The Investment Advisor will consider such an event in determining whether the Fund should continue to hold the obligation.

         An issuer's obligations are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the Federal Bankruptcy Code, and laws, if any, which may be enacted by Congress or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon the enforcement of such obligations or upon the ability of municipalities to levy taxes. The power or ability of an issuer to meet its obligations for the payment of interest on, and principal of, its Pennsylvania Municipal Securities may be materially adversely affected by litigation or other conditions.

         Among other types of Pennsylvania Municipal Securities, the Pennsylvania Tax-Free Bond Fund may purchase short-term General Obligation Notes, Tax Anticipation Notes, Bond Anticipation Notes, Revenue Anticipation Notes, Tax-Exempt Commercial Paper, Construction Loan Notes and other forms of short-term loans. Such instruments are issued with a short-term maturity in anticipation of the receipt of tax funds, the proceeds of bond placements or other revenues.

         The payment of principal and interest on most securities purchased by the Pennsylvania Tax-Free Bond Fund will depend upon the ability of the issuers to meet their obligations. The Commonwealth of Pennsylvania and each of its political subdivisions, agencies, instrumentalities and authorities is a separate "issuer" as that term is used in this Statement of Additional Information and the Fund's Prospectus. The non-governmental user of facilities financed by private activity bonds is also considered to be an "issuer."

         Stand-By Commitments. The Pennsylvania Tax-Free Bond Fund may acquire stand-by commitments with respect to the Pennsylvania Municipal Securities held by it. Under a stand-by commitment, a dealer or bank agrees to purchase from the Fund, at the Fund's option, specified municipal obligations at their amortized cost value to the Fund plus accrued interest, if any. Stand-by commitments may be sold, transferred or assigned by the Fund only with the underlying instrument.

         The Pennsylvania Tax-Free Bond Fund expects that stand-by commitments will generally be available without the payment of any direct or indirect consideration. However, if necessary or advisable, the Fund may pay for a stand-by commitment either separately in cash or by paying a higher price for portfolio securities which are acquired subject to the commitment (thus reducing the yield to maturity otherwise available for the same securities). Where the Fund paid any consideration directly or indirectly for a stand-by commitment, its cost would be reflected as unrealized depreciation for the period during which the commitment was held by the Fund.

         The Pennsylvania Tax-Free Bond Fund intends to enter into stand-by commitments only with dealers, banks and broker-dealers which, in the Investment Advisor's opinion, present minimal credit risks. The Fund's reliance upon the credit of these dealers, banks and broker-dealers will be secured by the value of the underlying municipal obligations that are subject to the commitment. In evaluating the creditworthiness of the issuer of a stand-by commitment, the Investment Advisor will review periodically the issuer's assets, liabilities, contingent claims and other relevant financial information.

         The Pennsylvania Tax-Free Bond Fund will acquire stand-by commitments solely to facilitate portfolio liquidity and does not intend to exercise its rights thereunder for trading purposes. Stand-by commitments acquired by the Fund will be valued at zero in determining net asset value.


Special Risks and Considerations with respect to the Pennsylvania
Tax-Free Bond Fund

         The concentration of investments in Pennsylvania Municipal Securities by the Pennsylvania Tax-Free Bond Fund raises special investment considerations. In particular, changes in the economic condition and governmental policies of the Commonwealth of Pennsylvania and its municipalities could adversely affect the value of the Fund and its portfolio securities. This section briefly describes current economic trends in Pennsylvania.

         Pennsylvania has historically been dependent on heavy industry although recent declines in the coal, steel and railroad industries have led to diversification of the Commonwealth's economy. Recent sources of economic growth in Pennsylvania are in the service sector, including trade, medical and health services, education and financial institutions. Agriculture continues to be an important component of the Commonwealth's economic structure, with nearly one-third of the Commonwealth's total land area devoted to cropland, pasture and farm woodlands.

         Since 1986, Pennsylvania's average annual unemployment rate has been slightly below the national average. The average unemployment rate from 1981 through 1991 was 5.4% in the Commonwealth as compared with 5.5% in the United States as a whole.

         The Commonwealth utilizes the fund method of accounting and over 120 funds have been established for purposes of recording receipts and disbursements of the Commonwealth, of which the General Fund is the largest. Most of the Commonwealth's operating and administrative expenses are payable from the General Fund. The major tax sources for the General Fund are the sales tax, the personal income tax and the corporate net income tax. Although the General Fund experienced deficits in fiscal 1990 and 1991, tax increases and spending decreases helped return the General Fund balance to a surplus at June 30, 1992 of $87.5 million and at June 30, 1993 of $698.9 million.

         The constitution of the Commonwealth provides that operating budget appropriations of the Commonwealth may not exceed the estimated revenues and available surplus in the fiscal year for which funds are appropriated. Annual budgets are enacted for the General Fund (the principal operating fund of the Commonwealth) and for certain special revenue funds which together represent the majority of expenditures of the Commonwealth.

         Current constitutional provisions permit the Commonwealth to issue the following types of debt: (i) electorate approved debt, (ii) debt for capital projects subject to an aggregate debt limit of 1.75 times the annual average tax revenues of the preceding five fiscal years, (iii) tax anticipation notes payable in the fiscal year of issuance and (iv) debt to suppress insurrection or rehabilitate areas affected by disaster. Certain state-created agencies issue debt supported by assets of, or revenues derived from, the various projects financed, and the debt of such agencies is not an obligation of the Commonwealth, although some of the agencies are indirectly dependent on Commonwealth appropriations.

         Certain litigation is pending against the Commonwealth that could adversely affect the ability of the Commonwealth to pay debt service on its obligations including suits relating to the following matters: (a) the American Civil Liberties Union ("ACLU") has filed suit in federal court demanding additional funding for child welfare services; the Commonwealth settled a similar suit in the Commonwealth Court of Pennsylvania and is seeking the dismissal of the federal suit, inter alia, because of that settlement. The district court has denied class certification to the ACLU, and the parties have stipulated to a judgment against the plaintiffs to allow the plaintiffs to appeal the denial of a class certification to the Third Circuit Court of Appeals (no available estimates of potential liability); (b) in 1987, the Supreme Court of Pennsylvania held the statutory scheme for county funding of the judicial system to be in conflict with the constitution of the Commonwealth, but stayed judgment pending enactment by the legislature of funding consistent with the opinion, and the legislature has yet to consider legislation implementing the judgment; in 1992, a new action in mandamus was filed seeking to compel the Commonwealth to comply with the original decision; (c) several banks have filed suit against the Commonwealth contesting the constitutionality of a law enacted in 1989 imposing a bank shares tax in July 1994, the Commonwealth Court en banc upheld the constitutionality of the 1989 bank shares tax law, but struck down a companion law to provide credits against the bank shares tax for new banks; cross-appeals from that decision have been filed to the Pennsylvania Supreme Court; (d) litigation has been filed in both state and federal court by an association of rural and small schools and several individual school districts and parents challenging the constitutionality of the Commonwealth's system for funding local school districts -- the federal case has been stayed pending resolution of the state case and the state case is in the pretrial stage (no available estimate of potential liability); (e) the ACLU has brought a class action on behalf of inmates challenging the conditions of confinement in thirteen of the

Commonwealth's correctional institutions; a proposed settlement agreement has been submitted to the court and members of the class, but the court has not yet set a date for a hearing on the terms of the agreement (no available estimate of potential cost of complying with the injunction sought, but capital and personnel costs might total millions of dollars); (f) a consortium of public interest law firms has filed a class action suit alleging that the Commonwealth has not complied with a federal mandate to provide screening, diagnostic and treatment services for all Medicaid-eligible children under 21; the district court denied class certification, and the parties have submitted a tentative settlement agreement to the court for approval; and (g) litigation has been filed in federal court by the Pennsylvania Medical Society seeking payment of the full co-pay and deductible in excess of the maximum fees set under the Commonwealth's medical assistance program for out-patient services provided to medical assistance patients who also were eligible for Medicare; the Commonwealth received a favorable decision in the federal district court, but the Pennsylvania Medical Society won a reversal in the federal circuit court (potential liability estimated at $50 million per year).

         Local government units in the Commonwealth of Pennsylvania (which include, among other things, counties, cities, boroughs, towns, townships, school districts and other municipally created units such as industrial development authorities and municipality authorities, including water and sewer authorities) are permitted to issue debt for capital projects: (i) in any amount so long as the debt has been approved by the voters of the local government unit; or (ii) without electoral approval if the aggregate outstanding principal amount of debt of the local government unit is not in excess of 100% of its borrowing base (in the case of a school district of the first class), 300% of its borrowing base (in the case of a county) or 250% of its borrowing base (in the case of all other local government units); or (iii) without electoral approval and without regard to the limit described in (ii) in any amount in the case of certain subsidized debt and self-liquidating debt (defined to be debt with no claim on taxing power, secured solely by revenues from a specific source which have been projected to be sufficient to pay debt service on the related debt). Lease rental debt may also be issued, in which case the total debt limits described in section (ii) (taking into account all existing lease rental debt in addition to all other debt) are increased. The borrowing base for a local government unit is the average of total revenues for the three fiscal years preceding the borrowing. The risk of investing in debt issued by any particular local government unit depends, in the case of general obligation bonds secured by tax revenues, on the credit-worthiness of that issuer or, in the case of revenue bonds, on the revenue producing ability of the project being financed, and not directly on the credit-worthiness of the Commonwealth of Pennsylvania as a whole.

         The City of Philadelphia (the "City") has experienced severe financial difficulties which for a time impaired its access to public credit markets. The City experienced a series of General Fund deficits for Fiscal Years 1988 through 1992. The City has no legal authority to issue deficit reduction bonds on its own behalf, but state legislation was enacted to create an Intergovernmental Cooperation Authority (the "Authority") to provide fiscal oversight for Pennsylvania cities (primarily Philadelphia) suffering recurring financial difficulties. The Authority is broadly empowered to assist cities in avoiding defaults and eliminating deficits by encouraging the adoption of sound budgetary practices and issuing bonds. In order for the Authority to issue bonds on behalf of the City, the City and the Authority entered into an intergovernmental cooperative agreement providing the Authority with certain oversight powers with respect to the fiscal affairs of the City, and the Authority approved a five-year financial plan prepared by the City. The Authority approved the latest update of the five-year financial plan on May 2, 1994. The City reported a surplus of approximately $15 million for the fiscal year ending June 30, 1994. The City Council and the Authority have approved a fiscal 1994 budget that projects no deficit for the fiscal year ending June 30, 1994.

         In June 1992, the Authority issued $474,555,000 in bonds to liquidate the City's deficit balance in its General Fund. In July 1993, the Authority issued $643,430,000 of bonds to refund certain general obligation bonds of the City and to fund additional capital projects. In August 1993, the Authority issued $178,675,000 of bonds to refund in advance certain of the bonds issued in June 1992.

         The foregoing information as to certain Pennsylvania risk factors constitutes only a brief summary, does not purport to be a complete description of Pennsylvania risk factors and is principally drawn from official statements relating to securities offerings of the Commonwealth of Pennsylvania that have come to the Fund's attention and were available as of the date of this Statement of Additional Information.

Investment Restrictions

         The following investment restrictions, in addition to those set forth in the Prospectus, are fundamental and may not be changed without the affirmative vote of the holders of a "majority of the outstanding shares" of the Fund (as defined in each Prospectus under "General Information --
Miscellaneous").

         None of the Funds may:

         1. Make investments for the purpose of exercising control or management.

         2. Purchase or sell real estate, provided that the Funds may invest in securities secured by real estate or interests therein or issued by companies or investment trusts which invest in real estate or interests therein.

         3. Purchase or sell commodities or commodity contracts, or invest in oil, gas or mineral exploration or development programs.

         4. Sell securities short or purchase any securities on margin, except that the Funds may obtain such short-term credit as may be necessary for the clearance of purchases and sales of investments (portfolio shares with respect to the Pennsylvania Tax-Free Bond Fund).

         None of the Cash Management, Tax-Free, U.S. Treasury Securities, Equity, International Equity, Special Equity, Bond, Intermediate Income, Short-Term Income or Balanced Funds may:

         1. Act as an underwriter of securities, except insofar as the Funds may be deemed to be underwriters under the Securities Act of 1933 in selling its securities.

         The Cash Management, Tax-Free, U.S. Treasury Securities,
Equity, Bond and Intermediate Income Funds may not:

         1. Enter into repurchase agreements with maturities in excess of seven days if such investment, together with other instruments in such Fund which are not readily marketable, exceeds 10% of such Fund's total assets.

         The Cash Management, Tax-Free and U.S. Treasury Securities
Funds may not:

         1. Acquire any other investment company or investment company security except in connection with a merger, consolidation, reorganization or acquisition of assets.

         The Bond and Intermediate Income Fund may not:

         1. Enter into repurchase agreements with maturities in excess of seven days if such investment, together with other instruments in the Intermediate Income Fund and the Bond Fund, respectively, which are not readily marketable, exceeds 10% of the total assets of the Intermediate Income Fund or the Bond Fund respectively.

         2. Acquire any other investment company or investment company security except in connection with a merger, consolidation, reorganization or acquisition of assets, and except that the Intermediate Income Fund and the Bond Fund may invest in collateralized mortgage obligations issued by issuers which may be deemed to be an investment company under the Investment Company Act of 1940, provided that immediately after any purchase not more than 5% of the value of the total assets of such Fund would be invested in such issuer and not more than 10% of the value of the total assets of such Fund would be invested in all such issuers.

         The Cash Management Fund may not:

         1. Write or sell puts, calls, straddles, spreads or combinations thereof except that the Cash Management Fund may acquire puts with respect to obligations in its portfolio and sell those puts in conjunction with a sale of those obligations.

         The Pennsylvania Tax-Free Bond Fund may not:

         1. Invest more than 10% of the value of its net assets in restricted securities.

         2. Write or sell puts, calls, straddles, spreads, or combinations thereof except that the Fund may acquire stand-by commitments with respect to its Pennsylvania Municipal Securities.

         3. Act as an underwriter of securities within the meaning of the Securities Act of 1933, except insofar as the Fund might be deemed to be an underwriter upon disposition of portfolio securities acquired within the limitation on purchases of restricted securities and except to the extent that the purchase of obligations directly from the issuer thereof in accordance with the Fund's investment objective, policies and limitation may be deemed to be underwriting.

         The Tax-Free Fund also has a non-fundamental investment policy that it will not make loans, except that it may enter into repurchase agreements.

                                      * * *

         In order to permit the sale of shares of the Funds in certain states, the Funds may make commitments more restrictive than the investment policies and restrictions above. Should a Fund determine that any such commitment is no longer in its best interests, it will revoke the commitment by terminating sales of its Shares in the state involved.

         If a percentage restriction is satisfied at the time of investment, a later increase or decrease in such percentage resulting from a change in asset value will not constitute a violation of such restriction.


                                    VALUATION

         The net asset value per share of each class of shares in a particular Fund is calculated by dividing the total value of all portfolio securities and other assets belonging to the Fund that are attributable to the class, less the value of any liabilities charged to such Fund that are attributable to the class, by the total number of shares outstanding in the class. The net asset value per share for each Fund and for each class of shares within a Fund is calculated separately. Assets belonging to a particular Fund consist of the consideration received upon the issuance or sale of shares, irrespective of class, together with all income, earnings, profits and proceeds derived from the investment thereof, including any proceeds from the sale, exchange or liquidation of such investments, any funds or payments derived from any reinvestment of such proceeds, and a portion of any general assets of the Company not belonging to a particular portfolio. Assets belonging to a particular Fund are charged with the direct liabilities of that Fund and with a share of the general liabilities of the Company allocated on a daily basis in proportion to the relative net assets of the Company's other investment portfolios. The liabilities that are charged to a Fund are borne by each share of the Fund, except for payments that are borne solely by Retail Shares pursuant to the Distribution and Services Plan applicable to such shares as described in the prospectus for such Retail Shares, and transfer agency expenses which may vary between Institutional Shares and Retail Shares. Subject to the provisions of the Agreement and Declaration of Trust, determinations by the Board of Trustees as to the direct and allocable expenses, and the allocable portion of any general assets, with respect to a particular Fund or share class are conclusive.

Valuation of the Money Market Funds

         As stated in the Prospectuses, computing their net asset value of shares for purposes of sales and redemptions, these Funds use the amortized cost method of valuation. Under this method, such Funds value each of their portfolio securities at cost on the date of purchase and thereafter assume a constant proportionate accretion of any discount or amortization of any premium until maturity of the security. As a result, the value of a portfolio security for purposes of determining net asset value normally does not change in response to fluctuating interest rates. While the amortized cost method seems to provide certainty in portfolio valuation, it may result in valuations for such Funds' securities which are higher or lower than the market value of such securities.

         In connection with their use of amortized cost valuation, each such Fund limits the dollar-weighted average maturity of its portfolio to not more than 90 days and does not purchase any instrument with a remaining maturity of more than 13 months with certain exceptions. The Company's Board of Trustees has also established procedures, pursuant to rules promulgated by the Securities and Exchange Commission, that are intended to stabilize the net asset value per share of each such Fund for purposes of sales and redemptions at $1.00. Such procedures include the determination at such intervals as the Board deems appropriate, of the extent, if any, to which each such Fund's net asset value per share calculated by using available market quotations deviates from $1.00 per share. In the event such deviation exceeds 1/2 of 1% with respect to any of the Funds, the Board will promptly consider what action, if any, should be initiated. If the Board believes that the amount of any deviation from the $1.00 amortized cost price per share of a Fund may result in material dilution or other unfair results to investors or existing shareholders, it will take such steps as it considers appropriate to eliminate or reduce to the extent reasonably practicable any such dilution or unfair results. These steps may include selling portfolio instruments prior to maturity; shortening the Fund's average portfolio maturity; withholding or reducing dividends; redeeming shares in kind; or utilizing a net asset value per share determined by using available market quotations.


Valuation of the Non-Money Market Funds

         Equity securities are valued at the last reported sales prices on the day of valuation if such prices are readily available, otherwise at the last quoted bid prices on that day. Debt securities with remaining maturities in excess of sixty days are valued at the last quoted bid prices on the day of valuation. Debt securities with remaining maturities of sixty days or less are valued at amortized cost. Other Securities for which quotations are not readily available are valued at their fair market value under procedures established by, and under the supervision of, the Company's Board of Trustees.

         With respect to the International Equity Fund, investments which are primarily traded on a domestic exchange (including securities traded through the National Market System) are valued at the last sale price on that exchange or, if there is no recent sale, the last current bid price; portfolio securities which are primarily traded on foreign securities exchanges are generally valued at the preceding closing values of such securities on their respective exchanges, except that when an event subsequent to the time where value was so established is likely to have changed such value, then the fair value of those securities will be determined by consideration of other factors by or under the direction of the Board of Trustees. Securities trading in over-the-counter markets in European and Pacific Basin countries is normally completed well before 4:00 p.m., Eastern time. In addition, European and Pacific Basin securities trading may not take place on all Business Days. Furthermore, trading takes place in Japanese markets on certain Saturdays and in various foreign markets on days which are not considered to be Business Days. The calculation of the net asset value of a Fund investing in foreign securities may not take place contemporaneously with the determination of the prices of portfolio securities used in such calculation. Events affecting the values of portfolio securities that occur between the time their prices are determined and 4:00 p.m., Eastern time, and at other times may not be reflected in the calculation of net asset value of a Fund. A security which is listed or traded on more than one exchange shall be valued at the quotation on the exchange determined to be the primary market for such security; investments in foreign debt securities having a maturity of 60 days or less shall be valued based upon the amortized cost method; all other foreign securities are valued at the last current bid quotation if market quotations are available, or at fair value as determined in accordance with policies established by the Board of Trustees. For valuation purposes, quotations of foreign securities in foreign currency shall be converted to U.S. dollars equivalent at the prevailing market rate on the day of conversion.

         Among the factors that will be considered, if they apply, in valuing portfolio securities held by the Equity, International Equity, Special Equity, Bond, Intermediate Income, Pennsylvania Tax-Free Bond Fund, Short-Term Income and Balanced Funds are the existence of restrictions upon the sale of the security by the Fund, the absence of a market for the security, the extent of any discount in acquiring the security, the estimated time during which the security will not be freely marketable, the expenses of registering or otherwise qualifying the security for public sale, underwriting commissions if underwriting would be required to effect a sale, the current yields on comparable securities for debt obligations traded independently of any equity equivalent, changes in the financial condition and prospects of the issuer, and any other factors affecting fair market value. In making valuations, opinions of counsel may be relied upon as to whether or not securities are restricted securities and as to the legal requirements for public sale.

         The Company may use one or more pricing services to value certain portfolio securities where the prices provided are believed to reflect the fair market values of such securities. A pricing service would normally consider such factors as yield, risk, quality, maturity, type of issue, trading characteristics, special circumstances and other factors it deems relevant in determining valuations for normal institutionalized trading units of debt securities and would not rely exclusively on quoted prices. The methods used by the pricing services and the valuations so established will be reviewed from time to time by the Investment Advisor (and/or Sub-advisor with respect to the International Equity Fund) under the general supervision of the Company's Board of Trustees.


                 ADDITIONAL PURCHASE AND REDEMPTION INFORMATION


Calculation of Offering Price

         Retail Shares of the Non-Money Market Funds are sold with a maximum sales charge of 2%.

         An illustration of the computation of the offering price per share of Retail Shares of such Funds, using the value of such Funds' net assets and number of outstanding securities at the close of business on: (i) April 30, 1995 with respect to the Equity Fund, Bond Fund, Intermediate Income Fund, Pennsylvania Tax-Free Bond Fund and Special Equity Fund and (ii) September 30, 1995 with respect to the International Equity, Short-Term Income and Balanced Funds, and the maximum 2.0% sales charge is as follows:



                                                                                  Penn-       Interna-
                              Intermediate                           Special      sylvania    tional                  Short-
                              Income        Bond        Equity       Equity       Tax-Free    Equity     Balanced     Term Income
                              Fund          Fund        Fund         Fund         Bond Fund   Fund       Fund         Fund
                              ------------  ------      ------       -------      ---------   --------   --------     -----------

Net Assets...................   $1,248,200  $1,411,682  $5,904,306   $525,813     $767,269    $8,127     $69,611      $11,266

Outstanding
   Securities................      120,123     140,282     393,744     56,039       76,837       720       6,649        1,124

Net Asset Value
   Per Share.................      $ 10.39    $  10.06      $15.00      $9.38        $9.99    $11.29      $10.47       $10.02

Sales charge (2% of the
   offering price)...........         $.21        $.20        $.30       $.19         $.20      $.23        $.21         $.20

Offering to Public...........       $10.60      $10.26      $15.30      $9.57       $10.19    $11.52      $10.68       $10.22


Institutional Shares of each Fund are sold without a sales load.

No sales load is charged on the reinvestment of dividends or distributions, or in connection with certain share exchanges with respect to Retail Shares as described in the Prospectus describing Retail Shares under "Purchasing Shares -- Exchange Privilege." With regard to other circumstances wherein the sales load may be waived or reduced, see the Prospectus describing Retail Shares under "Purchasing Shares -- Sales Charge Waivers; Letters of Intent; Concurrent Purchases; and Rights of Accumulation."


Matters Affecting Purchase and Redemption

         Retail and Institutional Shares in each of the Funds are sold on a continuous basis by the Distributor, and the Distributor has agreed to use appropriate efforts to solicit all purchase orders. Institutional Shares may be purchased through procedures established by the Distributor in connection with the requirements of qualified accounts maintained by or on behalf of certain persons by the Investment Advisor, its affiliates or their correspondents. Individuals may not purchase Institutional Shares directly. Retail Shares may be purchased through financial institutions and industry professionals (such as insurance companies, investment counselors, accountants and estate planning associations but not including banks and savings and loan associations), broker-dealers, and the Distributor's affiliates and subsidiaries.

         The Company may suspend the right of redemption or postpone the date of payment for shares during any period when (a) trading on the New York Stock Exchange (the "Exchange") is restricted by applicable rules and regulations of the Securities and Exchange Commission, (b) the Exchange is closed for other than customary weekend and holiday closings, (c) the Securities and Exchange

Commission has by order permitted such suspension, or (d) an emergency exists as determined by the Securities and Exchange Commission.

         The Company may redeem shares involuntarily if redemption appears appropriate in light of the Company's responsibilities under the Act.


                     ADDITIONAL INFORMATION CONCERNING TAXES


General

         The following summarizes certain additional federal tax considerations generally affecting the Funds and their Shareholders that are not described in the Prospectus. No attempt is made to present a detailed explanation of the tax treatment of a Fund or its Shareholders, and the discussion here and in the Prospectuses is not intended as a substitute for careful tax planning. This discussion is based on federal tax laws and regulations which are in effect on the date of this Statement of Additional Information. Such laws and regulations may be changed by legislative or administrative action. Potential investors should consult their tax advisors with specific reference to their own tax situation.

         Each Fund of the Company is treated as a separate corporate entity under the Internal Revenue Code of 1986, as amended (the "Code"), and intends to qualify as a regulated investment company. By following this policy, each Fund expects to eliminate or reduce to a nominal amount the federal income taxes to which it is subject. If for any taxable year a Fund does not qualify for the special federal tax treatment afforded regulated investment companies, all of the Fund's taxable income would be subject to tax at regular corporate rates (without any deduction for distributions to shareholders). In such event, the Fund's dividend distributions to Shareholders (including, in the case of the Tax Free Fund and the Pennsylvania Tax-Free Bond Fund, amounts derived from interest on Municipal Obligations) would be taxable as ordinary income, to the extent of the current and accumulated earnings and profits of the particular Fund, and would be eligible for the dividends received deduction in the case of corporate Shareholders.

         Qualification as a regulated investment company under the Code requires, among other things, that each Fund distribute to its Shareholders an amount equal to at least the sum of 90% of its investment company taxable income and 90% of its tax-exempt interest income (if any), net of certain deductions for a taxable year. In addition, each Fund must satisfy certain requirements with respect to the source of its income for a taxable year. At least 90% of the gross income of each Fund must be derived from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, and other income (including, but not limited to, gains from options, futures, or forward contracts) derived with respect to a Fund's business of investing in such stock, securities or currencies. The Treasury Department may by regulation exclude from qualifying income foreign currency gains that are not directly related to a Fund's principal business of investing in stock or securities, or options and futures with respect to stock or securities. Any income derived by a Fund from a partnership or trust is treated for this purpose as derived with respect to the Fund's business of investing in stock, securities or currencies only to the extent that such income is attributable to items of income which would have been qualifying income if realized by the Fund in the same manner as by the partnership or trust.

         A Fund will not be treated as a regulated investment company under the Code if 30% or more of the Fund's gross income for a taxable year is derived from gains realized on the sale or other disposition of the following investments held for less than three months: (1) stock and securities (as defined in section 2(a)(36) of the Investment Company Act of 1940); (2) options, futures and forward contracts (other than those on foreign currencies); and (3) foreign currencies (and options, futures and forward contracts on foreign currencies) that are not directly related to a Fund's principal business of investing in stock and securities (and options and futures with respect to stocks and securities) (the "Short-short" test). Interest (including original issue discount and accrued market discount) received by a Fund upon maturity or disposition of a security held for less than three months will not be treated as gross income derived from the sale or other disposition of such security within the meaning of this requirement. However, income that is attributable to realized market appreciation will be treated as gross income from the sale or other disposition of securities for this purpose. With respect to covered call options, if the call is exercised by the holder, the premium and the price received on exercise constitute the proceeds of sale, and the difference between the proceeds and the cost of the securities subject to the call is capital gain or loss. Premiums from expired call options written by a Fund and net gains from closing purchase transactions are treated as short-term capital gains for federal income tax purposes, and losses on closing purchase transactions are short-term capital losses.

         Any distribution of the excess of net long-term capital gain over net short-term capital loss is taxable to a Shareholder as long-term capital gain, regardless of how long the Shareholder has held the distributing Fund's Shares and whether such distribution is received in cash or additional Fund Shares. The

Fund will designate such distributions as capital gain dividends in a written notice mailed to Shareholders within 60 days after the close of the Fund's taxable year. Shareholders should note that, upon the sale or exchange of Fund Shares, if the Shareholder has not held such Shares for more than six months, any loss on the sale or exchange of those Shares will be treated as long-term capital loss to the extent of the capital gain dividends received with respect to the Shares.

         Ordinary income of individuals is taxable at a maximum nominal rate of 39.6%, but because of limitations on itemized deductions otherwise allowable and the phase-out of personal exemptions, the maximum effective marginal rate of tax for some taxpayers may be higher. An individual's long-term capital gains are taxable at a maximum nominal rate of 28%. For corporations, long-term capital gains and ordinary income are both taxable at a maximum nominal rate of 35% (or at a maximum effective marginal rate of 39% in the case of corporations having taxable income between $100,000 and $335,000).

         A 4% non-deductible excise tax is imposed on regulated, investment companies that fail to currently distribute specified percentages of their ordinary taxable income and capital gain net income (excess of capital gains over capital losses). Each Fund intends to make sufficient distributions or deemed distributions of its ordinary taxable income and any capital gain net income prior to the end of each calendar year to avoid liability for this excise tax.

         Each Fund will be required in certain cases to withhold and remit to the U.S. Treasury 31% of taxable dividends or gross sale proceeds paid to Shareholders who have failed to provide a correct tax identification number in the manner required, who are subject to withholding by the Internal Revenue Service for failure to properly include on their return payments of taxable interest or dividends, or who have failed to certify to the Fund either that they are not subject to back-up withholding when required to do so or that they are "exempt recipients."


Taxation of Certain Financial Instruments

         With respect to the Equity, International Equity, Special Equity, Bond, Intermediate Income and Balanced Funds, some investments may be subject to special rules which govern the federal income tax treatment of certain transactions denominated in terms of a currency other than the U.S. dollar or determined by reference to the value of one or more currencies other than the U.S. dollar. The types of transactions covered by the special rules include the following: (1) the acquisition of, or becoming the obligor under, a bond or other debt instrument (including, to the extent provided in Treasury regulations, preferred stock); (2) the accruing of certain trade receivables and payables; and (3) the entering into or acquisition of any forward contract, futures contract, option or similar financial instrument. The disposition of a currency other than the U.S. dollar by a U.S. taxpayer is also treated as a transaction subject to the special currency rules. However, foreign currency-related regulated futures contracts and non-equity options are generally not subject to the special currency rules if they are or would be treated as sold for their fair market value at year-end under the mark-to-market rules (described below), unless an election is made to have such currency rules apply. With respect to transactions covered by the special rules, foreign currency gain or loss is calculated separately from any gain or loss on the underlying transaction and is normally taxable as ordinary gain or loss. A taxpayer may elect to treat as capital gain or loss foreign currency gain or loss arising from certain identified forward contracts, futures contracts and options that are capital assets in the hands of the taxpayer and which are not part of a straddle. The Treasury Department has issued regulations under which certain transactions subject to the special currency rules that are part of a "section 988 hedging transaction" are not subject to the mark-to-market or loss deferral rules under the Code. It is anticipated that some of the non-U.S. dollar denominated investments and foreign currency contracts that the Fund may make or may enter into will be subject to the special currency rules described above. Gain or loss attributable to the foreign currency component of transactions engaged in by a Fund which are not subject to the special currency rules (such as foreign equity investments other than certain preferred stocks) will be treated as capital gain or loss and will not be segregated from the gain or loss on the underlying transaction.

         Generally, futures contracts held by a Fund at the close of the Fund's taxable year will be treated for Federal income tax purposes as sold for their fair market value on the last business day of such year, a process known as "mark-to-market." Forty percent of any gain or loss resulting from such constructive sale will be treated as short-term capital gain or loss and 60% of such gain or loss will be treated as long-term capital gain or loss without regard to the length of time the Fund holds the futures contract ("the 40%-60% rule"). The amount of any capital gain or loss actually realized by a Fund in a subsequent sale or other disposition of those futures contacts will be adjusted to reflect any capital gain or loss taken into account by the Fund in a prior year as a result of the constructive sale of the contacts. With respect to futures contracts to sell, which will be regarded as parts of a "mixed straddle" because their values fluctuate inversely to the values of specific securities held by the Fund, losses as to such contracts to sell will be subject to certain loss deferral rules which limited the amount of loss currently deductible on either part of the straddle to the amount thereof which exceeds the unrecognized gain (if any) with respect to the other part of the straddle, and to certain wash sales regulations. Under short sales rules, which will also be applicable, the holding period of the securities forming part of the straddle will (if they have not been held for the long-term holding period) be deemed not to begin prior to termination of the straddle. With respect to certain futures contracts, deductions for interest and carrying charges will not be allowed. Notwithstanding the rules described above, with respect to futures contracts to sell which are properly identified as such, a Fund may make an election which will exempt (in whole or in part) those identified futures contracts from being treated for Federal income tax purposes as sold on the last business day of the Fund's taxable year, but gains and losses will be subject to such short sales, wash sales, loss deferral rules and the requirement to capitalize interest and carrying charges. Under temporary regulations, a Fund would be allowed (in lieu of the foregoing) to elect either
(1) to offset gains or losses from positions which are part of a mixed straddle by separately identifying each mixed straddle to which such treatment applies, or (2) to establish a mixed straddle account for which gains and losses would be recognized and offset on a periodic basis during the taxable year. Under either election, the 40%-60% rule will apply to the net gain or loss attributable to the futures contracts, but in the case of a mixed straddle account election, not more than 50% of any net gain may be treated as long-term and no more than 40% of any net loss may be treated as short-term. Options on futures contracts generally receive federal tax treatment similar to that described above.

         Under the Short-short test described above, less than 30% of a company's gross income must be derived from certain investments held for less than three months. With respect to futures contracts and other financial instruments subject to the mark-to-market rules, the Internal Revenue Service (the "Service") has ruled in private letter rulings issued to other regulated investment companies that a gain realized from such a futures contract or financial instrument will be treated as being derived from a security held for three months or more (regardless of the actual period for which the contract or instrument is held) if the gain arises as a result of a constructive sale under the mark-to-market rules,and will be treated as being derived from a security held for less than three months only if the contract or instrument is terminated (or transferred) during the taxable year (other than reason of mark-to-market) and less than three months have elapsed between the date the contract or instrument is acquired and the termination date. Although private letter rulings are binding on the service only with respect to the taxpayers to which they are issued, management believes the service would take the same position with respect to the Funds. In determining whether the 30% test is met for a taxable year, increases and decreases in the value of each Fund's futures contracts and other investments that qualify as part of a "designated hedge," as defined in the Code, may be netted.

         Certain foreign currency contracts entered into by a Fund may be subject to the "mark-to-market" process, but gain or loss will be treated as 100% ordinary income or loss. To receive such federal income tax treatment, a foreign currency contract must meet the following conditions: (1) the contract must require delivery of a foreign currency of a type in which regulated futures contracts are traded or upon which the settlement value of the contracts depends; (2) the contract must be entered into at arm's length at a price determined by reference to the price in the interbank market; and (3) the contract must be traded in the interbank market. The Treasury Department has broad authority to issue regulations under the provisions respecting foreign currency contracts. As of that date of this Statement of Additional Information, the Treasury has not issued any such regulations. Foreign currency contracts entered into by the Fund may result in the creation of one or more straddles for federal income tax purposes, in which case certain loss deferral, short sales, and wash sales rules and the requirement to capitalize interest and carrying charges may apply.

         Qualification as a regulated investment company under the Code requires that each Fund satisfy certain requirements with respect to the source of its income during a taxable year. At least 90% of the gross income of each Fund must be derived from dividends, interests, payments with respect to securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, and other income (including, but not limited to, gains from options, futures, or forward contracts) derived with respect to the Fund's business of investing in such stock, securities or currencies. The Treasury Department may by regulation exclude from qualifying income foreign currency gains which are not directly related to a Fund's principal business of investing in stock or securities, or options and futures with respect to stock or securities, or options and futures with respect to stock or securities. Any income derived by a Fund from a partnership or trust is treated for this purpose as derived with respect to the Fund's business of investing in stock, securities or currencies only to the extent that such income is attributable to items of income which would have been qualifying income if realized by the Fund in the same manner as by the partnership or trust.


Special Considerations Pertaining to the Tax-Free and
Pennsylvania Tax-Free Bond Funds

         The policy of the Tax-Free Fund is to pay to its Shareholders each year as exempt-interest dividends substantially all the Fund's Municipal Securities interest income net of certain deductions and the policy of the Pennsylvania Tax-Free Bond Fund is to pay to its Shareholders each year as exempt-interest dividends substantially all the Fund's Pennsylvania Municipal Securities interest income net of certain deductions. Exempt-interest dividends generally may be treated by the Shareholders as items of interest excludable from their gross income under
Section 103(a) of the Code. An exempt-interest dividend is any dividend or part thereof (other than a capital gain dividend) paid by the Tax-Free and Pennsylvania Tax-Free Bond Funds and designated as an exempt-interest dividend in a written notice mailed to Shareholders not later than 60 days after the close of each Fund's taxable year. However, the aggregate amount of dividends so designated by such Funds cannot exceed the excess of the amount of interest exempt from tax under Section 103 of the Code received by either Fund during the taxable year over any amounts disallowed as deductions under Sections 265 and 171(a)(2) of the Code. Moreover, with respect to the Pennsylvania Tax-Free Bond Fund, while such dividends and interest are exempt from regular federal income tax, they may be subject to the federal alternative minimum tax (currently imposed at the rate of 26-28% in the case of non-corporate taxpayers and at the rate of 20% in the case of corporate taxpayers), in two circumstances. First, exempt interest dividends derived from certain "private activity" bonds issued after August 7, 1986, will generally constitute an item of tax preference for both corporate and non-corporate taxpayers. The Pennsylvania Tax-Free Bond Fund intends, when possible, to avoid investing in such "private activity" bonds. Second, exempt interest dividends derived from all bonds, regardless of the date of issue, must be taken into account by corporate taxpayers in determining certain adjustments for the federal alternative minimum tax and the environmental tax. Receipt of exempt interest dividends may result in collateral federal income tax consequences to certain other taxpayers, including financial institutions, property and casualty insurance companies, individual recipients of Social Security or Railroad Retirement benefits, and foreign corporations engaged in trade or business in the United States. Prospective investors should consult their own tax advisors as to such consequences.

         The percentage of the total dividends paid for any taxable year which qualifies as exempt-interest dividends will be the same for all Shareholders receiving dividends from either the Tax-Free or Pennsylvania Tax-Free Bond Funds during such year, regardless of the period for which the Shares were held. In order for each such Fund to pay exempt-interest dividends for any taxable year, at the close of each quarter of its taxable year at least 50% of the aggregate value of their respective assets must consist of exempt-interest obligations.

         Interest on indebtedness incurred by a shareholder to purchase or carry shares of either of the Tax-Free and

Pennsylvania Tax-Free Bond Funds generally is not deductible for federal income tax purposes.

         Shareholders who may be treated as a "substantial user" or a "related person" to such user with respect to facilities financed through any "private activity" obligations held by the Funds are advised to consult their tax advisors with respect to whether exempt-interest dividends would retain the exclusion under Section 103(a). A "substantial user" is defined under U.S. Treasury Regulations to include a non-exempt person who regularly uses a part of such facilities in his trade or business and whose gross revenues derived with respect to the facilities financed by the issuance of bonds are more than 5% of the total revenues derived by all users of such facilities, or who occupies more than 5% of the usable area of such facilities or for whom such facilities or a part thereof were specifically constructed, reconstructed or acquired. A "related person" includes certain related natural persons, affiliated corporations, partners and partnerships and S corporations and their shareholders.

         The Tax-Free and Pennsylvania Tax-Free Bond Funds will distribute substantially all of their investment company taxable income, if any, for each taxable year. In general, each such Fund's investment company taxable income will be its taxable income subject to certain adjustments and excluding the excess of any net long-term capital gain for the taxable year over the net short-term capital loss, if any, for such year. Each such Fund will be taxed on any undistributed investment company taxable income. To the extent such income is distributed by either Fund (whether in cash or additional Shares), it will be taxable to shareholders as ordinary income. It is not expected that any such distributions will be eligible for the dividends received deduction for corporations.


                         TAXABLE EQUIVALENT YIELD TABLE
                      TAX EXEMPT VERSUS TAXABLE SECURITIES

                  The tables below show the effect of the tax status of bonds on the taxable equivalent yield received by their holders under the regular Federal income tax and the Pennsylvania personal income tax laws in existence for tax year 1995. They give the approximate yield a taxable security must earn at various income brackets to produce after-tax yields equivalent to those of tax exempt bonds yielding 4%, 4.5%, 5%, 5.5%, 6%, 6.5% and 7.0%.



    1995 Federal                             Approximate
       Taxable                                Combined                              TAX EXEMPT YIELD
                                                               ---------------------------------------------------------------
   Income Bracket                           Federal & PA         4.0%     4.5%     5.0%      5.5%      6.0%     6.5%      7.0%
  ----------------                                               ----     ----     ----      ----      ----     ----      ----
    Joint Return       Single Return      Marginal Tax Rate                     Taxable Equivalent Yield
  ----------------   -----------------    -----------------    ---------------------------------------------------------------

       0 -  39,000        0 -  23,350           17.380%        4.841%   5.447%   6.052%   6.657%     7.262%   7.867%    8.473%
  39,001 -  94,250   23,351 -  56,550           30.016%        5.716%   6.430%   7.144%   7.859%     8.573%   9.288%   10.002%
  94,251 - 143,600    56,551- 117,950           32.932%        5.964%   6.710%   7.455%   8.201%     8.946%   9.692%   10.437%
 143,601 - 256,500  117,951 - 256,500           37.792%        6.430%   7.234%   8.038%   8.841%     9.645%  10.449%   11.253%
      OVER 256,500       OVER 256,500           41.291%        6.813%   7.665%   8.517%   9.368%    10.220%  11.072%   11.923%


Equivalent yields are based on a fixed $1,000 investment with all taxes deducted from income. The 4 mill county intangible personal property tax, which is applicable in most counties, is not considered in these tables. The 4.96% Philadelphia school district investment income tax is also not considered in these tables. While it is expected that the Pennsylvania Tax-Free Bond Fund will invest primarily in obligations exempt from taxes, other income received by the Fund may be taxable. Yields shown are for illustration purposes only and are not meant to represent the Fund's actual yield.


NOTE:

The income amount shown is income subject to Federal income tax reduced by adjustments to income, exemptions, and itemized deductions (including the deduction for state and local income taxes). If the standard deduction is taken for Federal income tax purposes, the taxable equivalent yield required to equal a specified tax-exempt yield is at least as great as that shown in the tables. It should also be noted that the interest earned on certain "private activity bonds" issued after August 7, 1986, while exempt from the regular Federal income tax, is treated as a tax preference item which could subject the recipient to the Federal alternative minimum tax. It is assumed in these tables that the investor is not subject to the Federal alternative minimum tax. Where applicable, investors should consider that the benefit of certain itemized deductions and the benefit of personal exemptions are limited in the case of higher income individuals. For 1995, taxpayers with adjusted gross income in excess of approximately a $114,700 threshold amount are subject to an overall limitation on certain itemized deductions, requiring a reduction equal to the lesser of (i) 3% of adjusted gross income in excess of the $114,700 threshold or
(ii) 80% of the amount of such itemized deductions otherwise allowable. The benefit of each personal exemption is phased out at the rate of two percentage points for each $2,500 (or fraction thereof) of adjusted gross income in the phase-out zone. For single taxpayers the range of adjusted gross income in the phase-out zone is estimated to be from $114,700 to $237,201 and for married taxpayers filing a joint return, the range is estimated to be from $172,050 to $294,551. The Federal tax brackets, the threshold amount at which itemized deductions are subject to reduction, and the range over which personal exemptions are phased out will be further adjusted for inflation for each year after 1995.


                            MANAGEMENT OF THE COMPANY

Trustees

         The Company will be managed by the Trustees in accordance with the laws of the Commonwealth of Massachusetts governing trusts with transferrable shares. There are currently seven Trustees, three of whom are not "interested persons" of the Company within the meaning of that term under the Investment Company Act of 1940. The Board of Trustees, in turn, elects the officers of the Company to supervise actively its day-to-day operations.

          The Trustees of the Company, their addresses, and their principal occupations during the past five years, are as follows:


                                                            Position(s) Held            Principal Occupations
Name and Address                                   Age      With the Company            During Past 5 Years
----------------                                   ---      ----------------            -------------------

Thomas J. Taylor                                   55       Chairman and                Consultant; Trustee, Community
1015 Darby Drive                                            Trustee                     Heritage Fund
Yardley, PA 19067

*Dominic S. Genuardi, Sr.                          71       Trustee                     Retired; Chief Executive
805 East Germantown Pike                                                                Officer, Genuardi Supermarkets,
Norristown, PA 19401                                                                    Inc. until October 1990.

*Steven I. Gross                                   48       Trustee                     Managing Partner, Gross &
2655 Philmont Avenue                                                                    Company (certified public
Huntingdon Valley, PA 19006                                                             accountants).

Robert C. Kingston                                 66       Trustee                     Consultant; Member of the
1603 River Farm Drive                                                                   Special Operations Policy
Alexandria, VA 22308                                                                    Group of the Secretary of
                                                                                        Defense; Director, Vinnell
                                                                                        Corporation; Founder, Military
                                                                                        Professional Resources, Inc.

Dale E. Smith                                      64       Trustee                     President
230 West Washington Square                                                              Farm Journal, Inc.
Philadelphia, PA 19106


---------------------------

* May be deemed to be an "interested person" of the Company as defined in the Investment Company Act of 1940.

          The Trustees of the Company receive fees and expenses for each meeting of the Board of Trustees they attend. Each Trustee is entitled to compensation at the rate of $4,000 per year, plus $1,500 for each meeting attended in person and $250.00 for each meeting held by conference telephone, plus all out-of-pocket expenses incurred as a trustee. The Chairman of the Board of Trustees is entitled to additional compensation at the rate of $2,500 per year. For the fiscal year ended October 31, 1994, the Company paid total compensation of $28,000 to persons serving as Trustees.

         The following table provides information concerning the compensation of each of the Company's Trustees for services rendered during the Company's last fiscal year ended October 31, 1994:

                                                                              Pension or
                                                                              Retirement                    Total
                                                    Aggregate              Benefits Accrued             Compensation
                                                  Compensation                As Part of                from Company
          Name of Person                          From Company             Company Expenses           and Fund Complex
          --------------                          ------------             ----------------           ----------------
Dominic S. Genuardi, Sr......................       $6,000                       None                 Not Applicable(1)
Steven I. Gross..............................       $6,000                       None                 Not Applicable(1)
Robert C. Kingston...........................       $4,000                       None                 Not Applicable(1)
Dale E. Smith................................       $6,000                       None                 Not Applicable(1)
Thomas J. Taylor.............................       $6,000                       None                 Not Applicable(1)

--------------------------

(1)  The Company is not part of a fund complex.


Officers

         The officers of the Company, and their principal occupations during the past five years are as follows:


                                  Position(s) Held               Principal Occupation
Name and Address                  With the Company               During Past 5 Years
----------------                  ----------------               -------------------

David G. Lee                      President and                  Senior Vice President of the
                                  Chief Executive                Administrator and the Distributor
                                  Officer                        since 1993.  Vice President of the
                                                                 Administrator and the Distributor
                                                                 since 1991.  President of Sierra
                                                                 Trust Funds prior to 1991.

Carmen V. Romeo                   Treasurer and                  Director, Executive Vice President,
                                  Assistant                      Chief Financial Officer and
                                  Secretary                      Treasurer of SEI since 1977.
                                                                 Director and Treasurer of the
                                                                 Administrator and Distributor since
                                                                 1981.



                                  Position(s) Held               Principal Occupation
Name and Address                  With the Company               During Past 5 Years
----------------                  ----------------               -------------------

Sandra K. Orlow                   Vice President                 Vice President and Assistant
                                  and Assistant                  Secretary of the Administrator
                                  Secretary                      and Distributor since 1983.

Robert B. Carroll                 Vice President                 Vice President, Assistant
                                  and Assistant                  Secretary of SEI, the
                                  Secretary                      Administrator and Distributor,
                                                                 since 1994.  United States Securities
                                                                 and Exchange Commission, Division of
                                                                 Investment Management, 1990-1994.
                                                                 Associate, McGuire, Woods, Battle and
                                                                 Boothe (law firm) before 1990.

Kathryn L. Stanton                Vice President                 Vice President, Assistant Secretary
                                  and Assistant                  of SEI, the Administrator and
                                  Secretary                      Distributor, since 1994.  Associate,
                                                                 Morgan, Lewis & Bockius (law firm)
                                                                 1989-1994.

Kevin P. Robins                   Vice President                 Senior Vice President, General
                                  and Assistant                  Counsel and Secretary of SEI, the
                                  Secretary                      Administrator and Distributor since
                                                                 1994. Vice President of SEI, the
                                                                 Administrator and Distributor 1992-
                                                                 1994. Associate, Morgan, Lewis &
                                                                 Bockius (law firm), 1988-1992.

Stephen G. Meyer                  Controller                     Vice President and Controller -
                                  and Chief                      Fund Resources, a division of SEI.
                                  Accounting                     Director - Internal Audit and Risk
                                  Officer                        Management - SEI, 1992 to March 1995.
                                                                 Coopers & Lybrand, Senior Associate,
                                                                 1990 to 1992.

Henry S. Hilles,Jr.               Secretary                      Partner in the law firm of Drinker
                                                                 Biddle & Reath, Philadelphia,
                                                                 Pennsylvania.

Allison E. Koebig                 Assistant                      From October, 1993 to present,
                                  Secretary                      employee of SEI Corporation.

Christine Trecroci                Assistant                      From March, 1994 to present,
                                  Secretary                      employee of SEI Corporation.


         Each officer other than Mr. Hilles may be reached at 680 East Swedesford Road, Wayne, Pennsylvania 19087-1658. Mr. Hilles may be reached at 1345 Chestnut Street, Philadelphia, Pennsylvania 19107- 3496. The officers of the Company receive no compensation directly from the Company for performing the duties of their offices. Each officer other than Mr. Hilles is an employee of SEI Corporation.

         As of October 6 1995, the trustees and officers as a group owned 34.27% and 16.47% of the outstanding Retail Shares of the Company's Cash Management and Pennsylvania Tax-Free Bond Funds, respectively. As of the same date, the trustees and officers of the Company collectively owned less than 1% of the outstanding Retail and Institutional Shares of each of the Company's other investment portfolios.

Investment Advisor

         Meridian Investment Company serves as the Company's Investment Advisor. Its principal offices are located at 55 Valley Stream Parkway, Malvern, Pennsylvania 19355. The Investment Advisor is a subsidiary of Meridian Bancorp, Inc. The Investment Advisor has been engaged in providing investment management and advice to trusts and other customers since February 1985, but prior to the Company's commencement of operations had not previously served as an investment advisor to a registered management investment company.

         The Investment Advisor manages each of the Company's portfolios and is responsible for all purchases and sales of each Fund's portfolio securities. For the advisory services provided and expenses assumed by it, the Investment Advisor is entitled to receive a fee, computed daily and payable monthly, based on each Fund's average net assets at an annual rate equal to the lesser of (i)
 .40% for each of the Cash Management, Tax-Free and U.S. Treasury Securities Funds; .74% for each of the Equity, Bond, Intermediate Income and Pennsylvania Tax-Free Bond Funds; 1.50% for the Special Equity Fund; .75% for the Balanced Fund; .74% for the Short-Term Income Fund; and 1.00% for the International Equity Fund, or (ii) such fee as may from time to time be agreed upon in writing by a Fund and the Investment Advisor in advance of the period to which the fee relates. In addition, the Investment Advisor has agreed that if, in any fiscal year, the expenses borne by any Fund exceed the applicable expense limitations imposed by the securities regulations of any state in which Shares of such Fund are registered or qualified for sale to the public, the Investment Adviser will reimburse such Fund for any excess up to the amount of its fee under the Investment Advisory Agreement, provided, however, that notwithstanding the foregoing, the Investment Adviser shall reimburse the Funds for such excess expenses regardless of the amount of the fees paid to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Company so require. Unless otherwise required by law, such reimbursement would be accrued and paid on the same basis that the advisory fee is accrued and paid by each Fund. To the Company's knowledge, of the expense limitations in effect on the date of this Statement of Additional Information, none is more restrictive than two and one-half percent (2-1/2%) of the first $30 million of a Fund's average net assets, two percent (2%) of the next $70 million of the average net assets and one and one-half percent (1-1/2%) of the remaining average net assets determined at least monthly.

         For the services provided and expenses assumed by the Investment Advisor, the Company paid the Investment Advisor, net of voluntary fee reductions for the fiscal years ended October 31, 1992, October 31, 1993 and October 31, 1994, advisory fees of

$294,483, $406,337 and $321,336, respectively, with respect to the Cash Management Fund; $65,406, $63,747 and $64,860, respectively, with respect to the Tax-Free Fund; $826,674, $855,490 and $794,672, respectively, with respect to the U.S. Treasury Securities Fund; $107,068, $208,264 and $349,644, respectively, with respect to the Equity Fund; $16,167, $52,947 and $64,219, with respect to the Bond Fund; and $19,517, $54,314 and $55,664, respectively, with respect to the Intermediate Income Fund. Net of voluntary fee reductions, the Company has not paid any fees to the Investment Advisor with respect to services provided and expenses assumed by it on behalf of the Pennsylvania Tax-Free Bond Fund since the commencement of the Fund's operations on September 21, 1992. Net of voluntary fee reductions, the Company paid the Investment Advisor, for the period from March 15, 1994 (commencement of operations) to October 31, 1994, no advisory fees with respect to the Special Equity Fund.

         For the fiscal years ended October 31, 1992, October 31, 1993 and October 31, 1994, the Investment Advisor voluntarily reduced its fees in the amount of: $249,326, $243,803 and $243,475, respectively, with respect to the Cash Management Fund; $152,615, $148,744 and $151,339, respectively, with respect to the Tax-Free Fund; $709,893, $513,293 and $476,803, respectively, with respect to the U.S. Treasury Securities Fund; $46,544, $72,302 and $7,814, respectively, with respect to the Equity Fund; $66,482, $104,028 and $125,789, respectively, with respect to the Bond Fund; and $69,519, $106,637 and $109,045, respectively, with respect to the Intermediate Income Fund. For the period September 21, 1992 (commencement of operations) to October 31, 1992, the fiscal years ended October 31, 1993 and October 31, 1994, the Investment Advisor voluntarily reduced its fees in the amount of $1,732, $41,232 and $56,761, respectively, with respect to the Pennsylvania Tax-Free Bond Fund. For the period from March 15, 1994 (commencement of operations) to October 31, 1994, the investment Advisor voluntarily reduced its fees in the amount of $87,643 with respect to the Special Equity Fund.


Sub-advisor

         Marvin & Palmer Associates, Inc., 1201 N. Market Street, Suite 2300, Wilmington, Delaware 19801-1165, serves as the Sub-advisor with respect to the International Equity Fund under an agreement with the Investment Advisor (the "Sub-advisory Agreement"). The Sub-advisor, a privately-held company, was founded in 1986 by David F. Marvin and Stanley Palmer. The Sub-advisor is engaged in the management of Non-U.S. global (including emerging markets) equity portfolios for institutional accounts. At December 31, 1994, the Sub-advisor managed a total of $2.6 billion in investments for 47 institutional investors.

         Pursuant to the Sub-advisory Agreement, the Sub-advisor will assist the Investment Advisor in providing a continuous investment program for the International Equity Fund, including investment research and management with the respect to all securities and investments and cash equivalents of such Fund. The Sub-advisor will also prepare, subject to the Investment Advisor's approval, lists of foreign countries for investment by the International Equity Fund and determine from time to time what securities and other investments will be purchased, retained or sold for the Fund and shall determine what portion of the Fund's assets will be held in different currencies. The Sub-advisor shall place orders for the purchase and sale of portfolio securities and will solicit broker-dealers to execute transactions in accordance with the Fund's policies and restrictions regarding brokerage allocations. Under the Sub-advisory Agreement, the Sub-advisor is required, among other things, to furnish to the Investment Advisor and the Board of Trustees such periodic and special reports as they may request and attend regular business and investment related meetings with the Investment Advisor and Board of Trustees if requested to do so. The Sub-advisor will provide the Investment Advisor with foreign broker research, a quarterly review of international economic and investment developments and occasional analyses on international investment issues.

         For the services provided by the Sub-advisor pursuant to the Sub-advisory Agreement, the Investment Advisor will pay to the Sub-advisor a fee, payable monthly, at the annual rates of seventy-five one-hundredths of one percent (0.75%) of the average of the first $100,000,000 of the daily net assets of the International Equity Fund, seventy one-hundredths of one percent (0.70%) of the average of the next $100,000,000 of such assets, sixty-five one-hundredths of one percent (0.65%) of the average of the next $100,000,000 of such assets, and sixty one-hundredths of one percent (0.60%) of the average of such assets in excess of $300,000,000.


Banking Laws

         Banking laws and regulations presently prohibit a bank holding company registered under the Federal Bank Holding Company Act of 1956 or any bank or non-bank affiliate thereof from sponsoring, organizing or controlling a registered, open-end investment company engaged continuously in the issuance of its shares, and prohibit banks generally from issuing, underwriting, selling or distributing securities such as Fund Shares. Such banking laws and regulations do not prohibit such a holding company or affiliate or banks generally from acting as investment advisor or custodian to such an investment company, or from purchasing shares of such a company for and upon the order of customers. The Investment Advisor is subject to such banking laws and regulations.

         Future changes in legal requirements relating to the permissible activities of banks and their affiliates, as well as further interpretations of present requirements, could prevent the

Investment Advisor from continuing to perform investment advisory services for the Company. If the Investment Advisor were prohibited from continuing to perform such services, it is expected that the Company's Board of Trustees would recommend that the Company enter into a new agreement with another qualified firm. Any new advisory agreement would be subject to shareholder approval.


Administrator

         Effective May 1, 1995, SEI Financial Management Corporation, a wholly-owned subsidiary of SEI Corporation ("SEI"), serves as administrator (the "Administrator") to the Company. The Administrator assists in supervising all operations of each Fund, except those performed by the Investment Advisor under the Investment Advisory Agreement, by the Sub-advisor under the Sub-advisory Agreement, by SEI Financial Services Company under the Distribution Agreement and by Citibank, N.A. or the Bank of New York under their respective Custodian Agreements.

         Under the Administration Agreement, the Administrator has agreed to maintain office facilities for the Company. The Administrator prepares annual and semi-annual reports to the Securities and Exchange Commission, prepares Federal and state tax returns, prepares filings with state securities commissions, and generally assists in all aspects of the Company's operations other than those discussed above. Under the Administration Agreement, the Administrator also provides fund accounting and related accounting services. The Administrator may delegate its responsibilities under the Administration Agreement with the Company's written approval.

         The Administrator is entitled to receive compensation for services rendered to the Funds at an annual rate of .17% of the average daily net assets of each portfolio, which is calculated daily and paid monthly. All subsequent portfolios will be subject to a minimum annual fee of $60,000 (domestic portfolios) and $80,000 (international portfolios). An additional minimum fee of $15,000 for each class of shares in excess of two classes will be imposed on all current and future portfolios.

         Prior to May 1, 1995, The Winsbury Company ("Winsbury") served as administrator to the Company. For the fiscal years ended October 31, 1992, October 31, 1993 and October 31, 1994, the Company paid Winsbury, net of voluntary fee reductions, administration fees of: $224,133, $325,070 and $282,405, respectively, with respect to the Cash Management Fund; $49,001, $72,625 and $24,865, respectively, with respect to the Tax-Free Fund; and $626,249, $684,392 and $635,737, respectively, with respect to the U.S. Treasury Securities Fund. For the same periods, Winsbury voluntarily reduced its fees in the amount of

$47,772, no reduction and no reduction, respectively, with respect to the Cash Management Fund; $60,010, $33,620 and $83,234, respectively, with respect to the Tax-Free Fund; and $142,034, no reduction and no reduction, respectively with respect to the U.S.
Treasury Securities Fund.

         For the fiscal years ended October 31, 1992, October 31, 1993 and October 31, 1994, the Company paid Winsbury, net of voluntary fee reductions, administration fees of: $23,224, $68,252 and $96,416, respectively, with respect to the Equity Fund; $1,527, $17,277 and $25,688, respectively, with respect to the Bond Fund; and $1,723, $17,578 and $22,266, respectively, with respect to the Intermediate Income Fund. For the same periods, Winsbury voluntarily reduced its fees in the amount of: $18,293, $7,577 and no reduction, respectively, with respect to the Equity Fund; $20,811, $25,149 and $25,666, respectively, with respect to the Bond Fund; and $22,341, $25,922 and $22,250, respectively, with respect to the Intermediate Income Fund.

         For the period September 21, 1992 (commencement of operations) to October 31, 1992, the fiscal years ended October 31, 1993 and October 31, 1994, Winsbury voluntarily reduced its fees in the amount of $252, $11,114 and $15,341, respectively, with respect to the Pennsylvania Tax-Free Bond Fund.

         For the period March 15, 1994 (commencement of operations) to October 31, 1994, the Company paid Winsbury, net of voluntary fee reductions, administration fees of $0 with respect to the Special Equity Fund. For the same period, Winsbury voluntarily reduced its fees in the amount of $11,686 with respect to the Special Equity Fund.


Fund Accountant

         As discussed above, the Administrator provides fund accounting and related accounting services to the Company. Prior to May 1, 1995, BISYS Fund Services Ohio, Inc. ("BISYS"), an affiliate of Winsbury served as fund accountant to the Company pursuant to an accounting agreement.

         For fiscal years ended October 31, 1992, October 31, 1993 and October 31, 1994, the Company paid BISYS, exclusive of out-of-pocket expenses, fund accounting fees of: $41,666, $49,441 and $42,684, respectively with respect to the Cash Management Fund; $24,584, $41,126 and $41,355, respectively, with respect to the Tax-Free Fund; $114,889, $103,193 and $95,522, respectively, with respect to the U.S. Treasury Securities Fund; $18,937, $34,954 and $34,957, respectively, with respect to the Equity Fund; $16,788, $38,671 and $39,076, respectively, with respect to the Bond Fund; and $15,526, $36,894 and $37,837, respectively with respect to the Intermediate Income Fund. For the period September 21, 1992

(commencement of operations) to October 31, 1992, the fiscal years ended October 31, 1993 and October 31, 1994, the Company paid BISYS, exclusive of out-of-pocket expenses, fund accounting fees of $2,240, $23,140 and $25,435, respectively, with respect to the Pennsylvania Tax-Free Bond Fund.

         For the period March 15, 1994 (commencement of operations) to October 31, 1994, the Company paid BISYS, exclusive of out-of-pocket expenses, fund accounting fees of $20,759 with respect to the Special Equity Fund.

Transfer Agent

         SEI Financial Management Corporation also serves as Fund Transfer Agent pursuant to the Transfer Agent and Service Agreement. The Transfer Agent has agreed to perform certain services including the following: (i) to issue and redeem shares of the Company; (ii) to address and mail all communications by the Company to its Shareholders, including reports to shareholders, dividend and distribution notices, proxy materials for meetings of shareholders and prospectuses; (iii) to maintain shareholder accounts; and (iv) to make periodic reports to the Company's Board of Trustees concerning the Company's operations. The Company shall pay the Transfer Agent an annual fee equal to .02% of the total assets of the Fund, plus an annual fee of $25 per shareholder account and all out-of-pocket expenses.

         Prior to May 1, 1995 BISYS served as transfer agent pursuant to a Transfer Agent and Shareholder Service Agreement. For fiscal years ended October 31, 1992, October 31, 1993 and October 31, 1994, the Company paid BISYS, exclusive of out-of-pocket expenses, fees of: $5,404, $14,453 and $22,343, respectively, with respect to the Cash Management Fund; $4,950, $12,056 and $20,557, respectively, with respect to the Tax-Free Fund; $5,728, $15,656 and $22,575, respectively with respect to the U.S. Treasury Securities Fund; $15,244, $29,678 and $55,781, respectively, with respect to the Equity Fund; $7,261, $16,426 and $32,247, respectively, with respect to the Bond Fund; and $8,145, $21,844 and $30,876, respectively, with respect to the Intermediate Income Fund. For the period September 21, 1992 (commencement of operations) to October 31, 1992, the fiscal years ended October 31, 1993 and October 31, 1994, the Company paid BISYS, exclusive of out-of-pocket expenses, fees of $966, $10,081 and $7,531, respectively, with respect to the Pennsylvania Tax-Free Bond Fund.

         For the period March 15, 1994 (commencement of operations) to October 31, 1994, the Company paid BISYS, exclusive of out-of-pocket expenses, fees of $13,233 with respect to the Special Equity Fund.

         The Company's agreement with BISYS required the Company to pay it a reasonable fee in connection with the termination of its services as transfer agent, which occurred on April 30, 1995.


Distributor

         SEI Financial Services Company, a wholly-owned subsidiary of SEI, serves as distributor (the "Distributor") to the Funds pursuant to the Distribution Agreement.


Distribution and Services Plan

         Under the Funds' Distribution and Services Plan (the "Distribution Plan"), each Fund will pay a monthly distribution fee (also referred to as a 12b-1 fee) to the Distributor as compensation for its services in connection with the Distribution Plan at an annual rate not to exceed .40% of the average daily net assets of the Retail Shares of such Fund.

         Payments of the fee by any Money Market Fund under the Distribution Plan will be reduced to the extent necessary to ensure that the amount of such fee and any other operating expenses that are accrued on any day with respect to such Fund will not exceed the gross income accrued with respect to such Fund on that day.


Custodians

         Except with respect to the International Equity Fund, cash and securities owned by each Fund are held by Citibank, N.A. ("Citibank") as custodian. Citibank serves as custodian to such Funds pursuant to the Custodian Agreement under which Citibank has agreed to: (i) maintain a separate account or accounts in the name of each such Fund; (ii) make receipts and disbursements as authorized by the Administrator on behalf of each such Fund; (iii) collect and receive all income and other payments and distributions on account of each such Fund's portfolio securities; and (iv) make periodic reports to the Company's Board of Trustees concerning the Company's property held in custody. Citibank may at its own expense, appoint sub-custodians on behalf of the Company.

         Cash and securities owned by the International Equity Fund are held by The Bank of New York ("BONY") as custodian. BONY serves as custodian to the International Equity Fund pursuant to the Custodian Agreement under which BONY has agreed to: (i) maintain a separate account in the name of this Fund; (ii) make receipts and disbursements as authorized on behalf of this Fund; (iii) collect and receive all income and other payments and distributions on account of this International Equity Fund's securities; and (iv) make periodic reports to the Company's Board of Trustees concerning the Company's property held in custody. BONY may at its own expense, appoint foreign sub-custodians on behalf of the Company.



Counsel

         Drinker Biddle & Reath, 1345 Chestnut Street, Philadelphia, Pennsylvania 19107 are counsel to the Company and will pass upon certain legal matters in connection with the Shares offered hereby.

Financial Statements

         The financial statements of the Company dated October 31, 1994, which are incorporated by reference to the Company's October 31, 1994 Annual Report to Shareholders filed with the Securities and Exchange Commission on February 6, 1995, have been audited by Coopers & Lybrand L.L.P., independent accountants, whose report thereon appears elsewhere therein, and have been incorporated herein in reliance upon the report of said firm of accountants given their authority as experts in auditing and accounting. Coopers & Lybrand L.L.P. has offices at 100 East Broad Street, Columbus, Ohio 43215.

         The financial statements of the International Equity, Short-Term Income and Balanced Funds for the period ended September 30, 1995, which are attached hereto, have not been audited.


                             PERFORMANCE INFORMATION

General

         From time to time, a Fund may include general comparative information, such as statistical data regarding inflation, securities indices or the features or performance of alternative investments, in advertisements, sales literature and reports to shareholders. A Fund may also include calculations, such as hypothetical compounding examples or tax-free compounding examples, which describe hypothetical investment results in such communications. Such performance examples will be based on an express set of assumptions and are not indicative of the performance of any Fund. In addition, a Fund may include charts comparing various tax-free yields versus taxable yield equivalents at different income levels.

         From time to time, the yield and total return of the Fund may be quoted in advertisements, shareholder reports or other communications to shareholders.

         As explained in the prospectuses, the Company offers
Institutional Shares and Retail Shares of the Funds.  Institutional

Shares are sold through procedures established by the Distributor to bank trust departments purchasing Institutional Shares on behalf of the fiduciary, advisory, agency, custody or other similar accounts maintained by, or on behalf of, their customers. Retail shares are offered to the general public through procedures established by the Distributor to Customers satisfying the minimum purchase requirement of $1,000. The Retail Shares and Institutional Shares may have different sales charges and other expenses, which may affect performance. Investors may call (800) 344-2716 to obtain more information concerning Retail and Institutional Shares. Investors may also obtain information concerning Retail and Institutional Shares from their sales representative or any other person, such as a broker-dealer or bank who offers Shares in the Funds.

Yields of the Cash Management, Tax-Free, U.S. Treasury Securities and Pennsylvania Tax-Free Bond Funds

         As summarized in the Prospectuses under the heading "Yield Information," the yield of each of the Money Market Funds for a seven-day period (the "base period") will be computed separately for each class by determining the net change in value (calculated as set forth below) of a hypothetical account having a balance of one share at the beginning of the period, dividing the net change in account value by the value of the account at the beginning of the base period to obtain the base period return, and multiplying the base period return by 365/7 with the resulting yield figure carried to the nearest hundredth of one percent. Net changes in value of a hypothetical account will include the value of additional shares purchased with dividends from the original share and dividends declared on both the original share and any such additional shares, but will not include realized gains or losses or unrealized appreciation or depreciation on portfolio investments. Yield may also be calculated on a compound basis (the "effective yield") which assumes that net income is reinvested in Fund Shares at the same rate as net income is earned for the base period.

         The Tax-Free and Pennsylvania Tax-Free Bond Funds may also advertise a "taxable equivalent yield" and a "taxable equivalent effective yield." Taxable equivalent yield will be computed by dividing that portion of each of the Tax-Free and Pennsylvania Tax-Free Fund's yield which is tax-exempt by one minus a stated income tax rate and adding the product to the portion, if any, of the yield of a Fund that is not tax-exempt. The taxable equivalent effective yield for Funds is computed by dividing that portion of the effective yield of the each Fund which is tax-exempt by one minus a stated income tax rate and adding the product to that portion, if any, of the effective yield of each Fund that is not tax-exempt.

         The yield and effective yield of each of the Money Market Funds and the taxable equivalent yield and the taxable equivalent effective yield of the Tax-Free and Pennsylvania Tax-Free Bond Funds will vary in response to fluctuations in interest rates and in the expenses of each Fund. For comparative purposes the current and effective yields should be compared to current and effective yields offered by competing financial institutions for the same base period and calculated by the methods described above.

         For the seven-day period ended April 30, 1995, the yield of Retail and Institutional Shares of the Cash Management Fund was 5.34% and 5.59%, respectively, and the compounded effective yield was 5.48% and 5.75%, respectively; the yield of Retail and Institutional Shares of the Tax-Free Fund was 3.44% and 3.49%, respectively, the compounded effective yield was 3.50% and 3.55%, respectively, the taxable - equivalent yield was 5.70% and 5.78%, respectively, and the taxable - equivalent effective yield was 5.79% and 5.88%, respectively, assuming a federal marginal income tax rate of 39.6%; and the yield of Retail and Institutional Shares of the U.S. Treasury Securities Fund was 5.26% and 5.41%, respectively, and the compounded effective yield was 5.40% and 5.56%, respectively. For the thirty-day period ended April 30, 1995, the taxable-equivalent effective yield of the Retail and Institutional Shares of the Pennsylvania Tax-Free Bond Fund was 7.33% and 7.48%, respectively, assuming a federal marginal income tax rate of 39.6%. During these periods, investment advisory and/or administration fees were voluntarily reduced; without these voluntary reductions, all of the yields would have been lower than those quoted above.

The Non-Money Market Funds

         Yield Calculations. The yield for Retail and Institutional Shares of each of the Non-Money Market Funds is calculated separately by dividing the net investment income per share (as described below) earned by a class during a 30-day (or one month) period by the maximum offering price per share (including the maximum sales load of 2.0% for Retail Shares) on the last day of the period and annualizing the result on a semi-annual basis by adding one to the quotient, raising the sum to the power of six, subtracting one from the result and then doubling the difference. A Fund's net investment income per share earned during the period with respect to a particular class is based on the average daily number of shares outstanding in the class during the period entitled to receive dividends and includes dividends and interest earned during the period attributable to that class minus expenses accrued for the period attributable to that class, net of reimbursements. This calculation can be expressed as follows:

                                       a-b
                  Yield = 2         [(------ + 1)6 -1]
                                        cd

         Where:            a =      dividends and interest earned during the
                                    period.

                           b = expenses accrued for the period (net of reimbursements).

                           c = the average daily number of shares outstanding during the period that were entitled to receive dividends.

                           d = maximum offering price per share on the last day of the period.

         For the purpose of determining net investment income earned during the period (variable "a" in the formula), dividend income on equity securities held by a Fund is recognized by accruing 1/360 of the stated dividend rate of the security each day that the security is in that Fund. Interest earned on any debt obligations held by a Fund is calculated by computing the yield to maturity of each obligation held by that Fund based on the market value of the obligation (including actual accrued interest) at the close of business on the last business day of each month, or, with respect to obligations purchased during the month, the purchase price (plus actual accrued interest) and dividing the result by 360 and multiplying the quotient by the market value of the obligation (including actual accrued interest) in order to determine the interest income on the obligation for each day of the subsequent month that the obligation is held by that Fund. For purposes of this calculation, it is assumed that each month contains 30 days. The maturity of an obligation with a call provision is the next call date on which the obligation reasonably may be expected to be called or, if none, the maturity date. With respect to debt obligations purchased at a discount or premium, the formula generally calls for amortization of the discount or premium. The amortization schedule will be adjusted monthly to reflect changes in the market values of such debt obligations.

         Undeclared earned income will be subtracted from the net asset value per share (variable "d" in the formula). Undeclared earned income is the net investment income which, at the end of the base period, has not been declared as a dividend, but is reasonably expected to be and is declared as a dividend shortly thereafter.

         Based on the foregoing calculations, for the one-month period ended April 30, 1995, the yield of the Retail and Institutional Shares of the Bond Fund was 6.22% and 6.35%, respectively; the yield of the Retail and Institutional Shares of the Intermediate Income Fund was 5.62% and 5.73%, respectively; and the yield of the Retail and Institutional Shares of the Pennsylvania Tax-Free Bond Fund was 4.43% and 4.52%, respectively. Based on the foregoing calculations, for the one-month period ended September 30, 1995, the yield of the Retail and Institutional Shares of the Short-Term

Income Fund was 5.09% and 5.39%. During these periods, investment advisory and/or administration fees were voluntarily reduced; without these voluntary reductions, all of the yields would have been lower than those quoted above.

         Total Return Calculations. The Funds compute their average annual total returns separately for Retail and Institutional Shares by determining the average annual compounded rates of return during specified periods that equate the initial amount invested in a particular share class to the ending redeemable value of such investment in the class. This is done by dividing the ending redeemable value of a hypothetical $1,000 initial payment by $1,000 and raising the quotient to a power equal to one divided by the number of years (or fractional portion thereof) covered by the computation and subtracting one from the result. This calculation can be expressed as follows:


         Average Annual                     ERV
         Total Return               =  [(----)1/n - 1]
                                             P

           Where:  ERV =                 ending redeemable value at the end of the
                                         period covered by the computation of a
                                         hypothetical $1,000 payment made at the
                                         beginning of the period.

                           P =           hypothetical initial payment of $1,000.

                           n =           period covered by the computation, expressed
                                         in terms of years.

         The Funds compute their aggregate total returns separately for Retail and Institutional Shares by determining the aggregate compounded rates of return during specified periods that likewise equate the initial amount invested in a particular share class to the ending redeemable value of such investment in the class. The formula for calculating aggregate total return is as follows:

         Aggregate                         ERV
         Total Return               =  [(----) - 1]
                                            P

           Where:  ERV =                 ending redeemable value at the end of the
                                         period covered by the computation of a
                                         hypothetical $1,000 payment made at the
                                         beginning of the period.

                           P =           hypothetical initial payment of $1,000.


         The calculations of average annual total return and aggregate total return assume the reinvestment of all dividends and capital gain distributions on the reinvestment dates during the period. The ending redeemable value (variable "ERV" in each formula) is determined by assuming complete redemption of the hypothetical investment and the deduction of all nonrecurring charges at the end of the period covered by the computations. In addition, a Fund's average annual total return and aggregate total return quotations reflect the deduction of the maximum sales charge in connection with the purchase of Retail Shares.

         Since performance will fluctuate, performance data for the Funds should not be used to compare an investment in the Funds' shares with bank deposits, savings accounts and similar investment alternatives which often provide an agreed or guaranteed fixed yield for a stated period of time. Shareholders should remember that performance is generally a function of the kind and quality of the instruments held in a portfolio, portfolio maturity, operating expenses and market conditions.

         Based on the foregoing calculations, the average annual total return for the one and five year periods ended April 30, 1995 and for the period from February 28, 1990 (commencement of operations) to April 30, 1995 for Retail Shares of the Equity Fund was 8.17%, 12.63% and 12.27%, respectively; for Retail Shares of the Bond Fund was 2.91%, 7.94% and 7.37%, respectively; and for Retail Shares of the Intermediate Income Fund was 2.86%, 7.02% and 6.90%, respectively. The aggregate total return for Retail Shares of the Equity Fund for the same periods was 17.14%, 72.28% and 81.88%, respectively; for Retail Shares of the Bond Fund was 8.44%, 41.63% and 44.42%, respectively; and for Retail Shares of the Intermediate Income Fund was 8.39%, 41.96% and 41.19%, respectively. The average annual total return and the aggregate total return for the one year period ended April 30, 1995 and for the period from September 21, 1992 (commencement of operations) to April 30, 1995 for Retail Shares of the Pennsylvania Tax-Free Bond Fund was 3.94% and 3.88%; and 10.42% and 10.42%. The average annual total return and the aggregate total return for the one year period ended April 30, 1995 and for the period from March 15, 1994 (commencement of operations) to April 30, 1995 for Retail Shares of the Special Equity Fund was 1.34% and (5.32)%; and (5.98)% and (5.98)%. The average annual total return and the aggregate total return for the period from the commencement of operations (May 15, 1995 with respect to the International Equity Fund, June 29, 1995 with respect to the Balanced Fund and May 17, 1995 with respect to the Short-Term Income Fund) to September 30, 1995 for Retail Shares of the International Equity, Balanced and Short-Term Income Funds was 12.80% and 12.80%; 4.92% and 4.92%; and 2.02% and 2.02%. During these periods, investment advisory and/or administration fees were voluntarily reduced; without such voluntary fee reductions, the total returns would have been lower than those stated.

         Institutional Shares were first offered on February 21, 1995
("Offering Date"). The average annual total return and the aggregate total return for Institutional Shares of the Equity, Bond, Intermediate Income, Pennsylvania Tax-Free Bond and Special Equity Funds for the period form the Offering Date to April 30, 1995 was 6.47% and 6.47%; 3.03% and 3.03%; 2.24% and 2.24%; 1.52% and 1.52% and 4.42% and 4.42%. The average annual total return and the aggregate total return for Institutional Shares of the International Equity Fund, Balanced Fund and Short-Term Income Fund for the period from commencement of operations (May 15, 1995 with respect to the International Equity Fund, June 27, 1995 with respect to the Balanced Fund and May 15, 1995 with respect to the Short-Term Income Fund) to September 30, 1995 was 12.90% and 12.90%; 4.92% and 4.92%; and 2.20% and 2.20%. During these periods, investment advisory and/or administration fees were voluntarily reduced, without such voluntary fee reductions the total returns would have been lower than those stated.


                                  MISCELLANEOUS

         The Company is a trust of the type commonly known as a "business trust" and is governed by the laws of the Commonwealth of Massachusetts. Shareholders of such a trust may, under certain circumstances, be held personally liable (as if they were partners) for the obligations of the trust. The Agreement and Declaration of Trust of the Company provides that shareholders shall not be subject to any personal liability for the acts or obligations of the Company and that every note, bond, contract, order or other undertaking made by the Company shall contain a provision to the effect that the shareholders are not personally liable thereunder. The Agreement and Declaration of Trust provides for indemnification out of the trust property of any shareholder held personally liable solely by reason of his being or having been a shareholder and not because of his acts or omissions or some other reason. The Agreement and Declaration of Trust also provides that the Company shall, upon request, assume the defense of any claim made against any shareholder for any act or obligation of the Company and satisfy any judgment thereon. Thus, the risk of a shareholder's incurring financial loss beyond its investment on account of shareholder liability is limited to circumstances in which the Company itself would be unable to meet its obligations.

         The Company's Agreement and Declaration of Trust provides further that no trustee, officer or agent of the Company shall be personally liable for or on account of any contract, debt, tort, claim, damage, judgment or decree arising out of or connected with the administration or preservation of the trust estate or the conduct of any business of the Company, nor shall any trustee or officer be personally liable to any person for any action or failure to act except by reason of his or her own bad faith, willful misfeasance, gross negligence in the performance of his or her duties or by reason of reckless disregard of his or her obligations and duties as trustee or officer. It also provides that all persons having any claim against the trustees, officers or the Company shall look solely to the trust property for payment. With the exceptions stated, the Agreement and Declaration of Trust provides that each trustee and officer is entitled to be indemnified against all liabilities and expenses reasonably incurred by him or her in connection with the defense or disposition of any proceeding in which he or she may be involved or with which he or she may be threatened by reason of his or her being or having been a trustee or officer. Employees of the Company are similarly entitled to indemnification unless such person would not be entitled to indemnification had he or she been a trustee or officer.

         Certain Record Holders. As of October 6, 1995, the name, address and percentage ownership of each investor that held of record or beneficially 5% or more of the outstanding Retail Shares of the Cash Management Fund were as follows: Dale E. Smith and Florence Smith, JTTEN, 8 Toft Woods Way, Media, PA 19063, 34.27%. As of October 6, 1995, the name, address and percentage ownership of each investor that held of record or beneficially 5% or more of the outstanding Retail Shares of the U.S. Treasury Securities Fund were as follows:
Plymouth Meeting Friends School, Germantown & Butler Pike, Plymouth Meeting, PA, 31.35%; Thomas T. Vrabel, Jr. and Margaret F. Vrabel, JTTEN, 35 Walnut Street, Middleport, PA 17987, 8.55%; Meridian Trust Company custodian for John G. Fish rollover IRA, 1009 Homeland Dr., Lancaster, PA 17601, 8.55%; Meridian Trust Company custodian for Joyce A. Waldman rollover IRA, 640 American Ave., E309, King of Prussia, PA 19406-4013, 5.97%. As of October 6, 1995, the name, address and percentage ownership of each investor that held of record or beneficially 5% or more of the outstanding Retail Shares of the Tax-Free Fund were as follows:
Richard E. Meyers and Donna I. Meyers, JTTEN, 517 Monroe Road, Merion, PA 19066, 5.47%; Marietta E. Williams, RD 2, Box 141, Elverson, PA 19520, 29.09%; Robert
G. Meeker and Judith E. Meeker, JTWROS, 2052 Bethel Rd., Lansdale, PA 19446-5920, 5.40%; and Gregory J. Blazic and Lellus L. Blazic , JTTEN, P.O. Box 603, Country Club Rd., Valley Forge, PA 19482-0603, 14.22%. As of October 6, 1995, the name, address and percentage ownership of each investor that held of record or beneficially 5% or more of the outstanding Retail Shares of the Equity Fund were as follows: National Financial Services Corp for the Benefit of our Customers, One World Financial Center, 200 Liberty St., 4th Floor, New York, NY 10281, 36.56%. As of October 6, 1995, the name, address and percentage ownership of each investor that held of record or beneficially 5% or more of the outstanding Retail Shares of the Bond Fund were as follows: National Financial Services Corp for the Benefit of our Customers, One World Financial Center, 200 Liberty St., 4th Floor, New York, NY 10281, 33.03%; Meridian Trust Company, custodian for Shiras E. Holmes rollover IRA, 8761 Barkhurst Dr., Pittsburgh, PA 15237, 7.37%. As of October 6, 1995, the name, address and percentage ownership of each investor that held of record or beneficially 5% or more of the outstanding Retail

Shares of the Intermediate Income Fund were as follows: National Financial Services Corp, One World Financial Center, 200 Liberty St., 4th Floor, New York, NY 10281, 31.45%; Elissa A. Graner-Hoffman, 219 South Leh St., Allentown, PA 18104, 5.43%; State Street Bank & Trust Company, custodian for Geneva Smith rollover IRA, 2137 S. 57th Street, Philadelphia, PA 19143, 6.34%; and Meridian Trust Company, custodian for John G. Fish rollover IRA, 1009 Homeland Dr., Lancaster, PA 17601, 8.25%. As of October 6, 1995, the name, address and percentage ownership of each investor that held of record or beneficially 5% or more of the outstanding Retail Shares of the Pennsylvania Tax-Free Bond Fund were as follows: National Financial Services Corp for the Benefit of our Customers, One World Financial Center, 200 Liberty St., 4th Floor, New York, NY 10281, 23.86%; Lee B. Kirts and Celine Kirts, JTWROS, 451 Knightsbridge Lane, Hatfield, PA 19440, 5.51%; and Dale E. Smith and Florence Smith, JTTEN, 8 Toft Woods Way, Media, PA 19063, 16.47%. As of October 6, 1995, the name, address and percentage ownership of each investor that held of record or beneficially 5% or more of the outstanding Retail Shares of the Special Equity Fund were as follows: National Financial Services Corp for the Benefit of our Customers, One World Financial Center, 200 Liberty St., 4th Floor, New York, NY 10281, 27.07%; Meridian Trust Company, custodian for Richard H. Babb rollover IRA, 613 Cherokee St., Emmaus, PA 18049, 5.41% State Street Bank & Trust Company, custodian for Bernard J. Daney rollover IRA, 121 Ponds Lane, Wilmington, DE, 7.61%.

         As of October 6, 1995, the name, address and percentage ownership of each investor that held of record or beneficially 5% or more of the outstanding Retail Shares of the Short-Term Income Fund were as follows: Jenny E. Yuninger, 12 Ocola Dr., Paradise, PA 17562, 97.61%. As of October 6, 1995, the name, address and percentage ownership of each investor that held of record or beneficially 5% or more of the outstanding Retail Shares of the Balanced Fund were as follows: State Street Bank & Trust Company, custodian for Roberta M. Mercenda rollover IRA, 2 Cedar Hill Court, Voorhees, NJ 08043, 13.43%; State Street Bank & Trust Company, custodian for Robert J. Merenda rollover IRA, 2 Cedar Hill Court, Voorhees, NJ 08043, 26.73%; and State Street Bank & Trust Company, custodian for Richard Detwiler rollover IRA, 22 S. Kenhorst Blvd., Shillington, PA 19807, 59.48%. As of October 6, 1995, the name, address and percentage ownership of each investor that held of record or beneficially 5% or more of the outstanding Retail Shares of the International Equity Fund were as follows: Elizabeth Altman, 1108 Fayette Street, 2nd Floor, Conshohocken, PA 19428, 5.54%; Colette B. Price and Kim D. Price, JTTEN, 2408 Welsh Rd., Mohnton, PA 19540, 12.25%; Meridian Trust Company, custodian for Christopher D. Hogan, 711 Pass Road, Golfport, MS 39501, 25.48%; Dawn T. Hogan, 1750 Peachtree Lane, Norristown, PA 19403, 24.98%; and Meridian Trust Company, custodian for Bridget
A. Vargo rollover IRA, 224 E. King Street, Apt. 108, Lancaster, PA 17602,
19.40%.

         As of October 6, 1995, the name, address and percentage ownership of each investor that held of record or beneficially 5% or more of the outstanding Institutional Shares of the Cash Management Fund were as follows: MAM & Co., c/o Mark Medura MHO 330, P.O. Box 16006, Mail Code BB0425, Reading, PA 19612-6006, 99.96%. As of October 6, 1995, the name, address and percentage ownership of each investor that held of record or beneficially 5% or more of the outstanding Institutional Shares of the U.S. Treasury Securities Fund were as follows: MAM & Co., c/o Mark Medura MHO 330, P.O. Box 16006, Mail Code BB0425, Reading, PA 19612-6006, 61.59%; and The Bank of New York, One Wall Street, 5th Floor, New York, NY 10286, 38.41%. As of October 6, 1995, the name, address and percentage ownership of each investor that held of record or beneficially 5% or more of the outstanding Institutional Shares of the Tax-Free Fund were as follows: MAM & Co., c/o Mark Medura MHO 330, P.O. Box 16006, Mail Code BB0425, Reading, PA 19612-6006, 100%. As of October 6, 1995, the name, address and percentage ownership of each investor that held of record or beneficially 5% or more of the outstanding Institutional Shares of the Equity Fund were as follows: MAM & Co., c/o Kim Kutzer, P.O. Box 16006, Mail Code BB0405, Reading, PA 19612-6004, 98.04%. As of October 6, 1995, the name, address and percentage ownership of each investor that held of record or beneficially 5% or more of the outstanding Institutional Shares of the Bond Fund were as follows: MAM & Co., c/o Kim Kutzer, P.O. Box 16004, Mail Code BB0405, Reading, PA 19612-6004, 95.19%. As of October 6, 1995, the name, address and percentage ownership of each investor that held of record or beneficially 5% or more of the outstanding Institutional Shares of the Intermediate Income Fund were as follows: MAM & Co., c/o Kim Kutzer, P.O. Box 16004, Mail Code BB0405, Reading, PA 19612-6004, 96.51%. As of October 6, 1995, the name, address and percentage ownership of each investor that held of record or beneficially 5% or more of the outstanding Institutional Shares of the Pennsylvania Tax-Free Bond Fund were as follows: MAM & Co., c/o Kim Kutzer, P.O. Box 16004, Mail Code BB0405, Reading, PA 19612-6004, 100%. As of October 6, 1995, the name, address and percentage ownership of each investor that held of record or beneficially 5% or more of the outstanding Institutional Shares of the Special Equity Fund were as follows: MAM & Co., c/o Kim Kutzer, P.O. Box 16006, Mail Code BB0405, Reading, PA 19612-6006, 99.94%. As of October 6, 1995, the name, address and percentage ownership of each investor that held of record or beneficially 5% or more of the outstanding Institutional Shares of the Short-Term Income Fund were as follows: MAM & Co., c/o Kim Kutzer, P.O. Box 16004, Mail Code BB0405, Reading, PA 19612-6004, 99.95%. As of October 6, 1995,
the name, address and percentage ownership of each investor the held of record or beneficially 5% or more of the outstanding Institutional Shares of the Balanced Fund were as follows: MAM & Co., c/o Kim Kutzer, P.O. Box 16004, Mail Code BB0405, Reading, PA 19612-6006, 53.31%; and MAM & Co., c/o Kim Kutzer, P.O. Box 16004, Mail Code BB0405, Reading, PA 19612-6006, 46.63%. As of October 6, 1995, the name, address and percentage ownership of each investor that held of record or beneficially 5% or more of the outstanding Institutional Shares of the International Equity Fund were as follows: MAM & Co., c/o Kim Kutzer, P.O. Box 16004, Mail Code BB0405, Reading, PA 19612-6004, 94.61%.

Statement of Net Assets
                                                       The Conestoga Funds
September 30, 1995



SHORT TERM INCOME FUND


                                                   Unaudited
                                          Face      Market
                                         Amount      Value
                                         (000)       (000)
U. S. Treasury Obligations (66.1%)
United States Treasury Notes
 7.500%, 01/31/96 ................     $ 2,975     $ 2,993
 5.125%, 03/31/96 ................       4,915       4,903
 7.875%, 07/31/96 ................       1,500       1,525
 6.500%, 09/30/96 ................         555         559
 7.500%, 01/31/97 ................       5,000       5,108
 6.500%, 05/15/97 ................       2,140       2,162
 5.625%, 08/31/97 ................       2,000       1,992
 7.375%, 11/15/97 ................       3,000       3,087
 5.250%, 07/31/98 ................       2,000       1,966
Total U. S. Treasury Obligations
 (Cost $24,282,933) ...............                 24,295
Convertible Bonds (22.1%)
Capital One Bank
 8.125%, 02/27/98 ................         190         197
Capital One Bank MTN
 6.490%, 08/15/97 ................         190         191
First USA Bank MTN
 6.880%, 09/12/96 ................         190         191
Ford Motor Credit MTN
 8.850%, 05/01/96 ................       1,000       1,016
International Lease MTN
 7.830%, 11/14/96 ................       1,000       1,018
Merrill Lynch
 5.250%, 10/30/95 ................         700         700
Phillip Morris Companies MTN
 9.400%, 10/01/95 ................         595         595
 6.500%, 12/12/95 ................         500         500
Provident Bank
 5.000%, 06/15/96 ................         520         517
Salomon Brothers MTN
 9.000%, 07/23/96 ................         500         509
Smith Barney
 6.000%, 03/15/97 ................         600         597
Smithkline Beecham MTN
 5.250%, 01/26/96 ................       1,000         998
Tele-Communications MTN
 5.280%, 08/20/96 ................         560         554
Transcont Gas
 8.125%, 01/15/97 ................         525         536
Total Convertible Bonds
 (Cost $8,104,221) ...............                   8,119
Mortgage Related (8.6%)





                                                      Face      Market
                                                     Amount      Value
                                                     (000)       (000)
Advanta Home Equity
Loan Trust Series
 1992-4 Class A1
 7.200%, 11/25/08 ............................         299         299
Banc One Credit
Card Master Trust
Series 1994-A
 7.150%, 12/15/98 ............................         420         425
Fical Home Equity
Loans Series 1990-1
 8.900%, 11/15/97 ............................          29          29
FNMA Remic Series
G92-24 Class E
 6.500%, 11/25/20 ............................         599         596
Premier Auto Trust
Series 1992-2 Class A
 6.375%, 09/15/97 ............................         103         103
Premier Auto Trust
Series 1994-4 Class A-4
 6.450%, 05/02/98 ............................         600         603
Premier Auto Trust
Series 1995-1 Class 4
 7.850%, 09/04/98 ............................       1,000       1,024
Western Financial
Grantor Trust
Series 1991-3 Class A
 6.750%, 01/01/97 ............................          90          90
Total Mortgage Related
 (Cost $3,161,339) ...........................                   3,169
Commercial Paper (1.6%)
General Electric
Capital Corporation
 5.850%, 10/02/95 ............................         588         588
Total Commercial Paper
 (Cost $587,904) .............................                     588
Total Investments (98.5%)
 (Cost $36,136,397) ..........................                  36,171
Other Assets and
Liabilities (1.5%)
Other Assets and
Liabilities, Net .............................                     562
Total Other Assets
 and Liabilities .............................                     562
Net Assets:
Portfolio shares of the Institutional
Class (unlimited authorization - $0.001
par value) based on 3,660,320
outstanding shares of beneficial interest ....                  36,599
Portfolio shares of the Retail Class
(unlimited authorization - $0.001
par value) based on 1,125 outstanding
shares of beneficial interest ................                      11
Undistributed net investment income ..........                      64
Undistributed net realized gain
 on investments ..............................                      24
Net unrealized appreciation on investments ...                      35

Total Net Assets: (100.0%) ...................                 $36,733
Net Asset Value,
Offering Price and
Redemption Price
Per Share -
Institutional Class ..........................                 $ 10.03
Net Asset Value
and Redemption
Price Per Share -
 Retail Class ................................                 $ 10.02
Maximum Offering Price
Per Share - Retail
Class (10.02 / 98.0%) ........................                 $ 10.22




MTN- Medium Term Note

FNMA- Federal National Mortgage Association

Statement of Net Assets

The Conestoga Funds

September 30, 1995

BALANCED FUND





                                              Unaudited
                                                Market
                                                 Value
                                     Shares      (000)
Common Stock (39.7%)
Aircraft (1.4%)
Allied Signal .................      3,800     $  168
Boeing ........................      1,500        102
British Airways PLC ADR .......        800         57
McDonnell Douglas .............        900         74
Textron Incoporated ...........      1,000         68
United Technologies ...........        900         80
Total Aircraft ................                   549
Apparel/Textiles (0.3%)
Burlington Industries* ........      1,900         24
Fruit of The Loom* ............      4,200         87
Total Apparel/Textiles ........                   111
Automotive (0.9%)
Chrysler ......................        905         48
Ford Motor ....................      7,700        240
Magna International,
 Class A ......................      1,000         45
Total Automotive ..............                   333
Banks (4.3%)
Bank of Boston ................      2,600        124
Bankamerica ...................      7,900        473
Chase Manhattan ...............      7,800        476
Chemical Banking ..............      2,400        146
Citicorp ......................      3,800        269
MBNA ..........................      3,900        162
Total Banks ...................      1,650
Building & Construction (0.2%)
Webb Del E ....................      4,800         91
Total Building & Construction .                    91
Chemicals (2.1%)
Dow Chemical ..................        900         67
Hercules ......................      1,900        110
IMC Global ....................      5,100        324
Monsanto ......................      1,500        151
Praxair .......................      5,800        155
Total Chemicals ...............                   807
Communications Equipment (0.6%)
First Alert* ..................      1,200         19
Motorola ......................      1,300         99
Qualcomm* .....................      2,500        115
Total Communications Equipment                    233
Computers & Services (3.0%)





                                                Unaudited
                                                  Market
                                                   Value
                                       Shares      (000)

Apple Computer ...................      3,600        134
Compaq Computer* .................      2,000         97
Digital Equipment* ...............      3,800        173
Hewlett Packard ..................        800         67
IBM ..............................      4,000        378
Intel ............................      3,100        186
International Game Technology ....      5,400         72
Micron Technology ................        500         40
Pyxis* ...........................      1,000         19
Total Computers & Services .......                 1,166
Concrete & Mineral Products (0.1%)
Owens Corning Fiberglass* ........      1,200         54
Total Concrete & Mineral Products                     54
Containers & Packaging (0.2%)
Owens-Illinois* ..................      5,300         67
Total Containers & Packaging .....                    67
Drugs (0.8%)
Caremark International ...........        900         19
Elan Public* .....................      3,900        161
Merck ............................      1,600         90
Teva Pharmaceutical Industries ADR      1,400         51
Total Drugs ......................                   321
Electrical Utilities (2.8%)
American Electric Power ..........      5,200        189
Central And South West ...........      4,100        105
Consolidated Edison ..............      5,400        164
Pacific Gas And Electric .........      4,200        125
Peco Energy ......................      8,500        243
SCE CORP .........................     14,300        254
Total Electrical Utilities .......                 1,080
Entertainment (0.1%)
MGM Grand* .......................      1,800         46
Total Entertainment ..............                    46
Environmental Services (0.3%)
Browning Ferris Industries .......      4,000        122
Total Environmental Services .....                   122
Financial Services (1.5%)
Dean Witter Discover .............      3,700        207
Fleet Financial Group ............      2,000         76
Household International ..........      1,400         87
ITT ..............................      1,500        186
Total Financial Services .........                   556
Food, Beverage & Tobacco (2.8%)
IBP ..............................      3,000        160
Philip Morris ....................      6,700        560
RJR Nabisco Holdings .............     10,300        333
Total Food, Beverage & Tobacco ...                 1,053
Gas/Natural Gas (0.4%)
Enron ............................      4,000        134
Total Gas/Natural Gas ............                   134
Glass Products (0.2%)
Corning ..........................      2,000         57
Total Glass Products .............                    57
Household Products (0.3%)
Maytag ...........................      2,700         47
PPG Industries ...................      1,700         79
Total Household Products .........                   126



                                                   Unaudited
                                                     Market
                                                      Value
                                          Shares      (000)
Insurance (2.0%)
Allstate .............................       463        16
Cigna ................................     1,400       146
Equitable Companies ..................     7,300       179
FHP International* ...................     1,500        36
Health Systems
 International Class A* ..............       700        21
The Travelers Group ..................     5,000       267
U.S. Healthcare ......................     2,100        74
United Healthcare ....................       500        24
Total Insurance ......................                 763
Machinery (2.6%)
Baker Hughes .........................     3,000        61
Caterpillar ..........................     1,200        68
Deere ................................     1,000        81
General Electric .....................     7,600       484
McDermott International ..............     1,300        26
Philips Electronics ADR ..............     2,700       132
Texas Instruments
 Incoporated .........................     1,800       144
Total Machinery ......................                 996
Medical Products & Services (0.6%)
Beverly Enterprises* .................     5,100        71
Foundation Health* ...................     1,600        61
Humana* ..............................     1,500        30
Novacare* ............................     2,300        17
United States Surgical ...............     1,700        45
Total Medical Products & Services ....                 224
Metals & Mining (0.3%)
Potash of Saskatchewan ...............     1,700       106
Total Metals & Mining ................                 106
Miscellaneous Business Services (0.9%)
Computer Associates
 International .......................     3,300       139
Manpower .............................     4,000       116
Novell* ..............................     2,252        41
Stratus Computer* ....................     1,702        45
Total Miscellaneous
 Business Services ...................                 341
Paper & Paper Products (0.2%)
International Paper ..................     1,800        76
Total Paper & Paper Products .........                  76
Petroleum & Fuel Products (0.1%)
YPF Sociedad Anonima ADR .............     2,700        49
Total Petroleum &
 Fuel Products .......................                  49
Petroleum Refining (3.6%)
Ashland ..............................     3,500       117
British Petroleum PLC ADR ............     2,500       225
Chevron ..............................     3,600       175
Diamond Shamrock .....................     1,400        34
Exxon ................................       600        43
Mobil ................................     3,000       300
Repsol S.A. ADR ......................     4,500       143
Royal Dutch Petroleum ................     2,200       270
Tosco ................................     2,300        79
Total Petroleum Refining .............               1,386
Railroads (0.4%)
Burlington Northern Santa Fe .........     1,100        80
CSX ..................................       500        42
Union Pacific ........................       500        33
Total Railroads ......................                 155



                                                   Unaudited
                                                     Market
                                                      Value
                                          Shares      (000)
Retail (2.5%)
Border Group* .......................      1,000         17
CML Group ...........................      8,500         60
Darden Restaurants ..................     17,300        199
Fred Meyer* .........................        200          5
Kroger* .............................      7,200        245
Lowe's ..............................      6,500        195
Pep Boys ............................      3,500         95
Safeway* ............................        600         25
Sears Roebuck .......................      1,000         37
Venture Stores ......................      1,200          7
Vicorp Restaurants* .................      2,200         26
Vons* ...............................      1,500         36
Total Retail ........................                   947
Rubber & Plastic (0.9%)
Goodyear Tire And Rubber ............      8,800        347
Total Rubber & Plastic ..............                   347
Speicalty Machinery (0.3%)
Westinghouse Electric ...............      7,500        113
Total Speicalty Machinery ...........                   113
Steel & Steel Works (0.6%)
Birmingham Steel ....................        300          5
Phelps Dodge ........................      1,900        119
VSX - U.S. Steel Group ..............      3,900        121
Total Steel & Steel Works ...........                   245
Technology, General (0.2%)
Xerox ...............................        500         67
Total Technology, General ...........                    67
Telephones & Telecommunication (2.1%)
Cellular Communications-
 Class A* ...........................      2,000        109
MCI Communications ..................      6,500        169
SBC Communications ..................      3,000        165
Worldcom* ...........................     11,600        373
Total Telephones &
 Telecommunication ..................                   816
Wholesale (0.1%)
Universal ...........................        900         20
Total Wholesale .....................                    20
Total Common Stock
 (Cost $14,121,369) .................                15,207
Preferred Stocks (0.2%)
Printing & Publishing (0.2%)
News - Preferred Shares ADR .........      3,200         64
Total Printing & Publishing .........                    64
Total Preferred Stocks (Cost $64,400)                    64



                                         Unaudited
                                  Face     Market
                                 Amount    Value
                                 (000)     (000)

Commercial Paper (10.6%)
General Electric Capital
 5.850%, 10/02/95 ..........    $4,054    $4,053
Total Commercial Paper
 (Cost $4,053,341) .........               4,053
Corporate Obligations (6.6%)
Ahmanson H. F ..............
 7.875%, 09/01/04 ..........       185       194
Capital One Bank
 8.125%, 02/27/98 ..........        85        88
Capital One Bank MTN
 6.490%, 08/15/97 ..........        90        90
Carter Holt Harvey
 8.375%, 04/15/15 ..........        85        93
Chase Manhattan
 7.500%, 12/01/97 ..........        75        77
Crestar Financial
 8.750%, 11/15/04 ..........       175       196
CSR Finance Yankee Bond
 7.700%, 07/21/25 ..........       200       203
Legrand
 8.500%, 02/15/25 ..........       140       157
Lehman Brothers Holdings
 7.125%, 09/15/03 ..........       175       175
Manufacturers & Traders
 7.000%, 07/01/05 ..........       165       164
Niagara Mohawk Power
 8.75% Callable
 @ 100 04/01/02
 8.750%, 04/01/22 ..........        80        83
Noranda
 8.000%, 06/01/03 ..........       100       106
Penske Truck Leasing
 6.550%, 09/19/00 ..........       200       199
Provident Bank
 6.375%, 01/15/04 ..........       160       155
TCI Communications
 8.750%, 08/01/15 ..........        90        94
Tele Communications
 8.250%, 01/15/03 ..........       100       104
Toronto-Dominion
 Bank-New York
 6.150%, 10/15/08 ..........       100        93
United Air Lines
 10.670%, 05/01/04 .........       215       251
Total Corporate Obligations
 (Cost $2,496,891) .........               2,522
Yankee Bond (0.7%)
Quebec Province
 Yankee Bonds
 7.500%, 07/15/23 ..........       180       177
Santander Finance
 Yankee Bonds
 7.875%, 04/15/05 ..........       100       106
Total Yankee Bond
 (Cost $281,309) ...........                 283
U.S. Government
Agency Obligations (3.4%)
FHLMC CMO Pool #E00388
 7.000%, 08/01/10 ..........       139       140
FHLMC Pool #D63546
 7.000%, 09/01/25 ..........       350       346
FNMA Pool #190203
 8.000%, 02/01/23 ..........       177       182
FNMA Pool #290383
 7.500%, 05/01/25 ..........       159       160
FNMA Pool #303460
 6.500%, 07/01/10 ..........       290       286
FNMA Pool #317278
 7.500%, 07/01/25 ..........       175       176



                                                    Unaudited
                                          Face       Market
                                         Amount       Value
                                         (000)        (000)
Total U.S. Government
 Agency Obligations
 (Cost $1,288,051) ................                   1,290
U. S. Treasury Obligations (37.0%)
United States Treasury Bonds
 10.750%, 05/15/03 ................         365         465
 8.750%, 05/15/17 .................       1,090       1,351
 7.625%, 02/15/25 .................         210         238
United States Treasury Notes
 7.375%, 05/15/96 .................         700         707
 7.500%, 01/31/97 .................         950         970
 6.500%, 05/15/97 .................         645         652
 7.375%, 11/15/97 .................       2,030       2,091
 8.125%, 02/15/98 .................         355         372
 8.875%, 11/15/98 .................       1,105       1,196
 6.750%, 05/31/99 .................       1,215       1,245
 7.125%, 09/30/99 .................         600         623
 7.500%, 10/31/99 .................         970       1,021
 7.500%, 11/15/01 .................       1,275       1,365
 6.375%, 08/15/02 .................         815         827
 7.250%, 08/15/04 .................         120         128
 9.250%, 02/15/16 .................         735         949
Total U. S. Treasury
 Obligations
 (Cost $14,208,081) ...............                  14,200
Mortgage Related (0.9%)
Premier Auto Trust
 Series 1995-1 Class 4
 7.850%, 09/04/98 .................         110         113
Prudential Home Mortgage
 Securities Pool 1994-29
 Class A5
 7.000%, 10/25/24 .................         235         226
Total Mortgage Related
 (Cost $339,338) ..................                     339





                                                    Unaudited
                                          Face       Market
                                         Amount       Value
                                         (000)        (000)

Total Investments (99.0%)
 (Cost $36,852,780) ...............                  37,958
Other Assets and Liabilities (1.0%)
Other Assets and
 Liabilities, Net .................                     383
Total Other Assets
 and Liabilities ..................                     383
Net Assets:
Portfolio shares of the
 Institutional Class
 (unlimited authorization -
 $0.001 par value) based
 on 3,656,012 outstanding
 shares of beneficial interest ....                  36,772
Portfolio shares of the
 Retail Class
 (unlimited authorization -
 $0.001 par value) based
 on 6,649 outstanding shares
 of beneficial interest ...........                      68
Undistributed net
 investment income ................                     251
Accumulated net
 realized gain
 on investments ...................                     145
Net unrealized
 appreciation
 on investments ...................                   1,105

Total Net Assets: (100.0%) ........                 $38,341
Net Asset Value,
 Offering Price
 and Redemption
 Price Per Share -
 Institutional Class ..............                 $ 10.47
Net Asset Value and
 Redemption Price
 Per Share -
 Retail Class .....................                 $ 10.47
Maximum Offering
 Price Per Share -
 Retail Class
 (10.47 / 98.0%) ..................                 $ 10.68


* Non Income Producing Security

MTN- Medium Term Note

ADR- American Depository Receipt

FNMA- Federal National Mortgage Association

FHLMC- Federal Home Loan Mortgage Corporation

CMO- Collateralized Mortgage Obligation

 Statement of Net Assets                                        CONESTOGA FUNDS


 September 30, 1995                                                   Unaudited
                                                                        Market
                                                                        Value
 INTERNATIONAL EQUITY FUND                                 Shares       (000)
 -------------------------------------------------------------------------------
 Foreign Common Stocks (94.3%)
 -------------------------------------------------------------------------------
 Argentina (1.5%)
 Banco Frances Rio Plata ADR ........................        2,200  $        47
 Cementera Argentina * ..............................        6,500           28
 Commercial del Plata * .............................       19,000           45
 Irsa GDR * .........................................        1,400           34
 Quilmes Industrial .................................        2,200           41
     Total Argentina ..............................................         195

 Australia (0.9%)
 Newscorp ...........................................       21,000          117
     Total Australia ..............................................         117

 Chile (0.3%)
 Madeco ADR .........................................          900           21
 Santa Isabel ADR * .................................        1,100           24
     Total Chile ..................................................          45

 Finland (4.8%)
 Nokia, Cl A ........................................        9,000          632
     Total Finland ................................................         632

 France (1.6%)
 Axa ................................................          800           42
 Business Objects ADR * .............................          700           30
 Castorama * ........................................          165           27
 Cie Bancaire .......................................          350           33
 SGS-Thomson ADR * ..................................        1,500           73
     Total France .................................................         205

 Germany (1.1%)
 Siemens * ..........................................          100           50
 Veba ...............................................        2,250           89
     Total Germany ................................................         139

 Hong Kong (5.7%)
 Cheung Kong Holdings ...............................       11,000           60
 Citic Pacific ......................................       20,800           63
 First Pacific ......................................      266,000          284
 HSBC Holdings ......................................       15,200          211
 Hutchison Whampoa ..................................       12,000           65
 Sun Hung Kai Properties ............................        8,000           65
     Total Hong Kong ..............................................         748

 India (0.7%)
 East India Hotels GDR * ............................        1,400           27
 ITC ADR * ..........................................        4,100           37




 Statement of Net Assets                                        CONESTOGA FUNDS
 September 30, 1995                                                   Unaudited
                                                                        Market
                                                                        Value
 INTERNATIONAL EQUITY FUND                                 Shares       (000)
 -------------------------------------------------------------------------------
 Ranbaxy Laboratories GDR ...........................        1,000  $        28
     Total India ..................................................          92

 Indonesia (1.1%)
 Indonesian Satellite ADR ...........................        4,000          141
     Total Indonesia ..............................................         141

 Ireland (0.4%)
 Elan ADR * .........................................        1,300           54
     Total Ireland ................................................          54

 Israel (0.3%)
 ECI Telecommunications .............................        1,800           40
     Total Israel .................................................          40

 Italy (2.0%)
 Assicurazioni Generali .............................        2,200           51
 Falck * ............................................       12,200           30
 Fila Holdings ADR* .................................          900           32
 Mediobanca .........................................        4,000           30
 Telecom Italia .....................................       71,500          119
     Total Italy ..................................................         262

 Japan (29.2%)
 Advantest ..........................................        4,000          237
 Alpine Electronics .................................        4,000           61
 Best Denski * ......................................        2,000           30
 Bridgestone ........................................        3,000           45
 Canon ..............................................        4,000           71
 Canon Sales ........................................        1,000           26
 Daini Denden .......................................           32          264
 Daiwa Securities ...................................        7,000           88
 Fanuc ..............................................        2,000           89
 Hirose Electric ....................................        1,050           66
 Ito Yokado .........................................        3,000          166
 Keyence ............................................          500           62
 KOA ................................................        5,000           79
 Kokusai Electric ...................................        5,000          114
 Komatsu ............................................        6,000           48
 Kubota .............................................        6,000           40
 Kurita Water Industries ............................        1,000           27
 Kyocera ............................................        4,000          330
 Makita .............................................        2,000           32
 Marui ..............................................        2,000           37
 Matsushita Electric ................................        3,000           46
 Mitsubishi Electric ................................        5,000           39
 Mitsubishi Estate ..................................       10,000          112
 Mitsubishi Trust & Banking .........................        2,000           31


 Statement of Net Assets                                        CONESTOGA FUNDS
 September 30, 1995                                                   Unaudited
                                                                        Market
                                                                        Value
 INTERNATIONAL EQUITY FUND                                 Shares       (000)
 -------------------------------------------------------------------------------
 Mitsui Fudosan .....................................        5,000  $        60
 Mitsui Trust & Banking .............................        4,000           37
 Murata Manufacturing ...............................        4,000          150
 NEC ................................................       20,000          279
 Nikon * ............................................       10,000          129
 Nippon Telegraph & Telephone .......................            4           34
 Nissan Motors ......................................        7,000           50
 Nomura Securities ..................................        6,000          117
 NTT Data Communications ............................            3           70
 Sankyo .............................................        1,000           23
 Sanwa Bank .........................................        3,000           56
 Sharp ..............................................       12,000          168
 Sony ...............................................        1,000           52
 Sumitomo Bank ......................................        3,000           58
 Sumitomo Trust & Banking ...........................        4,000           55
 TDK ................................................        1,000           51
 Tokyo Electronics ..................................        4,000          174
 Toray ..............................................        6,000           36
 Toyota Motor .......................................        4,000           76
 Ushio * ............................................        2,000           22
 Yamanouchi Pharmaceutical ..........................        1,000           22
     Total Japan ..................................................       3,859

 Luxembourg (0.1%)
 Millicom International * ...........................          500           16
     Total Luxembourg .............................................          16

 Malaysia (4.1%)
 Arab-Malaysian Merchant Bank .......................       12,000          148
 Malayan Banking ....................................       10,000           81
 New Straits Times Press ............................       20,000           56
 Sime Darby Malaysia ................................       20,000           53
 Technology Resources * .............................       44,000          115
 Telekom Malaysia ...................................        4,000           30
 United Engineers, F ................................        9,000           58
     Total Malaysia ...............................................         541

 Mexico (2.3%)
 Bufete Industrial ADR * ............................        1,600           26
 Cemex, Cl A ........................................        5,300           22
 Cifra ..............................................       35,000           44
 Grupo Carso ADR * ..................................        2,500           28
 Grupo Financiero Banamex, Cl B * ...................       11,000           22
 Grupo Financiero Banamex, Cl L * ...................          550            1
 Grupo Financiero Inbursa, Cl C .....................       20,000           63
 Grupo Iusacell ADS * ...............................        1,400           18
 Grupo Modelo, Cl C * ...............................        5,000           20
 Grupo Posadas, Cl A * ..............................       52,300           20


 Statement of Net Assets                                        CONESTOGA FUNDS
 September 30, 1995                                                   Unaudited
                                                                        Market
                                                                        Value
 INTERNATIONAL EQUITY FUND                                 Shares       (000)
 -------------------------------------------------------------------------------
 Grupo Synkro ADR * .................................       80,000  $        22
 Kimberly Clark, Cl A ...............................        1,700           23
     Total Mexico .................................................         309

 Netherlands (4.3%)
 Advanced Semi-Conductor ADR * ......................          700           35
 ASM Litho Holdings ADR * ...........................        2,000           88
 Baan ADR * .........................................        2,300          104
 Elsevier * .........................................        4,500           58
 Getronics * ........................................        1,000           49
 International Nederlanden ..........................          500           29
 Madge Networks ADR * ...............................        1,100           35
 Philips Electronics * ..............................        1,100           54
 Polygram ...........................................        1,100           71
 Wolters Kluwer .....................................          500           46
     Total Netherlands ............................................         569

 New Zealand (0.5%)
 Telecom New Zealand ADR ............................        1,015           63
     Total New Zealand ............................................          63

 Norway (1.4%)
 Hafslund Nycomed, Cl B .............................        1,200           31
 Petroleum Geo-Services ADR * .......................        6,200          152
     Total Norway .................................................         183

 Peru (0.4%)
 Banco Wiese ADR ....................................        6,900           47
     Total Peru ...................................................          47

 Philippines (0.5%)
 San Miguel, Cl B ...................................       20,000           71
     Total Philippines ............................................          71

 Singapore (2.3%)
 Cerebos Pacific ....................................        8,000           48
 City Developments ..................................        7,000           43
 Creative Technology ADR * ..........................        1,100           15
 Flextronics ADR * ..................................        1,000           26
 Singapore Press, F .................................        2,400           37
 Straits Steamship Land .............................       14,000           38
 United Overseas Bank, F ............................       10,600           92
     Total Singapore ..............................................         299

 South Korea (3.3%)
 Korea Fund .........................................        3,000           66
 Korea Mobile Telecom GDR * .........................        2,500           89
 Samsung Electric Non-Voting GDS New * ..............        4,000          280



 Statement of Net Assets                                        CONESTOGA FUNDS
 September 30, 1995                                                   Unaudited
                                                                        Market
                                                                        Value
 INTERNATIONAL EQUITY FUND                                 Shares       (000)
 -------------------------------------------------------------------------------
 Samsung Electric Voting GDR * ......................           22  $         2
     Total South Korea ............................................         437

 Sweden (8.6%)
 Allgan Free, Cl B ..................................        3,000           67
 Asea Free, Cl B ....................................        1,400          139
 Astra Free, Cl B ...................................        5,200          183
 Autoliv ............................................        2,200          134
 Ericsson Telephone ADR .............................       25,000          613
     Total Sweden .................................................       1,136

 Switzerland (4.4%)
 Brown Boveri & Cie Bearer ..........................           65           75
 Ciba Geigy * .......................................           75           60
 Roche Holdings .....................................           35          247
 Sandoz Pharmaceutical * ............................          260          198
     Total Switzerland ............................................         580

 Thailand (2.2%)
 Advanced Info Service, F ...........................        9,000          145
 Land and House, F ..................................        2,000           31
 Total Access Communications ADR ....................        7,000           44
 United Communications ..............................        5,000           65
     Total Thailand ...............................................         285

 United Kingdom (10.3%)
 Barclays Bank ......................................        5,200           62
 BAT ................................................        4,200           35
 British Sky Broadcasting ADR * .....................        6,200          224
 Commercial Union ...................................        5,300           49
 Glaxo Wellcome .....................................        7,200           87
 Logica * ...........................................        6,100           47
 Next ...............................................       12,000           77
 Reuters ............................................       16,200          143
 Smithkline Beecham .................................       20,500          204
 Takare .............................................        6,000           21
 Tele-Communications ADR, Cl A ......................        7,500          140
 Vodafone Group .....................................       26,200          110
 WPP Group * ........................................       11,600           27
 Zeneca Group .......................................        8,000          145
     Total United Kingdom .........................................       1,371

 -------------------------------------------------------------------------------
     Total Foreign Common Stocks
        (Cost $11,442[000]) .......................................      12,436
 -------------------------------------------------------------------------------



 Statement of Net Assets                                        CONESTOGA FUNDS
 September 30, 1995                                                   Unaudited
                                                                        Market
                                                                        Value
 INTERNATIONAL EQUITY FUND                                 Shares       (000)
 -------------------------------------------------------------------------------
 Foreign Preferred Stocks (1.5%)
 -------------------------------------------------------------------------------
 Germany (1.5%)
 SAP ................................................        1,250  $       203
     Total Germany ................................................         203

 -------------------------------------------------------------------------------
     Total Foreign Preferred Stocks
        (Cost $159[000]) ..........................................         203
 -------------------------------------------------------------------------------

                                                           Face
                                                           Amount
                                                           (000)
 -------------------------------------------------------------------------------
 Time Deposit (10.0%)
 -------------------------------------------------------------------------------
  (10.0%)
 Bank of New York - Cayman Time Deposit
     6.000%, 10/05/95 ...............................  $     1,315        1,315
     Total ........................................................       1,315

 -------------------------------------------------------------------------------
     Total Time Deposit
        (Cost $1,315[000]) ........................................       1,315
 -------------------------------------------------------------------------------
 Total Investments (105.8%)
     (Cost $12,916[000])                                                 13,954
 -------------------------------------------------------------------------------
 Other Assets and Liabilities (-5.8%)
 -------------------------------------------------------------------------------
 Other assets and liabilites .......................................       (762)
 -------------------------------------------------------------------------------
 Total Other Assets and Liabilities ...............................        (762)
 -------------------------------------------------------------------------------
 Net Assets:
 Portfolio shares Institutional Class ($.001 par
   value - unlimited authorization) based on
   1,167,461 outstanding units of beneficial interest ..............     11,899
 Portfolio shares Retail Class ($.001 par value -
   unlimited authorization) based on 720 outstanding
   units of beneficial interest ....................................          8
 Undistributed net investment income ...............................          9
 Net realized loss on investment transactions ......................        (36)
 Net realized gain on forward foreign currency
   contracts and foreign currency transactions .....................        303
 Net unrealized appreciation on investments ........................      1,038




 Statement of Net Assets                                        CONESTOGA FUNDS
 September 30, 1995                                                   Unaudited
                                                           Face         Market
                                                           Amount       Value
 INTERNATIONAL EQUITY FUND                                 (000)        (000)
 -------------------------------------------------------------------------------
 Net unrealized depreciation on forward foreign
   currency contracts, foreign currency, and
   translation of other assets and liabilites in
   foreign currenc .................................................        (29)
 -------------------------------------------------------------------------------
 Total Net Assets: (100.0%) ....................................... $    13,192
 -------------------------------------------------------------------------------
 Net asset value, offering price and redemption
   price per share - Institutional Class ...........................$     11.29
 Net asset value and redemption price per share -
   Retail Class ....................................................$     11.28
 Maximum sales charge of 2.00% (1) .................................$      0.23
 -------------------------------------------------------------------------------


* Non-Income Producing Security

 ADR - American Depository Receipts

 ADS - American Depository Shares

 GDR - Global Depository Receipts

 GDS - Global Depository Shares

 F - Foreign Registry Shares

 Cl - Class

 (1) The offer price is calculated by dividing the net asset value by 1 minus the maximum sales charge of 2.00%


Statement of Operations (000)                                                                                 THE CONESTOGA FUNDS
For the Period Ended from Inception to September 30, 1995                                                             (Unaudited)






                                                                                      Short-Term                       International
                                                                                        Income           Balanced         Equity
                                                                                        Fund (1)         Fund (2)         Fund (1)
Investment Income:
        Interest                                                                        $   912           $   304           $    46
        Dividends                                                                          --                  83                45
        Less: Foreign taxes withheld                                                       --                --                  (6)
        Total investment income                                                             912               387                85

Expenses:
        Investment advisory fees                                                            112                65                40
        Investment advisory fees waived                                                     (67)              (22)             --
        Administration fees                                                                  26                15                 7
        Less administration fees waived                                                    --                --                --
        Custody fees                                                                          3                 1                12
        Professional fees                                                                     4                 3                 1
        Printing fees                                                                         2                 1                 1
        Transfer agent fees                                                                   4                 3                 1
        Registration and filing fees                                                         10                 3                 5
        Trustee fees                                                                          1                 1              --
        Pricing fees                                                                          1              --                   7
        Miscellaneous fees                                                                 --                --                   1
        Amortization of deferred organization costs                                        --                   1                 1
        Total expenses                                                                       96                71                76
Net investment income                                                                       816               316                 9
Net realized and unrealized gain (loss) on investments:
        Net realized gain (loss) on investment transactions                                  24               145               (36)
        Net realized gain on forward foreign currency
          contracts and foreign currency transactions                                      --                --                 303
        Net change in unrealized appreciation  on
          investments                                                                        35             1,105             1,038
        Net change in unrealized depreciation on forward
          foreign currency contracts, foreign currency and
          translation of other assets and liabilities in foreign
          currency                                                                         --                --                 (29)
        Total net realized and unrealized gain on investments                                59             1,250             1,276
Net increase in net assets resulting from operations                                    $   875           $ 1,566           $ 1,285


1  Commenced operations on May 15, 1995.
2  Commenced operations on June 26, 1995.

Amounts designated as "-" are either $0 or have been rounded to $0.

    The accompanying notes are an integral part of the financial statements.

Statement of Changes in Net Assets (000)                     THE CONESTOGA FUNDS
For the Period from Inception to September 30, 1995                 (Unaudited)





                                                                        Short-Term                   International
                                                                          Income      Balanced          Equity
                                                                           Fund         Fund             Fund
                                                                         5/15/95       6/26/95         5/15/95
                                                                        to 9/30/95    to 9/30/95      to 9/30/95
Operations:
        Net investment income                                            $    816      $    316      $      9
        Net realized gain on investment and                                    24           145           267
                foreign currency transactions
        Net change in unrealized appreciation of                               35         1,105         1,009
                investments and foreign currency transactions
                Net increase in net assets resulting from operations          875         1,566         1,285

Dividends distributed from:
        Net investment income
                Institutional Class                                          (753)          (65)         --
                Retail Class                                                 --            --            --
                    Total dividends distributed                              (753)          (65)         --

Capital share transactions (1):
        Institutional Class
                Proceeds from shares issued                                46,440        38,915        12,606
                Reinvestment of cash distributions                            752            65          --
                Cost of shares repurchased                                (10,592)       (2,208)         (707)
                Increase in net assets derived from
                 Institutional Class transactions                          36,600        36,772        11,899

        Retail Class
                Proceeds from shares issued                                    11            68             8
                Reinvestment of cash distributions                           --            --            --
                Cost of shares repurchased                                   --            --            --
                Increase in net assets derived from
                 Retail Class transactions                                     11            68             8

                Increase in net assets derived from
                 capital transactions                                      36,611        36,840        11,907

        Net increase in net assets                                         36,733        38,341        13,192

Net Assets:
        Beginning of period                                                  --            --            --
        End of period                                                    $ 36,733      $ 38,341      $ 13,192

(1)     Capital share transactions:
        Institutional Class
                Shares issued                                               4,640         3,866         1,230
                Shares issued in lieu of cash distributions                    75             6          --
                Shares repurchased                                         (1,055)         (216)          (63)
                Total Institutional Class Transactions                      3,660         3,656         1,167

        Retail Class
                Shares issued                                                   1             7             1
                Shares issued in lieu of cash distributions                  --            --            --
                Shares repurchased                                           --            --            --
                Total Retail Class Transactions                                 1             7             1

        Increase in capital shares                                          3,661         3,663         1,168




Amounts designated as "-" are $0 or round to $0.


    The accompanying notes are an integral part of the financial statements.

Financial Highlights                                        THE CONESTOGA FUNDS
For the Period from Inception to September 30, 1995                 (Unaudited)

For a Share Outstanding Throughout the Period

                             Net                           Realized and                           Net                        Net
                            Asset                           Unrealized        Distributions      Asset                     Assets
                            Value             Net            Gains or            from Net        Value                     End of
                           Beginning       Investment        (Losses)           Investment       End          Total        Period
                           of Period         Income        on Investments         Income       of Period      Return        (000)

Short-Term Income Fund
 Institutional
  1995(1)                   $10.00            $0.21            $0.01              $(0.19)        $10.03        2.20%*      $36,722
 Retail
  1995(2)                    10.01             0.19               --               (0.18)         10.02        2.02%*           11


Balanced Fund
 Institutional
  1995(3)                   $10.00            $0.09            $0.40              $(0.02)        $10.47        4.92%*      $38,271
 Retail
  1995(4)                     9.97             0.08             0.44               (0.02)         10.47        5.22%*           70


International Equity Fund
 Institutional
  1995(1)                   $10.00            $0.01            $1.28                $ --         $11.29        12.90%*     $13,184
 Retail
  1995(1)                    10.00              --              1.28                  --          11.28        12.80%*           8






                                                                             Ratio
                                                                            of Net
                                                              Ratio       Investment
                                                 Ratio     of Expenses      Income
                              Ratio             of Net      to Average    to Average
                           of Expenses          Income      Net Assets    Net Assets    Portfolio
                            to Average        to Average    (Excluding    (Excluding     Turnover
                            Net Assets        Net Assets      Waivers)      Waivers)       Rate
Short-Term Income Fund
 Institutional
  1995(1)                      0.63%             5.33%          1.07%        4.89%           3%
 Retail
  1995(2)                      0.88%             5.26%          1.32%        4.80%           3%

Balanced Fund
 Institutional
  1995(3)                      0.82%             1.07%          3.65%        3.40%          16%
 Retail
  1995(4)                      1.07%             1.39%          3.90%        3.23%          16%

International Equity Fund
 Institutional
  1995(1)                      1.87%             0.22%           1.87%       0.22%          18%
 Retail
  1995(1)                      2.07%             0.08%           2.07%       0.08%          18%

* Unannualized Figure

(1) Commenced operations on May 15, 1995. All ratios for the period have been annualized.
(2) Commenced operations on May 17, 1995. All ratios for the period have been annualized.
(3) Commenced operations on June 27, 1995. All ratios for the period have been annualized.
(4) Commenced operations on June 29, 1995. All ratios for the period have been annualized.

    The accompanying notes are an integral part of the financial statements.

Notes to Financial Statements                              THE CONESTOGA FUNDS
September 30, 1995                                                 (Unaudited)

     1. Organization:

     The Conestoga Family of Funds (the "Company") was organized as a Massachusetts business trust under a Declaration of Trust dated August 1, 1989. The Company is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company with eleven funds: the U.S. Treasury Securities Fund, the Cash Management Fund, the Tax-Free Fund (collectively "the Money Market Funds"), the Intermediate Income Fund, the Bond Fund, the Pennsylvania Tax-Free Bond Fund, the Short-Term Income Fund (collectively "the Fixed Income Funds"), the Equity Fund, the Special Equity Fund, the Balanced Fund, and the International Equity Fund (collectively "the Equity Funds"). The assets of each Fund are segregated, and a shareholder's interest is limited to the Fund in which shares are held. The Company is registered to offer two classes: Institutional and Retail. Each Fund is authorized to issue an unlimited number of shares of either class which are units of beneficial interest with a par value of $.001 per share. Each share represents an equal proportionate interest in a Fund with other shares of the same class.

     These financial statements are for the Short-Term Income Fund and the International Equity Fund which commenced operations on May 15, 1995, and the Balanced Fund which commenced operations on June 26, 1995.

     2. Significant Accounting Policies:

     The following is a summary of significant accounting policies followed by the Company. These policies arc in conformity with generally accepted accounting principals.

     Security Valuation - Investments in equity securities which are traded on a national securities exchange (or reported on NASDAQ national market system) are stated at the last quoted sales price -- if readily available for such equity securities -- on each business day. If there is no such reported sale, these securities, and unlisted securities for which market quotations are readily available, are valued at the most recently quoted bid price.

     Debt obligations exceeding 60 days to maturity for which market quotations are readily available are valued at the most recently quoted bid price. Debt obligations with 60 days or less until maturity may be valued either at the most recently quoted bid price or at their amortized cost.

     Investment securities held by the Money Market Funds are stated at amortized cost which approximates market value. Under the amortized cost method, any discount or premium is amortized ratably to the maturity of the security and is included in interest income.

     Foreign securities in the International Equity Fund are valued based upon quotations from the primary market in which they are traded.


     Federal Income Taxes - It is each Fund's intention to qualify as a regulated investment company by complying with the appropriate provisions of the Internal Revenue Code of 1986, as amended. Accordingly, no provisions for Federal income taxes are required in the accompanying financial statements.

     Security Transactions and Investment Income- Security transactions are accounted for on the trade date of the security purchase or sale. Dividend income is recognized on ex-dividend date, and interest income is recognized on an accrual basis and includes, where applicable, the pro rata amortization of premium or accretion of discount. The cost used in determining net realized capital gains and losses on the sale of securities are those of the specific securities sold, adjusted for the accretion and amortization of purchase discounts and premiums during the respective holding period. Purchase discounts and premiums on securities held by the Equity and Fixed Income Funds are accreted and amortized to maturity using the scientific interest method, which approximates the effective interest method.

     Repurchase Agreements - Securities pledged as collateral for repurchase agreements are held by the custodian bank until the respective agreements mature. Provisions of the repurchase agreements ensure that the market value of the collateral, including accrued interest thereon, is sufficient in the event of default of the counterparty. If the counterparty defaults and the value of the collateral declines or if the counterparty enters an insolvency proceeding, realization of the collateral by the Funds may be delayed or limited.

     Net Asset Value Per Share- The net asset value per share of each class of each Fund is calculated on each business day. In general, it is computed by dividing the assets of each class of each Fund, less its liabilities, by the number of outstanding shares of the respective class of the Fund. The maximum offering price per share for Retail shares of the Equity and Bond Funds is equal to the net asset value per share plus a sales load of 2.00%.

     Foreign Currency Translation- The books and records of the International Equity Fund are maintained in U.S. dollars on the following basis:

      (I) market value of investment securities, assets and liabilities at the current rate of exchange; and

     (II) purchases and sales of investment securities, income and expenses at the relevant rates of exchange prevailing on the respective dates of such transactions. The International Equity Fund does not isolate that portion of gains and losses on investments in equity securities which is due to changes in the foreign exchange rates from that which is due to change in market prices of equity securities.

     The International Equity Fund reports certain foreign currency related transactions as components of realized gains for financial reporting purposes, whereas such components are treated as ordinary income for Federal income tax purposes.

     Forward Foreign Currency Contracts-The International Equity Fund enters into forward foreign currency contracts as hedges against either specific transactions or fund positions. The aggregate principal amount of the contracts are not recorded as the International Equity Fund intends to settle the contracts prior to delivery. All commitments are "marked-to-market" daily at the applicable foreign exchange rate and any resulting unrealized gains or losses are recorded currently. The International Equity Fund realizes gains or losses at the time the forward contracts are extinguished. Unrealized gains or losses on outstanding positions in forward foreign currency contracts held at the close of the year will be recognized as ordinary income or loss for Federal income tax purposes.

     Maturity Dates- Certain variable rate and floating rate securities are subject to "maturity shortening" devices such as put or demand features. Under Rule 2a-7 of the Investment Company Act of 1940 (the "1940 Act"), as amended, these securities are deemed to have maturities shorter than the ultimate maturity dates. Accordingly, the maturity dates reflected in the Statement of Net Assets are the shorter of the effective demand/put date or the ultimate maturity date.

     Classes- Class-specific expenses are borne by that class. Income, expenses, and realized and unrealized gains & losses are allocated to their respective classes on the basis of relative daily net assets.

     Other-Distributions from net investment income for the Equity and Fixed Income Funds are declared and paid to shareholders on a periodic basis. Distributions from net investment income for the Money Market Funds are declared daily and paid to shareholders monthly. Any net realized capital gains are distributed to shareholders at least annually.

     3. Administration and Distribution Agreements

     The Company and SEI Financial Management Corporation (the "Administrator") are parties to an administration agreement (the "Administration Agreement") dated May 1, 1995. Under the terms of the Administration Agreement the Administrator is entitled to a fee calculated daily and paid monthly at an annual rate of .17% of the average daily net assets of each Fund. Prior to May 1, 1995, The Winsbury Company ("Winsbury") served as the Administrator to the Company and was entitled to a fee calculated daily and paid monthly at the annual rate of .20% of the average daily net assets of each Fund.

     The Retail Shares of the Company have adopted a distribution and services plan (the "Distribution Plan") pursuant to rule 12b-1 under the 1940 Act. As provided in the Distribution Plan, each Fund is authorized to pay or reimburse the distributor for certain expenses that are incurred in connection with shareholder and distribution services in an amount not to exceed on an annual basis .40% of the average daily net assets of the Retail Shares of the Funds. The Company and SEI Financial Services Company (the "Distributor"), wholly-owned subsidiary of SEI Corporation and a registered broker-dealer, are parties to a distribution agreement (the "Distribution Agreement") dated May 1, 1995. Under the terms of the Distribution Agreement, the Distributor receives no fees for its Institutional Class distribution services, and is entitled to receive fees as set forth in the Distribution Plan for services performed and expenses assumed under the Distribution Agreement as to the Retail Shares of the Funds. Prior to May 1, 1995 Winsbury served as Distributor to the Company and was entitled to receive commissions earned on sales of shares of the Equity and Fixed Income Funds. For the six months ended April 30, 1995, Winsbury received $7,736 from commissions earned on sales of shares of the Equity and Fixed Income funds, of which $261 was reallowed to Meridian Securities Inc., and affiliate of Meridian Banccorp, and an investment dealer of the Funds.

     4. Organizational Costs and Transactions with Affiliates
     Organizational costs have been capitalized by the Company and are being, or were, amortized on a straight line basis over a maximum of sixty months following commencement of operations. In the event any of the initial shares of the Company are redeemed by any holder thereof during the period that the Company is amortizing its organizational costs, the redemption proceeds payable to the holder thereof by the Company will be reduced by the unamortized organizational cost in the same ratio as the number of initial shares being redeemed bears to the number of initial shares outstanding at the time of redemption.

     Certain officers of the Company are also officers of the Administrator and/or SEI Financial Services Company (the " Distributor"). Such officers are paid no fees by the Company for serving as officers of the Company.

     5. Investment Advisory Agreements

     Investment advisory services are provided to the Company by Meridian Investment Company ("Meridian"), a subsidiary of Meridian Bancorp, Inc.. Under the terms of the investment advisory agreements, Meridian is entitled to receive fees based on a percentage of each Fund's average daily net assets at an annual rate of 0.74% for the Short-Term Income Fund, 0.75% for the Balanced Fund and 1.00% for the International Equity Fund.

     Pursuant to the Company's investment advisory agreement for the International Equity Fund, Meridian has retained Malvin & Palmer Associatcs, Inc. ("Malvin & Palmer") as Sub-Advisor to such- Fund pursuant to a Sub-Investment Advisory Agreement. For its services under such Sub-Investment Advisory Agreement, Malvin & Palmer is paid a monthly fee by Meridian calculated on an annual basis equal to .75 % of the first $100 million of the International Equity Fund's average daily net assets, .70 % of the second $100 million of the International Equity Fund's average daily net assets, .65 % of the third $ 100 million of the International Equity Fund's average daily net assets, and .60% of the International Equity Fund's average daily net assets in excess of $300 million.

     6. Investment Transactions

     The cost of security purchases and the proceeds from security sales, excluding short-term investments, for the period ended September 30, 1995 were as follows:


                                Short-Term Income    Balanced    International Equity
Purchases                          $18,058,051      $28,910,273      $13,369,128
Sales                                        0       11,396,499        1,767,226
US Govt. Purchases                           0                0                0
US Govt Sales                        1,192,868                0                0


     At September 30, 1995, the total cost of securities and net realized gains or losses on securities sold for Federal income tax purposes was not materially different from amounts reported for financial reporting purposes. The aggregate gross unrealized appreciation and depreciation for securities held by the Equity and Fixed Income Funds at September 30, 1995 was as follows:


                                 Short-Term Income    Balanced    International Equity
Aggregate gross
unrealized appreciation             $    55,826     $ 1,354,707     $ 1,582,129
Aggregate gross
unrealized depreciation                 (20,825)       (249,975)       (544,404)
Net unrealized
appreciation/(depreciation)         $    34,821     $ 1,104,732      $l,037,725



     7. Forward Foreign Currency Contracts:

     The International Equity Fund may enter into forward foreign currency exchange contracts as hedges against fund positions. Such contracts, which may protect the value of the Fund's investment securities against a decline in the value of currency, do not eliminate fluctuations in the underlying prices of the securities. They simply establish an exchange rate at a future date. Also, although such contracts tend to minimize the risk of loss due to a decline in the value of a hedged currency, at the same time they tend to limit any potential gain that might be realized should the value of such foreign currency increase.

     The following forward foreign currency contracts in the International Equity Fund were outstanding at September 30, 1995:


Foreign Currency   Settlement          Currency     Contracts to    In Exchange   Net Unrealized
Sales               Date                            Deliver FX      For $ (000)    Appreciation /
                                                      (000)                         Depreciation
                                                                                       (000)
                   10/4/95                CH            380             312            (17)
                   10/4/95                CH             50              41             (2)
                   10/27/95               CH            280             246              4
                   10/4/95                DM            280             190             (6)
                   10/4/95                DM             50              34             (1)
                   10/4/95                DM             30              20             (1)
                   10/27/95               DM            230             163              2
                   10/4/95                FI          1,960             447            (12)
                   10/27/95               FI          1,230             288              0
                   10/4/95                FF            720             143             (3)
                   10/27/95               FF            460              93              0
                   10/5/95                UC             34              54              0
                   10/4/95                UK            530             819            (18)
                   10/27/95               UK            380             600
                   10/4/95                JP        296,090           3,056             66
                   10/4/95                JP         23,070             225             (8)
                   10/4/95                JP        131,840           1,313            (18)
                   10/27/95               JP        156,240           1,590              6
                   10/3/95                NG             39              24              0
                   10/4/95                NG            490             298             (8)
                   10/4/95                NG             90              54             (2)
                   10/4/95                NG             70              43             (1)
                   10/27/95               NG            460             290              2
                   10/4/95                NO            810             125             (4)
                   10/27/95               NO            510              82
                   10/4/95                SK          8,720           1,183            (75)
                   10/27/95               SK          3,700             524             (8)
 .                                                                 $  12,258      $    (102)



Foreign Currency   10/4/95                AD             32              24              0
Purchases
                   10/4/95                CH            150             132             (2)
                   10/4/95                CH            230             202             (3)
                   10/4/95                CH             50              44             (1)
                   10/4/95                CH             26              23              0
                   10/4/95                DM            130              91              0
                   10/4/95                DM            150             106             (1)
                   10/4/95                DM             50              35              0
                   10/4/95                DM             30              21              0
                   10/4/95                FI            730             171              0
                   10/4/95                FI          1,230             288              0
                   10/4/95                FI            282              65              1
                   10/4/95                FF            260              53              0
                   10/4/95                FF            460              94              0
                   10/4/95                UK            150             237              0
                   10/4/95                UK            380             600             (1)
                   10/3/95                UK             73             115              0
                   10/4/95                JP         64,790             621             33
                   10/4/95                JP          8,200             846             45
                   10/4/95                JP        143,100           1,452             (7)
                   10/4/95                JP         23,070             234             (1)
                   10/4/95                JP        131,840           1,337             (6)
                   10/2/95                JP         49,039             495              0
                   10/3/95
                   10/6/95                MR             74              30              0
                   10/4/95                NG            190             119              0
                   10/4/95                NG            300             189             (2)
                   10/4/95                NG             90              57             (1)
                   10/4/95                NG             70              44              0
                   10/4/95                NO            280              45              0
                   10/4/95                NO            530              85             (1)
                   10/4/95                SK          3,030             422             15
                   10/4/95                SK          2,030             288              4
                   10/4/95                SK          3,660             520              8
                   10/2/95                TB          1,644              66              0
                                                                    $19,151            $80


Currency Legend
CH   Switzerland
DM   Germany
FI   Finnish Mark
FF   French Franc
JP   Japanese Yen
NG   Netherland Guilder
NO   Norwegian Krona
SK   Swedish Krona
TB   Thailand Baht
UK   British Sterling Pound

                                   APPENDIX A


Commercial Paper Ratings

                  A Standard & Poor's commercial paper rating is a current assessment of the likelihood of timely payment of debt considered short-term in the relevant market. The following summarizes the rating categories used by Standard and Poor's for commercial paper:

                  "A-1" - Issue's degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted "A-1+."

                  "A-2" - Issue's capacity for timely payment is satisfactory. However, the relative degree of safety is not as high as for issues designated "A-1."

                  "A-3" - Issue has an adequate capacity for timely payment. It is, however, somewhat more vulnerable to the adverse effects of changes and circumstances than an obligation carrying a higher designation.

                  "B" - Issue has only a speculative capacity for timely payment.

                  "C" - Issue has a doubtful capacity for payment.

                  "D" - Issue is in payment default.


                  Moody's commercial paper ratings are opinions of the ability of issuers to repay punctually promissory obligations not having an original maturity in excess of 9 months. The following summarizes the rating categories used by Moody's for commercial paper:

                  "Prime-1" - Issuer or related supporting institutions are considered to have a superior capacity for repayment of short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by the following characteristics: leading market positions in well established industries; high rates of return on funds employed; conservative capitalization structures with moderate reliance on debt and ample asset protection; broad margins in earning coverage of fixed financial charges and high internal cash generation; and well established access to a range of financial markets and assured sources of alternate liquidity.

                  "Prime-2" - Issuer or related supporting institutions are considered to have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternative liquidity is maintained.

                  "Prime-3" - Issuer or related supporting institutions have an acceptable capacity for repayment of short-term promissory obligations. The effects of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and the requirement for relatively high financial leverage. Adequate alternate liquidity is maintained.

                  "Not Prime" - Issuer does not fall within any of the Prime rating categories.


                  The three rating categories of Duff & Phelps for investment grade commercial paper and short-term debt are "D-1," "D-2" and "D-3." Duff & Phelps employs three designations, "D-1+," "D-1" and "D-1-," within the highest rating category. The following summarizes the rating categories used by Duff & Phelps for commercial paper:

                  "D-1+" - Debt possesses highest certainty of timely payment. Short-term liquidity, including internal operating factors and/or access to alternative sources of funds, is outstanding, and safety is just below risk-free U.S. Treasury short-term obligations.

                  "D-1" - Debt possesses very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are minor.

                  "D-1-" - Debt possesses high certainty of timely payment. Liquidity factors are strong and supported by good fundamental protection factors. Risk factors are very small.

                  "D-2" - Debt possesses good certainty of timely payment. Liquidity factors and company fundamentals are sound. Although ongoing funding needs may enlarge total financing requirements, access to capital markets is good. Risk factors are small.

                  "D-3" - Debt possesses satisfactory liquidity, and other protection factors qualify issue as investment grade. Risk factors are larger and subject to more variation. Nevertheless, timely payment is expected.

                  "D-4" - Debt possesses speculative investment characteristics. Liquidity is not sufficient to ensure against disruption in debt service. Operating factors and market access may be subject to a high degree of variation.

                  "D-5" - Issuer has failed to meet scheduled principal and/or interest payments.


                  Fitch short-term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years. The following summarizes the rating categories used by Fitch for short-term obligations:

                  "F-1+" - Securities possess exceptionally strong credit quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

                  "F-1" - Securities possess very strong credit quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated "F-1+."

                  "F-2" - Securities possess good credit quality. Issues assigned this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as the "F- 1+" and "F-1" categories.

                  "F-3" - Securities possess fair credit quality. Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate; however, near-term adverse changes could cause these securities to be rated below investment grade.

                  "F-S" - Securities possess weak credit quality. Issues assigned this rating have characteristics suggesting a minimal degree of assurance for timely payment and are vulnerable to near-term adverse changes in financial and economic conditions.

                  "D" - Securities are in actual or imminent payment default.

                  Fitch may also use the symbol "LOC" with its short-term ratings to indicate that the rating is based upon a letter of credit issued by a commercial bank.


                  Thomson BankWatch short-term ratings assess the likelihood of an untimely or incomplete payment of principal or interest of unsubordinated instruments having a maturity of one year or less which is issued by United States commercial banks, thrifts and non-bank banks; non-United States banks; and broker-dealers. The following summarizes the ratings used by Thomson
BankWatch:

                  "TBW-1" - This designation represents Thomson BankWatch's highest rating category and indicates a very high degree of likelihood that principal and interest will be paid on a timely basis.

                  "TBW-2" - This designation indicates that while the degree of safety regarding timely payment of principal and interest is strong, the relative degree of safety is not as high as for issues rated "TBW-1."

                  "TBW-3" - This designation represents the lowest investment grade category and indicates that while the debt is more susceptible to adverse developments (both internal and external) than obligations with higher ratings, capacity to service principal and interest in a timely fashion is considered adequate.

                  "TBW-4" - This designation indicates that the debt is regarded as non-investment grade and therefore speculative.


                  IBCA assesses the investment quality of unsecured debt with an original maturity of less than one year which is issued by bank holding companies and their principal bank subsidiaries. The following summarizes the rating categories used by IBCA for short-term debt ratings:

                  "A1+" - Obligations supported by the highest capacity for timely repayment.

                  "A1" - Obligations are supported by a strong capacity for timely repayment.

                  "A2" - Obligations are supported by a satisfactory capacity for timely repayment, although such capacity may be susceptible to adverse changes in business, economic or financial conditions.

                  "A3" - Obligations are supported by a satisfactory capacity for timely repayment. Such capacity is more susceptible to adverse changes in business, economic or financial conditions than for obligations in higher categories.

                  "B" - Obligations for which the capacity for timely repayment is susceptible to adverse changes in business, economic or financial conditions.

                  "C" - Obligations for which there is an inadequate capacity to ensure timely repayment.

                  "D" - Obligations which have a high risk of default or which are currently in default.

Corporate and Municipal Long-Term Debt Ratings

                  The following summarizes the ratings used by Standard & Poor's for corporate and municipal debt:

                  "AAA" - This designation represents the highest rating assigned by Standard & Poor's to a debt obligation and indicates an extremely strong capacity to pay interest and repay principal.

                  "AA" - Debt is considered to have a very strong capacity to pay interest and repay principal and differs from AAA issues only in small degree.

                  "A" - Debt is considered to have a strong capacity to pay interest and repay principal although such issues are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories.

                  "BBB" - Debt is regarded as having an adequate capacity to pay interest and repay principal. Whereas such issues normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher-rated categories.

                  "BB," "B," "CCC," "CC" and "C" - Debt is regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. "BB" indicates the lowest degree of speculation and "C" the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

                  "BB" - Debt has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. The "BB" rating category is also used for debt subordinated to senior debt that is assigned an actual or implied "BBB-" rating.

                  "B" - Debt has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial or economic conditions will likely impair capacity or willingness to pay interest and repay principal. The "B" rating category is also used for debt subordinated to senior debt that is assigned an actual or implied "BB" or "BB-" rating.

                  "CCC" - Debt has a currently identifiable vulnerability to default, and is dependent upon favorable business, financial and economic conditions to meet timely payment of interest and repayment of principal. In the event of adverse business, financial or economic conditions, it is not likely to have the capacity to pay interest and repay principal. The "CCC" rating category is also used for debt subordinated to senior debt that is assigned an actual or implied "B" or "B-" rating.

                  "CC" - This rating is typically applied to debt subordinated to senior debt that is assigned an actual or implied "CCC" rating.

                  "C" - This rating is typically applied to debt subordinated to senior debt which is assigned an actual or implied "CCC-" debt rating. The "C" rating may be used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued.

                  "CI" - This rating is reserved for income bonds on which no interest is being paid.

                  "D" - Debt is in payment default. This rating is used when interest payments or principal payments are not made on the date due, even if the applicable grace period has not expired, unless S & P believes such payments will be made during such grace period. "D" rating is also used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

                  PLUS (+) OR MINUS (-) - The ratings from "AA" through "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

                  "r" - This rating is attached to highlight derivative, hybrid, and certain other obligations that S & P believes may experience high volatility or high variability in expected returns due to non-credit risks. Examples of such obligations are: securities whose principal or interest return is indexed to equities, commodities, or currencies; certain swaps and options; and interest only and principal only mortgage securities.

         The following summarizes the ratings used by Moody's for corporate and municipal long-term debt:

                  "Aaa" - Bonds are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

                  "Aa" - Bonds are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in "Aaa" securities.

                  "A" - Bonds possess many favorable investment attributes and are to be considered as upper medium-grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

                  "Baa" - Bonds considered medium-grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

                  "Ba," "B," "Caa," "Ca," and "C" - Bonds that possess one of these ratings provide questionable protection of interest and principal ("Ba" indicates some speculative elements; "B" indicates a general lack of characteristics of desirable investment; "Caa" represents a poor standing; "Ca" represents obligations which are speculative in a high degree; and "C" represents the lowest rated class of bonds). "Caa," "Ca" and "C" bonds may be in default.

                  Con. (---) - Bonds for which the security depends upon the completion of some act or the fulfillment of some condition are rated conditionally. These are bonds secured by (a) earnings of projects under construction, (b) earnings of projects unseasoned in operation experience, (c) rentals which begin when facilities are completed, or (d) payments to which some other limiting condition attaches. Parenthetical rating denotes probable credit stature upon completion of construction or elimination of basis of condition.

                  Moody's applies numerical modifiers 1, 2 and 3 in each generic classification from "Aa" to "B" in its bond rating system. The modifier 1 indicates that the issuer ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issuer ranks at the lower end of its generic rating category.


                  The following summarizes the long-term debt ratings used by Duff & Phelps for corporate and municipal long-term debt:

                  "AAA" - Debt is considered to be of the highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

                  "AA" - Debt is considered of high credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

                  "A" - Debt possesses protection factors which are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

                  "BBB" - Debt possesses below average protection factors but such protection factors are still considered sufficient for prudent investment. Considerable variability in risk is present during economic cycles.

                  "BB," "B," "CCC," "DD," and "DP" - Debt that possesses one of these ratings is considered to be below investment grade. Although below investment grade, debt rated "BB" is deemed likely to meet obligations when due. Debt rated "B" possesses the risk that obligations will not be met when due. Debt rated "CCC" is well below investment grade and has considerable uncertainty as to timely payment of principal, interest or preferred dividends. Debt rated "DD" is a defaulted debt obligation, and the rating "DP" represents preferred stock with dividend arrearages.

                  To provide more detailed indications of credit quality, the "AA," "A," "BBB," "BB" and "B" ratings may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within these major categories.


                  The following summarizes the highest four ratings used by Fitch for corporate and municipal bonds:

                  "AAA" - Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

                  "AA" - Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA." Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated "F-1+."

                  "A" - Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

                  "BBB" - Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have an adverse impact on these bonds, and therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

                  "BB," "B," "CCC," "CC," "C," "DDD," "DD," and "D" - Bonds that possess one of these ratings are considered by Fitch to be speculative investments. The ratings "BB" to "C" represent Fitch's assessment of the likelihood of timely payment of principal and interest in accordance with the terms of obligation for bond issues not in default. For defaulted bonds, the rating "DDD" to "D" is an assessment of the ultimate recovery value through reorganization or liquidation.

                  To provide more detailed indications of credit quality, the Fitch ratings from and including "AA" to "C" may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within these major rating categories.


                  IBCA assesses the investment quality of unsecured debt with an original maturity of more than one year which is issued by bank holding companies and their principal bank subsidiaries. The following summarizes the rating categories used by IBCA for long-term debt ratings:

                  "AAA" - Obligations for which there is the lowest expectation of investment risk. Capacity for timely repayment of principal and interest is substantial such that adverse changes in business, economic or financial conditions are unlikely to increase investment risk substantially.

                  "AA" - Obligations for which there is a very low expectation of investment risk. Capacity for timely repayment of principal and interest is substantial. Adverse changes in business, economic or financial conditions may increase investment risk albeit not very significantly.

                  "A" - Obligations for which there is a low expectation of investment risk. Capacity for timely repayment of principal and interest is strong, although adverse changes in business, economic or financial conditions may lead to increased investment risk.

                  "BBB" - Obligations for which there is currently a low expectation of investment risk. Capacity for timely repayment of

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principal and interest is adequate, although adverse changes in business, economic or financial conditions are more likely to lead to increased investment risk than for obligations in higher categories.

                  "BB," "B," "CCC," "CC," and "C" - Obligations are assigned one of these ratings where it is considered that speculative characteristics are present. "BB" represents the lowest degree of speculation and indicates a possibility of investment risk developing. "C" represents the highest degree of speculation and indicates that the obligations are currently in default.

                  IBCA may append a rating of plus (+) or minus (-) to a rating to denote relative status within major rating categories.


                  Thomson BankWatch assesses the likelihood of an untimely repayment of principal or interest over the term to maturity of long term debt and preferred stock which are issued by United States commercial banks, thrifts and non-bank banks; non-United States banks; and broker-dealers. The following summarizes the rating categories used by Thomson BankWatch for long-term debt ratings:

                  "AAA" - This designation represents the highest category assigned by Thomson BankWatch to long-term debt and indicates that the ability to repay principal and interest on a timely basis is extremely high.

                  "AA" - This designation indicates a very strong ability to repay principal and interest on a timely basis with limited incremental risk compared to issues rated in the highest category.

                  "A" - This designation indicates that the ability to repay principal and interest is strong. Issues rated "A" could be more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.

                  "BBB" - This designation represents Thomson BankWatch's lowest investment grade category and indicates an acceptable capacity to repay principal and interest. Issues rated "BBB" are, however, more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.

                  "BB," "B," "CCC," and "CC," - These designations are assigned by Thomson BankWatch to non-investment grade long-term debt. Such issues are regarded as having speculative characteristics regarding the likelihood of timely payment of principal and interest. "BB" indicates the lowest degree of speculation and "CC" the highest degree of speculation.

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                  "D" - This designation indicates that the long-term debt
is in default.

                  PLUS (+) OR MINUS (-) - The ratings from "AAA" through "CC" may include a plus or minus sign designation which indicates where within the respective category the issue is placed.


Municipal Note Ratings

                  A Standard and Poor's rating reflects the liquidity concerns and market access risks unique to notes due in three years or less. The following summarizes the ratings used by Standard & Poor's Ratings Group for municipal notes:

                  "SP-1" - The issuers of these municipal notes exhibit very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics are given a plus (+) designation.

                  "SP-2" - The issuers of these municipal notes exhibit satisfactory capacity to pay principal and interest.

                  "SP-3" - The issuers of these municipal notes exhibit speculative capacity to pay principal and interest.


                  Moody's ratings for state and municipal notes and other short-term loans are designated Moody's Investment Grade ("MIG") and variable rate demand obligations are designated Variable Moody's Investment Grade ("VMIG"). Such ratings recognize the differences between short-term credit risk and long-term risk. The following summarizes the ratings by Moody's Investors Service, Inc.
for short-term notes:

                  "MIG-1"/"VMIG-1" - Loans bearing this designation are of the best quality, enjoying strong protection by established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

                  "MIG-2"/"VMIG-2" - Loans bearing this designation are of high quality, with margins of protection ample although not so large as in the preceding group.

                  "MIG-3"/"VMIG-3" - Loans bearing this designation are of favorable quality, with all security elements accounted for but lacking the undeniable strength of the preceding grades. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.

                  "MIG-4"/"VMIG-4" - Loans bearing this designation are of adequate quality, carrying specific risk but having protection

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commonly regarded as required of an investment security and not distinctly or predominantly speculative.

                  "SG" - Loans bearing this designation are of speculative quality and lack margins of protection.


                  Fitch and Duff & Phelps use the short-term ratings described under Commercial Paper Ratings for municipal notes.

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